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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Ford Motor Credit Company
(Exact name of registrant as specified in its charter)

Delaware	6159	38-1612444
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
One American Road
Dearborn, Michigan 48126
(313) 322-3000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Stacy P. Thomas
Assistant Secretary
Ford Motor Credit Company
One American Road
Dearborn, Michigan 48126
(313) 594-9877
(Address, including zip code, and telephone number, including area code, of agent for service)
With copies to:

Louis J. Ghilardi Managing Counsel Ford Motor Company One American Road Dearborn, Michigan 48126 (313) 323-0450	Lisa L. Jacobs Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022-6069 (212) 848-4000
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum Offering	Maximum
Title of Each Class of	Amount to be	Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Security(1)	Price(1)	Registration Fee

9.75% Notes due September 15, 2010	$1,520,671,000	100%	$1,520,671,000	$162,711.80

Floating Rate Notes due June 15, 2011	$1,044,646,000	100%	$1,044,646,000	$111,777.12

Total	$2,565,317,000	100%	$2,565,317,000	$274,488.92(2)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.

(2)	Of which $100,000 is offset, pursuant to Rule 457 (p) under the Securities Act, against filing fees previously paid by the registrant in connection with Registration Statement No. 333-75234 filed in March 2002.
    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2006
Ford Motor Credit Company
Offer to Exchange
       Ford Motor Credit Company, or “Ford Credit,” hereby offers, on the terms and subject to the conditions described in this prospectus, to exchange its 9.75% Notes due September 15, 2010 (the “old fixed rate notes”) and its Floating Rate Notes due June 15, 2011 (the “old floating rate notes” and, together with the old fixed rate notes, the “old notes”), both issued on June 5, 2006 in a transaction that was exempt from registration under Rule 144A and Regulation S issued under the Securities Act of 1933, as amended, referred to hereafter as the “Securities Act”. This offer is referred to hereafter as the “exchange offer.”
      The old fixed rate notes will be exchanged for new 9.75% Notes due September 15, 2010 (the “new fixed rate notes”) and the old floating rate notes will be exchanged for new Floating Rate Notes due June 15, 2011 (the “new floating rate notes” and, together with the new fixed rate notes, the “new notes”). The form and terms of each series of the new notes are identical in all material respects to the form and terms of the corresponding series of old notes except that the new notes have been registered under the Securities Act and, therefore, generally will be freely tradeable. The new notes will bear a different CUSIP number than the old notes and will not entitle their holders to registration rights.
      The new notes will be unsecured senior obligations of Ford Credit. The notes will rank equally with all of the unsecured and unsubordinated indebtedness of Ford Credit (parent company only).

•	Our offer to exchange old notes for notes will be open until 5:00 p.m., New York City time, on , 2006, unless we extend the offer.

•	All old notes that are validly tendered and not validly withdrawn will be exchanged.

•	Tenders of outstanding old notes may be withdrawn any time prior to 5:00 p.m., New York City time, on , 2006, referred to hereafter as the exchange offer “expiration date.”

•	Notes will be issued in exchange for an equal principal amount of outstanding old notes accepted in the exchange offer. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain customary conditions set forth herein. See “The Exchange Offer — Conditions.”

•	We will not receive any proceeds from the exchange offer.

•	No public market currently exists for the new notes and we do not intend to apply for their listing on any securities exchange or to arrange for them to be quoted on any quotation system.

•	Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days following the consummation of the exchange offer, we will use our reasonable best efforts to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
          See “Risk Factors” beginning on page 9 for a discussion of certain risks that you should consider in connection with tendering your old notes in the exchange offer.
The date of this prospectus is                     , 2006

Page

Summary	1
Risk Factors	8
Forward-Looking Statements	10
Ratio of Earnings to Fixed Charges	10
Where You Can Find More Information	10
The Exchange Offer	11
Description of the New Notes	19
Certain U.S. Federal Income Tax Considerations	25
Plan of Distribution	30
Legal Opinions	31
Independent Registered Public Accounting Firm	31
Opinion of Stacy P. Thomas
Letter from PricewaterhouseCoopers LLP
Consent of PricewaterhouseCoopers LLP
Powers of Attorney
Statement of Eligibillity on Form T-1

      You should rely only on the information contained or incorporated by reference in this prospectus. No one is authorized to provide you with different information.
      Each holder of old notes wishing to accept this exchange offer must deliver the old notes to be exchanged, together with the Letter of Transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of old notes by book-entry transfer into the exchange agent’s account at The Depository Trust Company. All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called “The Exchange Offer” in this prospectus and in the accompanying Letter of Transmittal.
      The new notes will be offered only in connection with the exchange offers and are not being offered in any jurisdiction where the exchange offers are not permitted.
      Each broker-dealer registered as such under the Securities Exchange Act of 1934, as amended the “Exchange Act”), that receives new notes for its own account pursuant to the offering made by this prospectus must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Exchange Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such new notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Ford Credit has agreed that, starting on the expiration date (as defined herein) and ending on the close of business 180 days after the expiration date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
      You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

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SUMMARY
      This section summarizes the material terms of the exchange offer. Because it is a summary, it does not contain all the information that you should consider before investing and should be read in conjunction with the more detailed description of the exchange offer below under the heading “The Exchange Offer” and the financial information and consolidated financial statements (including the notes thereto) included and incorporated by reference in this prospectus. In particular, prospective purchasers should carefully consider the information set forth under “Forward Looking Statements” and “Risk Factors.”
Ford Motor Credit Company
      Ford Credit was incorporated in Delaware in 1959 and is an indirect, wholly owned subsidiary of Ford.
      Ford Credit offers a wide variety of automotive financing products to and through automotive dealers throughout the world. Ford Credit’s primary financing products fall into three categories:

•	Retail financing — purchasing retail installment sale contracts and retail lease contracts from dealers, and offering financing to commercial customers, primarily vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets;

•	Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing; and

•	Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase and finance dealership real estate.
      Ford Credit also services the finance receivables and leases it originates and purchases, makes loans to Ford affiliates, purchases certain receivables of Ford and its subsidiaries and provides insurance services related to Ford Credit’s financing programs.
      Ford Credit earns its revenue primarily from:

•	Payments made under retail installment sale contracts and retail leases that it purchases, including interest supplements and other support payments from Ford on special-rate retail financing programs;

•	Investment and other income related to sold receivables; and

•	Payments made under wholesale and other dealer loan financing programs.
      Ford Credit conducts its financing operations directly and through its subsidiaries and affiliates. Ford Credit offers substantially similar products and services throughout many different regions, subject to local legal restrictions and market conditions. Ford Credit divides its business segments based on geographic regions: a North America Segment and an International Segment. The North America Segment includes its operations in the United States and Canada. The International Segment includes its operations in all other countries in which it does business directly and indirectly.

North America Segment
      Ford Credit does business in all 50 states of the United States and in all provinces in Canada. Its United States operations accounted for 67% and 68% of its total managed receivables at year-end 2005 and 2004, respectively, and its Canadian operations accounted for about 8% and 7% of its total managed receivables in 2005 and 2004, respectively. Managed receivables include receivables sold in off-balance sheet securitizations and exclude receivables sold in whole-loan sale transactions.

      In the United States and Canada, under the Ford Credit brand name, Ford Credit provides financing services to and through dealers of Ford, Lincoln and Mercury brand vehicles and non-Ford vehicles also sold by these dealers and their affiliates. Ford Credit provides similar financial services under the Jaguar, Land Rover, Mazda and Volvo brand names to and through Jaguar, Land Rover, Mazda, Volvo and Aston Martin dealers, respectively.

International Segment
      Ford Credit’s International segment includes operations in three main regions: Europe, Asia-Pacific and Latin America. Ford Credit’s Europe region is its largest international operation, accounting for 18% and 19% of its total managed receivables at year-end 2005 and 2004, respectively. Within the International segment, our Europe region accounted for 74% and 77%, respectively, of our managed receivables at year-end 2005 and 2004, respectively. Most of Ford Credit’s European operations are managed through a U.K.-based subsidiary, FCE Bank plc, which operates in the United Kingdom and operates branches in 15 other European countries. In addition, FCE Bank plc has subsidiaries in the United Kingdom, Finland, Hungary, Poland and the Czech Republic that provide wholesale, leasing and retail vehicle financing.
      In Ford Credit’s largest European markets, Germany and the United Kingdom, FCE offers most products and services under the Ford Credit/ Bank, Volvo Car Finance, Land Rover Financial Services, Jaguar Financial Services and Mazda Credit/ Bank brands. FCE generates most of Ford Credit’s European revenue and contract volume from Ford Credit/ Bank brand products and services. FCE, through its Worldwide Trade Financing division, provides financing to dealers in countries where typically there is no established local Ford presence. In addition, other private label operations and outsourcing arrangements are in place in several markets in Central and Eastern Europe. Ford Credit also offers financing in Germany and Sweden for Volvo brand vehicles through Volvo Auto Finanz Service Deutschland GmbH and Volvo Finans, a joint venture with Swedish Volvo dealers. Ford Credit also has joint ventures in South Africa and Saudi Arabia that provide wholesale, leasing and retail vehicle financing.
      In the Asia-Pacific region, Ford Credit operates in Australia, Japan, Taiwan, Thailand, New Zealand and China. The China Banking Regulatory Commission approved our final application to provide auto financing in China during the second quarter of 2005. Ford Credit has joint ventures with local financial institutions and other third parties in Indonesia and the Philippines. In the Latin America region, it operates in Mexico, Puerto Rico, Brazil, Venezuela, Chile and Argentina.
      More information about Ford Credit is available in the Annual Report on Form 10-K for the year ended December 31, 2005, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, which are attached to this prospectus.
      The mailing address of Ford Credit’s executive offices is One American Road, Dearborn, Michigan 48126, United States of America. The telephone number of such offices is (313) 322-3000.
The Exchange Offer
      The exchange offer relates to the exchange of up to the entire principal amounts of the old fixed rate notes for the new fixed rate notes, and the old floating rate notes for the new floating rate notes. The new notes will be obligations of Ford Credit entitled to the benefits of the indenture governing the old notes and the new notes. The form and terms of each series of the new notes are identical in all material respects to the form and terms of the corresponding series of old notes except that the new notes have been registered under the Securities Act and therefore are not entitled to the registration rights granted under the registration rights agreement, executed as part of the offering of the old notes, dated June 5, 2006 for the benefit of the holders from time to time of the old notes. These benefits include the contingent increases in the interest rates that may occur in the event that

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the filing and declaration of effectiveness of the required registration statement and subsequent consummation of an exchange offer pursuant to the registration statement do not occur within the time periods specified in the registration rights agreement.

Exchange Offer	Ford Credit is offering to exchange 9.75% Notes due September 15, 2010, or new fixed rate notes, which have been registered under the Securities Act for our outstanding 9.75% Notes due September 15, 2010, or old fixed rate notes, which were issued on June 5, 2006 in a private offering.

We are also offering to exchange Floating Rate Notes due June 15, 2011, or new floating rate notes, which have been registered under the Securities Act for our outstanding Floating Rate Notes due June 15, 2011, or old floating rate notes, which were also issued on June 5, 2006 in the same private offering.

Each series of new notes will be exchanged in minimum denominations of $100,000 or any amount in excess of $100,000 that is an integral multiple of $1,000, for old notes having the same terms and the same denomination.

In order to be exchanged, an outstanding old note must be properly tendered and accepted. All outstanding old notes that are validly tendered and not validly withdrawn will be exchanged. As of this date there are $1,520,671,000 aggregate principal amount of old fixed rate notes and $1,044,646,000 aggregate principal amount of old floating rate notes outstanding. Ford Credit will issue the new notes in exchange for validly tendered and not validly withdrawn old notes on or promptly after the expiration of this exchange offer.

Terms of the New Notes	The terms of each series of the new notes are substantially identical to the terms of the corresponding old notes, and evidence the same indebtedness, except that the new notes:

• will be registered under the Securities Act and, consequently, will be freely tradeable by persons not affiliated with us;

• will not bear any legend restricting transfer under the Securities Act;

• will not be entitled to the rights which are applicable to the old notes under the registration rights agreement;

• will not contain provisions relating to the payment of special interest under circumstances related to the timing of the exchange offer; and

• will bear a different CUSIP number from the corresponding old notes.

Resale of the New Notes	Based on an interpretation by the Staff of the Securities and Exchange Commission set forth in no-action letters issued to third parties, we believe that the new notes issued in the

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exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

• you are acquiring the new notes in the ordinary course of your business;

• you are not participating or engaged in, do not intend to participate or engage in, and have no arrangement or understanding with any person to participate in, the distribution of the new notes issued to you; and

• you are not a broker-dealer or an “affiliate” of Ford Credit within the meaning of Rule 405 under the Securities Act.

If our understanding is inaccurate and you transfer any new note issued to you in the exchange offer without delivering a prospectus meeting the requirement of the Securities Act or without an exemption from registration of your new notes from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify you against, such liability. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act, in connection with any resale of the new notes issued in the exchange offer. See “Plan of Distribution.” The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer may use this prospectus for an offer to resell or other retransfer of the new notes issued to it in the exchange offer. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any such resales. We believe that no registered holder of the outstanding old notes is an affiliate (as such term is defined in Rule 405 of the Securities Act) of ours. The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. You should read the discussion under the heading “The Exchange Offer” for further information regarding the exchange offer and resale of the new notes.

Registration Rights Agreement	Ford Credit has undertaken this exchange offer pursuant to the terms of a registration rights agreement entered into for the benefit of the holders from time to time of the old notes. The exchange offer is intended to satisfy your rights under the registration rights agreement. After the exchange offer is

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complete, you will no longer be entitled to any exchange or registration rights with respect to the old notes or the new notes. See “The Exchange Offer.”

Consequences of Failure to Exchange Old Notes	You will continue to hold old notes that remain subject to their existing transfer restrictions if:

• you do not tender your old notes; or

• you tender your old notes and they are not accepted for exchange.

As a result of the restrictions on transfer and the reduced availability of notes, the old notes are likely to be much less liquid than before the exchange offer. The old notes will, after the exchange offer, bear interest at the same rate as the new notes. Subject to certain limited exceptions, we will have no obligation to register the old notes after we consummate the exchange offer. See “The Exchange Offer — Terms of the Exchange Offer” and “— Consequences of Failure to Exchange.”

Expiration Date	The “expiration date” for the exchange offer is 5:00 p.m., New York City time, on , 2006, unless we extend it, in which case “expiration date” means the latest date and time to which the exchange offer is extended.

Accrued Interest on the New Notes and the Old Notes	Each series of the new notes will bear interest from the most recent date to which interest has been paid on the corresponding series of old notes. Holders of outstanding old notes that are accepted for exchange will be deemed to have waived the right to receive any payment of interest on such old notes accrued from the last interest payment date to the date of the issuance of the new notes. Consequently, holders who exchange their old notes for new notes will receive the same interest payment on the next scheduled interest payment date (which will be in the case of the new floating rate notes, and in the case of the new fixed rate notes) that they would have received had they not accepted the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions which we may waive. See “The Exchange Offer — Conditions.”

Procedures for Tendering Old Notes	If you wish to exchange your old notes for new notes pursuant to the exchange offer, you must submit the required documentation and effect a tender of old notes pursuant to the procedures for book-entry transfer (or other applicable procedures) all in accordance with the instructions described in this prospectus and in the relevant Letter of Transmittal. See “The Exchange Offer — Procedures for Tendering,” “— Book-Entry Transfer,” “— Exchanging

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Book-Entry Notes” and “— Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners	If you own a beneficial interest in old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, and you wish to tender your old notes in the exchange offer, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf.

Guaranteed Delivery Procedures	If you wish to tender your old notes, but cannot properly do so prior to the expiration date, you may tender your old notes according to the guaranteed delivery procedures described in “The Exchange Offer — Guaranteed Delivery Procedures.”

Withdrawal Rights	Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of old notes, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the Letter of Transmittal prior to 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offer — Withdrawal Rights.”

Acceptance of Old Notes and Delivery of New Notes	Subject to certain conditions, any and all old notes that are validly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. The new notes issued pursuant to the exchange offer will be delivered as promptly as practicable after the expiration date. See “The Exchange Offer — Terms of the Exchange Offer.”

Certain U.S. Federal Income Tax Considerations	We believe that the exchange of the old notes for new notes will not constitute a taxable exchange for U.S. federal income tax purposes. For a discussion of certain U.S. Federal income tax considerations relating to the exchange of old notes for new notes and the purchase, ownership and disposition of new notes, see “Certain U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. See “Use of Proceeds.” We will pay all expenses incident to the exchange offer.

Exchange Agent	Global Bondholder Services Corporation is serving as the exchange agent. The exchange agent can be reached at 65 Broadway, Suite 723, 7th Floor, New York, New York 10006. For more information with respect to the exchange offer, the telephone number for the exchange agent is (212) 430-3774 and the facsimile number for the exchange agent is (212) 430-3775.

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Summary Description of the New Notes
      The following is a brief summary of the terms of this offering of the new notes. For a more complete description, see “Description of the New Notes” in this prospectus.

Issuer	Ford Motor Credit Company

New Fixed Rate Notes Offered	$1,520,671,000 aggregate principal amount of 9.75% Notes due September 15, 2010.

New Floating Rates Notes Offered	$1,044,646,000 aggregate principal amount of Floating Rate Notes due June 15, 2011.

Interest Payment Dates	We will pay interest on the new fixed rate notes semi-annually in arrears on March 15 and September 15 of each year, beginning on .

We will pay interest on the new floating rate notes quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on .

Ranking	The new notes will be senior unsecured obligations of Ford Credit and will rank equally with all of our other unsecured and unsubordinated indebtedness.

Form and Denomination	The new notes will be issued in minimum denominations of $100,000 or any amount in excess of $100,000 that is an integral multiple of $1,000.

Covenants	The trust indenture governing the new notes contains the same limitation on liens that is applicable to the old notes.

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the new notes, see “Description of the New Notes — Events of Default and Notice Thereof.”

Listing	We do not intend to list the new notes on any securities exchange.

Governing Law	The new notes and the applicable trust indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee	JPMorgan Chase Bank, N.A.

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to participate in this exchange offer.

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RISK FACTORS
      You should carefully consider the specific risk factors set forth below as well as the other information contained or incorporated by reference in this prospectus before deciding to participate in this exchange offer. Some factors in this section are forward-looking statements. For a discussion of those statements and of other factors for investors to consider, see “Forward-Looking Statements.”
      Certain factors that may adversely affect the business of Ford Credit and Ford are discussed in Ford Credit’s periodic reports referred to in “Where You Can Find More Information,” below. Additionally, Ford Credit’s Annual Report on Form 10-K for the year ended December 31, 2005, referred to hereafter as the 2005 10-K Report, which is attached to this prospectus, contains discussions of significant risks regarding Ford that could be relevant to your decision to participate in the exchange offers.
Risks Relating to the Exchange Offer

An active trading market for the new notes may not develop.
      The new notes are a new issue of securities for which there is currently no public market, and no active trading market might ever develop. If the new notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. In addition, we do not know whether an active trading market will develop for the new notes. To the extent that an active trading market does not develop, the liquidity and trading prices for the new notes may be harmed.

The exchange offers will result in reduced liquidity for the old notes that are not exchanged.
      The trading market for old notes that are not exchanged could become more limited than the existing trading market for the old notes and could cease to exist altogether due to the reduction in the principal amount of the old notes outstanding upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of the old notes. If a market for old notes that are not exchanged exists or develops, the old notes may trade at a discount to the price at which they would trade if the principal amount outstanding were not reduced. There can, however, be no assurance that an active market in the old notes will exist, develop or be maintained, or as to the prices at which the old notes may trade, after the exchange offers are consummated.
Risks Relating to our Business

Inability to Access Debt or Securitization Markets Around the World at Competitive Rates or in Sufficient Amounts Due to Additional Credit Rating Downgrades or Otherwise.
      Recent lowering of our credit ratings has increased our borrowing costs and has caused our access to the unsecured debt markets to become more restricted. In response, we have increased our use of securitization and other sources of liquidity. Over time, and particularly in the event of any further credit rating downgrades or a significant decline in the demand for the types of securities we offer, we may need to reduce the amount of receivables we purchase. A significant reduction in the amount of our purchased receivables would significantly reduce our ongoing profits and could adversely affect our ability to support the sale of Ford vehicles.

Higher-Than-Expected Credit Losses.
      Credit risk is the possibility of loss from a customer’s or dealer’s failure to make payments according to contract terms. Credit risk (which is heavily dependent upon economic factors, including unemployment, consumer debt service burden, personal income growth, dealer profitability and used car prices) has a significant impact on our business. The level of credit losses we may experience could exceed our expectations.

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Increased Competition from Banks or Other Financial Institutions Seeking to Increase Their Share of Financing Ford Vehicles.
      No single company is a dominant force in the automotive finance industry. Some of our bank competitors in the United States have developed credit aggregation systems that permit dealers to send, through a single standard system, retail credit applications to multiple finance sources to evaluate financing options offered by these finance sources. This process has resulted in greater competition based on financing rates. In addition, we are facing increased competition from banks on wholesale financing for Ford dealers. Competition from such competitors may increase, which could adversely affect our profitability and the volume of our business.

Changes in Interest Rates.
      We are exposed to interest rate risk, and the particular market to which we are most exposed is U.S. dollar LIBOR. Our interest rate risk exposure results principally from “re-pricing risk,” or differences in the re-pricing characteristics of assets and liabilities. Any inability to adequately control this exposure could adversely affect our business.

Collection and Servicing Problems Related to Our Finance Receivables and Net Investment in Operating Leases.
      After we purchase retail installment sale contracts and leases from dealers and other customers, we manage or service the receivables. Any disruption of our servicing activity, due to inability to access or accurately maintain our customer account records or otherwise, could have a significant negative impact on our ability to collect on those receivables and/or satisfy our customers.

Lower-Than-Anticipated Residual Values or Higher-Than-Expected Return Volumes for Leased Vehicles.
      We project expected residual values (including residual value support payments from Ford) of the vehicles we lease. Actual proceeds realized by us upon the sale of returned leased vehicles at lease termination may be lower than the amount projected, which reduces the profitability of the lease transaction to us. Among the factors that can affect the value of returned lease vehicles are the volume of vehicles returned, economic conditions and the quality or perceived quality, safety or reliability of the vehicles. All of these, alone or in combination, have the potential to adversely affect our profitability.

New or Increased Credit, Consumer or Data Protection, or Other Regulations Resulting in Higher Costs and/or Additional Financing Restrictions.
      As a finance company, we are highly regulated by governmental authorities in the locations where we operate. In the United States, our operations are subject to regulation, supervision and licensing under various federal, state and local laws and regulations, including the federal Truth-in-Lending Act, Equal Credit Opportunity Act and Fair Credit Reporting Act. In some countries outside the United States, our subsidiaries are regulated banking institutions and are required, among other things, to maintain minimum capital reserves. In many other locations, governmental authorities require companies to have licenses in order to conduct financing businesses. Efforts to comply with these laws and regulations impose significant costs on us, and affect the conduct of our business. Additional regulation could add significant cost or operational constraints that might impair the profitability of our business.

Changes in Ford’s Marketing Programs That De-Emphasize Financing Incentives, Which Could Result in a Decline in Our Share of Financing of Ford Vehicles.
      The predominant share of our business consists of financing Ford vehicles and supporting Ford dealers. For many years, Ford has sponsored special rate financing programs available only through

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us. Under these programs, Ford makes interest supplements or other support payments to us. These programs increase our financing volume and share of financing sales of Ford vehicles. If Ford were to adopt marketing strategies in the future that de-emphasized such programs in favor of other incentives, such as a recent program in the United States that lowered vehicle purchase prices to those available to Ford employees, our financing volume could be reduced.
FORWARD-LOOKING STATEMENTS
      We make forward-looking statements in this prospectus, including in the section entitled “Summary,” and in the documents incorporated by reference. When used in this prospectus or in the incorporated documents, the words “anticipate,” “expect,” “believe,” “plans” and “estimate” and similar expressions as they relate to Ford Credit or its management, are intended to identify forward-looking statements. Such statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation, the risk factors discussed or referenced under the heading “Risk Factors” in this prospectus and in our filings referred to under the heading “Where You Can Find More Information.”
      We cannot be certain that any expectation, forecast or assumption made by management in preparing these forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.
RATIO OF EARNINGS TO FIXED CHARGES
      The ratio of earnings to fixed charges for the years 2001-2005 for Ford Credit are included as an exhibit to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, referred to hereafter as the 2006 Second Quarter 10-Q Report, which is attached to this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
      Ford Credit’s 2005 10-K Report, its 2006 Second Quarter 10-Q Report and its Current Report on Form 8-K dated                           , 2006 are attached to this prospectus.
      You can learn more about the financial results and credit ratings of Ford Credit by reading all the annual, quarterly and current reports and other information Ford Credit files with the SEC. You may read and copy any document Ford Credit files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of Ford Credit also are available to you at the SEC’s web site at http://www.sec.gov.

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THE EXCHANGE OFFER
General
      In connection with the issuance of the old notes, we entered into a registration rights agreement, dated June 5, 2006, for the benefit of the initial purchasers of the old notes. The following contains a summary of the provisions of the registration rights agreement. It does not contain all of the information that may be important to you. We refer you to the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part.
      Under the registration rights agreement, Ford Credit has agreed to:

•	file with the Securities and Exchange Commission (the “SEC”) not later than 90 days after the settlement date, a registration statement, which we refer to as the “exchange offer registration statement,” with respect to a registered offer, which we refer to as the “registered exchange offer,” to exchange the new notes for a new series of notes, which we refer to as the “exchange notes,” having terms identical in all material respects to the new notes, except that the exchange notes will not contain transfer restrictions;

•	use our reasonable best efforts to cause the exchange offer registration statement to be declared effective by the SEC within 180 days of the settlement date; and

•	use our reasonable best efforts to complete the registered exchange offer within 210 days of the settlement date.
The exchange offer being made hereby, if commenced and consummated within the time periods described above, will satisfy these requirements under the registration rights agreement.
      Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. New notes will be issued in exchange for an equal principal amount of outstanding old notes accepted in the exchange offer. Old notes may be tendered only in denominations of $100,000 or any amount in excess of $100,000 that is an integral multiple of $1,000. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain customary conditions as set forth herein under “— Conditions.”
      The old notes were purchased by Qualified Institutional Buyers as defined in Rule 144A under the Securities Act and, outside the United States, by persons other than U.S. persons, as defined in Rule 902 under the Securities Act. We arranged for the old notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The new notes will be issuable and transferable in book-entry form through DTC.
      This prospectus, together with the accompanying Letter of Transmittal, is being sent to all registered holders as of                     , 2006, which is the record date for purposes of the exchange offer.
      Old notes shall be deemed to have been accepted as validly tendered when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purposes of receiving the notes and delivering notes to such holders.
      Holders of old notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offer. See “— Fees and Expenses.”

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      Based on interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the new notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an “affiliate” of us within the meaning of Rule 405 under the Securities Act) without further registration under the Securities Act, provided that:

•	such new notes are acquired in the ordinary course of business;

•	at the time of the commencement of the exchange offer such holder is not participating or engaged in, does not intend to participate or engage in, and has no arrangement or understanding with any person to participate in, a distribution of such new notes; and

•	such holder is not engaged in, and does not intend to engage in, a distribution of such new notes.
      We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the exchange offer, and we cannot assure you that the Staff of the SEC would make a similar determination with respect to the new notes as it has in such no-action letters.
      By tendering old notes in exchange for new notes and executing the Letter of Transmittal, each holder will represent to us that:

•	any new notes to be received by it will be acquired in the ordinary course of business;

•	it has no arrangements or understandings with any person to participate in the distribution of the old notes or new notes within the meaning of the Securities Act; and

•	it is not our “affiliate” as defined in Rule 405 under the Securities Act.
      If such holder is a broker-dealer, it will also be required to represent that the old notes were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of new notes. See “Plan of Distribution.” Each holder, whether or not it is a broker-dealer, shall also represent that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph. If a holder of old notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the Staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.
      Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market making activity or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. See “Plan of Distribution.”
      Upon consummation of the exchange offer, any old notes not tendered will remain outstanding and continue to accrue interest but holders of old notes who do not exchange their old notes for new notes in the exchange offer will no longer be entitled to registration rights and will not be able to offer or sell their old notes, unless such old notes are subsequently registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. After the completion of the exchange offer we will have no obligation to effect a subsequent registration of the old notes.

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Expiration Date; Extensions; Amendments; Termination
      The expiration date shall be                     , 2006 unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date to which the exchange offer is extended.
      If we extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will notify the holders of old notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, no later than the next business day after the previously scheduled expiration date. Such announcement may state that we are extending the exchange offer for a specified period of time.
      We reserve the right:

•	to delay acceptance of any old notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of old notes not previously accepted if any of the conditions set forth under “— Conditions” shall have occurred and shall not have been waived by us prior to the expiration date, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the old notes.
      Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent. If the exchange offer is amended in a manner determined by us to constitute a material change, we will disclose such amendment in a manner reasonably calculated to inform the holders of the old notes of such amendment.
      Without limiting the manner in which we may choose to make public announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligations to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency or by describing such action in a filing by us with the SEC on Form 8-K.
Interest on the New Notes
      The new notes will accrue interest from the last interest payment date on which interest was paid on the old notes surrendered in exchange therefor, provided, that if old notes are surrendered for exchange on or after a record date for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the old notes received in exchange therefor will accrue from the date of such interest payment date. Holders of outstanding notes whose notes are accepted for exchange will be deemed to have waived the right to receive any payment of interest on such old notes accrued from the last interest payment date to the date of the issuance of the new notes. Consequently, holders who exchange their old notes for new notes will receive the same interest payment on the next scheduled interest payment date (which will be                     in the case of the new floating rate notes, and                     in the case of the new fixed rate notes) that they would have received had they not accepted the exchange offer.
Procedures for Tendering
      To tender in the exchange offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together

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with any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, either:

•	a timely confirmation of a book-entry transfer of such old notes, if such procedure is available, into the exchange agent’s account at the book-entry transfer facility, The Depository Trust Company, referred to hereafter as “DTC”, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date with the applicable Letter of Transmittal; or

•	the holder must comply with the guaranteed delivery procedures described below.
      The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the noteholders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No old notes, letters of transmittal or other required documents should be sent to us. Delivery of all old notes, if applicable, letters of transmittal and other documents must be made to the exchange agent at its address set forth in the Letter of Transmittal. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.
      The tender by a holder of old notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the applicable Letter of Transmittal. Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf.
      Only a holder of old notes may tender such old notes in the exchange offer. The term “holder” with respect to the exchange offer means any person in whose name old notes are registered or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by DTC who desires to deliver such old notes by book-entry transfer at DTC.
      Any beneficial holder whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on his own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his old notes, either make appropriate arrangements to register ownership of the old notes in such holder’s name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.
      Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor” institution within the meaning of Rule 17Ad-15 under the Exchange Act, or an eligible institution unless the old notes tendered pursuant thereto are tendered (1) by a registered holder of old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the Letter of Transmittal or (2) for the account of an eligible institution.
      If the Letter of Transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.

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      All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes which, if accepted, would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old note received by the exchange agent that is not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the Letter of Transmittal, promptly following the expiration date.
      In addition, we reserve the right, in our sole discretion, subject to the provisions of the indenture pursuant to which the notes are issued:

•	to purchase or make offers for any old notes that remain outstanding subsequent to the expiration date or, as described under “— Conditions,” to terminate the exchange offer; and

•	to the extent permitted under applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.
      The terms of any such purchases or offers could differ from the terms of the exchange offer.
Acceptance of Old Notes for Exchange; Delivery of Notes
      Upon satisfaction or waiver of all of the conditions to the exchange offer, all old notes validly tendered and not withdrawn will be accepted promptly as practicable after the expiration date, and the new notes will be issued promptly as practicable after acceptance of the old notes. See “— Conditions.” For purposes of the exchange offer, old notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral or written notice thereof to the exchange agent. For each old note accepted for exchange, the holder of such old note will receive a corresponding new note having a principal amount equal to that of the surrendered old note.
      In all cases, issuance of notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

•	a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed Letter of Transmittal; and

•	all other required documents.
      If any tendered old notes are not accepted for any reason described in the terms and conditions of the exchange offer, such unaccepted or such nonexchanged old notes will be credited to an account maintained with DTC after the expiration or termination of the exchange offer.
Book-Entry Transfer
      The exchange agent has established an account with respect to the old notes at DTC for purposes of the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at DTC, the Letter of Transmittal or facsimile

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thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address set forth in the Letter of Transmittal on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.
Exchanging Book-Entry Notes
      The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize DTC’s Automated Tender Offer Program, or ATOP, procedures to tender old notes.
      Any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account in accordance with DTC’s ATOP procedures for transfer. However, the exchange for the old notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of old notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the Letter of Transmittal. The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that we may enforce such agreement against such participant.
Withdrawal of Tenders
      Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.
      For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date at the address set forth in the Letter of Transmittal. Any such notice of withdrawal must:

•	specify the name of the person having tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the principal amount of such old notes;

•	in the case of old notes tendered by book-entry transfer, specify the number of the account at DTC from which the old notes were tendered and specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC;

•	contain a statement that such holder is withdrawing its election to have such old notes exchanged;

•	be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the old notes register the transfer of such old notes in the name of the person withdrawing the tender; and

•	specify the name in which such old notes are registered, if different from the person who tendered such old notes.
      All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, which determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder, in the case of physically tendered old notes, or credited to an account maintained with DTC for the old

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notes promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under “— Procedures for Tendering” and “— Book-Entry Transfer” above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.
Conditions
      Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine that the exchange offer violates applicable law, any applicable interpretation of the Staff of the SEC or any order of any governmental agency or court of competent jurisdiction.
      The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. All such conditions must be satisfied or waived by us, as applicable, at or before the expiration of the exchange offer.
      In addition, we will not accept for exchange any old notes tendered, and no notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. We are required to use our reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time.
Exchange Agent
      Global Bandholder Services Corporation has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the exchange agent as provided in the Letter of Transmittal.
Fees and Expenses
      The expenses of soliciting tenders pursuant to the exchange offer will be borne by us. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by other media or in person by our agents, officers and regular employees.
      We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the old notes, and in handling or forwarding tenders for exchange.
      The expenses to be incurred by us in connection with the exchange offer will be paid by us, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.
      We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, new notes or old notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any such

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transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.
Consequences of Failure to Exchange
      Holders of old notes who do not exchange their old notes for notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such old notes as set forth in the legend thereon as a consequence of the issuance of the old notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The old notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. As a result of the restrictions on transfer and the availability of the notes, the old notes are likely to be much less liquid than before the exchange offer. The old notes will, after the exchange offer, bear interest at the same rate as the new notes. We do not currently anticipate that we will register the old notes under the Securities Act. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted old notes could be adversely affected.

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DESCRIPTION OF THE NEW NOTES
      Provided below is a description of the specific terms of the new notes. This description is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture (as defined below), including the definitions of terms in the indenture. When used in this section, the terms the “Ford Credit,” “we,” “our” and “us” refer solely to Ford Motor Credit Company and not to its consolidated subsidiaries unless the context otherwise requires.
General
      On June 5, 2006, Ford Credit issued the old notes: its 9.75% Notes due September 15, 2010 in an aggregate principal amount of $1,520,671,000, and its Floating Rate Notes due June 15, 2011 in an aggregate principal amount of $1,044,646,000. Pursuant to this prospectus, Ford Credit intends to issue new fixed rate notes and new floating rate notes, each in principal amounts up to the aggregate principal amounts of the corresponding series of old notes.
      The form and terms of each series of the new notes are substantially identical to the terms of the corresponding old notes, except that each series of the new notes:

•	will be registered under the Securities Act, and, consequently, will be freely tradeable by persons not affiliated with us;

•	will not bear any legend restricting transfer under the Securities Act;

•	will not be entitled to the rights which are applicable to the old notes under the registration rights agreement;

•	will not contain provisions relating to the payment of special interest under circumstances related to the timing of the exchange offer; and

•	will bear a different CUSIP number from the corresponding old notes.
      We will issue the new notes under an Indenture, dated as of February 1, 1985, as supplemented, between us and JPMorgan Chase Bank, N.A. as successor to Manufacturers Hanover Trust Company, as trustee (the “trustee”). The Indenture may be supplemented further from time to time.
      The Indenture is a contract between us and JPMorgan Chase Bank, N.A. acting as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if an “event of default” described below occurs. Second, the trustee performs certain administrative duties for us.
      The Indenture is summarized below. Because this discussion is a summary, it does not contain all of the information that may be important to you. A copy of the Indenture is available upon request to us at our address given under “Where You Can Find More Information,” and we suggest that you read those parts of the Indenture that are important to you. You especially need to read the Indenture to get a complete understanding of your rights and our obligations under the covenants described below under “— Limitation on Liens” and “— Merger and Consolidation.” Throughout the summary we have included parenthetical references to the Indenture so that you can easily locate the provisions being discussed.
      The new notes will be unsecured obligations of Ford Credit and will rank equally with Ford Credit’s other unsecured and unsubordinated indebtedness (parent company only).
      Ford Credit may, from time to time, without the consent of the holders of the new notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the new notes. Any such additional notes will, together with the new notes, constitute a single series of the new notes under the Indenture. No additional notes may be issued if an event of default has occurred with respect to the new notes.

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      The Indenture does not contain any provisions that give you protection in the event we issue a large amount of debt.
Maturity
      The new fixed rate notes will mature on September 15, 2010, and the new floating rate notes will mature on June 15, 2011.
Interest Rate
     New Fixed Rate Notes
      The new fixed rate notes will bear interest at 9.75% per annum. Interest on the new fixed rate notes will accrue from the last interest payment date on which interest was paid on the old fixed rate notes and will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning                (each, a “fixed interest payment date”). Each interest payment on a new fixed rate note will include interest accrued from and including the settlement date or the last fixed interest payment date, as the case may be, to but excluding the following fixed interest payment date or the maturity date, as the case may be. All payments of interest on new notes will be made to the persons in whose names the new notes are registered at the close of business on the 15th day preceding each such fixed interest payment date.
      Ford Credit will calculate accrued interest for the new fixed rate notes on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts resulting from this calculation will be rounded to the nearest cent. If the maturity date or a fixed interest payment date is not a business day, then the principal and interest will be paid on the next business day, and no interest will accrue from and after the maturity date or on such fixed interest payment date.
     New Floating Rate Notes
      The new floating rate notes will bear interest from the last interest payment date on which interest was paid on the old floating rate notes at a floating rate determined in the manner provided below, payable on September 15, December 15, March 15 and June 15, of each year (each such day an “floating interest payment date”), commencing                      , to the persons in whose names the Notes were registered at the close of business on the 15th day preceding each such floating interest payment date.
      The per annum interest rate on the new floating rate notes in effect for each day of an interest period (as defined below) will be equal to the three-month LIBOR rate plus 525 basis points (5.25%). The Interest Rate for each interest period for the Notes will be set on the 15th day of the months of September, December, March and June of each year, and will be set for the initial interest period on the Issue Date (each such date an “interest reset date”) until the principal on the Notes is paid or made available for payment (the “principal payment date”). The applicable interest rate will be determined two LIBOR business days prior to each interest reset date (each such date, an “interest determination date”). If any interest reset date (other than the initial interest reset date occurring on the Issue Date) and floating interest payment date for the Notes would otherwise be a day that is not a LIBOR business day, such interest reset date and Interest Payment Date shall be the next succeeding LIBOR business day, unless the next succeeding LIBOR business day is in the next succeeding calendar month, in which case such interest reset date and floating interest payment date shall be the immediately preceding LIBOR business day.
      “Business day” means any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close.

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      “LIBOR business day” means any day that is not a Saturday or Sunday and that, in The City of New York or the City of London, is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close.
      “Interest period” shall mean the period from and including an interest reset date to but excluding the next succeeding interest reset date and, in the case of the last such period, from and including the interest reset date immediately preceding the Maturity Date or Principal Payment Date, as the case may be, to but not including such Maturity Date or Principal Payment Date, as the case may be. If the Principal Payment Date or Maturity Date is not a LIBOR business day, then the principal amount of the Notes plus accrued and unpaid interest thereon shall be paid on the next succeeding LIBOR business day, and no interest shall accrue for the Maturity Date, Principal Payment Date or any day thereafter.
      The “three-Month LIBOR rate” shall mean the rate determined by JPMorgan Chase Bank, N.A. (the “calculation agent”) on any interest determination date as the rate for deposits in U.S. dollars having a three month maturity on the applicable interest reset date, as such rate appears on the designated LIBOR page as of 11:00 a.m., London time, on that interest determination date. On any interest determination date on which no rate appears on the designated LIBOR page, the calculation agent will determine the three-month LIBOR rate as follows:

•	The three-month LIBOR rate will be determined on the basis of the offered rates at which deposits in U.S. dollars having a three month maturity on the interest determination date and in a principal amount that is representative of a single transaction in that market at that time are offered by four major banks in the London interbank market at approximately 11:00 a.m., London time, on the interest determination date to prime banks in the London interbank market. The calculation agent will select the four banks and request the principal London office of each of those banks to provide a quotation of its rate for deposits in U.S. dollars. If at least two quotations are provided, the three-month LIBOR rate for that interest determination date will be the average of those quotations.

•	If fewer than two quotations are provided as mentioned above, the three-month LIBOR rate will be the average of the rates quoted by three major banks in The City of New York selected by the calculation agent at approximately 11:00 a.m., New York City time, on the interest determination date for loans to leading European banks in U.S. dollars having a three month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. The calculation agent will select the three banks referred to above.

•	If fewer than three banks selected by the calculation agent are quoting as mentioned above, the three-month LIBOR rate will remain the three-month LIBOR rate then in effect on that interest determination date.
      The “designated LIBOR page” means the display on Moneyline Telerate (or any successor service, “telerate”) on telerate Page 3750 (or such other page as may replace that page for the purpose of displaying London interbank offered rates of major banks or telerate).
      The Interest Rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. The Interest Rate and amount of interest to be paid on the Notes for each interest period will be determined by the calculation agent. All calculations made by the calculation agent shall in the absence of manifest error be conclusive for all purposes and binding on Ford Credit and the holders of the Notes. So long as the three-month LIBOR rate is required to be determined with respect to the Notes, there will at all times be a calculation agent. In the event that any then acting calculation agent shall be unable or unwilling to act, or that such calculation agent shall fail duly to establish the three-month LIBOR rate for any interest period, or that Ford Credit proposes to remove such calculation agent, Ford Credit shall appoint itself or another person which is a bank, trust company, investment banking firm or other financial institution to act as the calculation agent.

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      The calculation agent will calculate accrued interest on the new floating rate notes by multiplying the principal amount of a new floating rate note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day will be computed by dividing the interest rate in effect on that day by 360. The interest factor for the new floating rate notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).
Denominations
      The authorized denominations of the new notes will be $100,000 or any amount in excess of $100,000 that is an integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of the new notes, but we may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with the transaction.
Registration, Transfer and Exchange
      We appointed the trustee as securities registrar for the purpose of registering the new notes and transfers and exchanges of the new notes and, subject to the terms of the indenture, the notes may be presented for registration of transfer and exchange at the offices of the trustee.
Limitation on Liens
      If Ford Credit or any Restricted Subsidiary (as defined in the Indenture) shall pledge or otherwise subject to any lien (as defined in the Indenture as a “mortgage”) any of its property or assets, Ford Credit will secure or cause such Restricted Subsidiary to secure the debt securities equally and ratably with (or prior to) the indebtedness secured by such mortgage. This restriction does not apply to mortgages securing such indebtedness which shall not exceed $5 million in the aggregate at any one time outstanding and does not apply to:

•	certain mortgages created or incurred to secure financing of the export or marketing of goods outside the United States;

•	mortgages on accounts receivable payable in foreign currencies securing indebtedness incurred and payable outside the United States;

•	mortgages in favor of Ford Credit or any Restricted Subsidiary;

•	mortgages in favor of governmental bodies to secure progress, advance or other payments, or deposits with any governmental body required in connection with the business of Ford Credit or a Restricted Subsidiary;

•	deposits made in connection with pending litigation;

•	mortgages existing at the time of acquisition of the assets secured thereby (including acquisition through merger or consolidation) and certain purchase money mortgages; and

•	any extension, renewal or replacement of any mortgage or mortgages referred to in the foregoing clauses, inclusive. (Section 10.04).
Merger and Consolidation
      The Indenture provides that no consolidation or merger of Ford Credit with or into any other corporation shall be permitted, and no sale or conveyance of its property as an entirety, or

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substantially as an entirety, may be made to another corporation, if, as a result thereof, any asset of Ford Credit or a Restricted Subsidiary would become subject to a mortgage, unless the debt securities shall be equally and ratably secured with (or prior to) the indebtedness secured by such mortgage, or unless such mortgage could be created pursuant to Section 10.04 (see “— Limitation on Liens” above) without equally and ratably securing the debt securities. (Section 8.03).
Events of Default and Notice Thereof
      The Indenture defines an “event of default” as being any one of the following events:

•	failure to pay interest for 30 days after becoming due;

•	failure to pay principal or any premium for five business days after becoming due;

•	failure to make a sinking fund payment for five days after becoming due;

•	failure to perform any other covenant applicable to the debt securities for 90 days after notice; and

•	certain events of bankruptcy, insolvency or reorganization.
      An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities issued under the Indenture. (Section 5.01.)
      If an event of default occurs and continues, the trustee or the holders of at least 25% of the total principal amount of the series may declare the entire principal amount (or, if they are original issue discount securities (as defined in the Indenture), the portion of the principal amount as specified in the terms of such series) of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the total principal amount of the debt securities of that series can void the declaration. (Section 5.02.)
      The Indenture provides that within 90 days after default under a series of debt securities, the trustee will give the holders of that series notice of all uncured defaults known to it. (The term “default” includes the events specified above without regard to any period of grace or requirement of notice.) The trustee may withhold notice of any default (except a default in the payment of principal, interest or any premium) if it believes that it is in the interest of the holders. (Section 6.02.)
      Annually, Ford Credit must send to the trustee a certificate describing any existing defaults under the Indenture. (Section 10.05.)
      Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable protection from expenses and liability. (Section 6.01.) If they provide this reasonable indemnification, the holders of a majority of the total principal amount of any series of debt securities may direct the trustee how to act under the Indenture. (Section 5.12.)
Modification of the Indenture
      With certain exceptions, Ford Credit’s rights and obligations and your rights under a particular series of debt securities may be modified with the consent of the holders of not less than two-thirds of the total principal amount of those debt securities. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against you without your consent. (Section 9.02.)

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Concerning the Trustee
      JPMorgan Chase Bank, N.A. is the trustee under the indenture relating to the new notes and for certain of our outstanding notes. JPMorgan Chase Bank, N.A has, and certain of its affiliates may from time to time have, banking relationships with us and certain of our affiliates.
      The trustee under the indenture relating to the new notes may from time to time make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act,” upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
      The following is a summary of the expected material U.S. federal income tax consequences of the acquisition, ownership and disposition of the new notes and the exchange of old notes for new notes pursuant to the exchange offer. The statements of law and legal conclusions contained in this summary are based upon the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, possibly on a retroactive basis. We have not received, nor will we receive, any rulings from the Internal Revenue Service (the “IRS”) with respect to any of the matters summarized in this discussion. Therefore, there is no assurance that the IRS or a court would agree with the advice of our counsel, upon which this summary is based. Moreover, there is no assurance that such counsel’s advice will not be rendered invalid as a result of subsequent changes in the law, including changes to the Code or the interpretation thereof by the courts or the IRS.
      The following does not consider the tax consequences of the receipt of the new notes pursuant to the exchange offers under state, local and foreign law. Moreover, except as otherwise explicitly noted, this discussion does not describe the special considerations that may apply to certain taxpayers, such as financial institutions, broker-dealers, life insurance companies, partnerships or other pass-through entities, tax-exempt organizations, investment companies, foreign taxpayers and other special status taxpayers (e.g., persons holding the old notes or the new notes as part of a “straddle,” “hedge” or “conversion transaction”). The discussion deals only with old notes and new notes held as “capital assets” within the meaning of Section 1221 of the Code.
      HOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE POSSIBLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES AND THE EXCHANGE OFFER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
      If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding old notes should consult its tax advisor regarding the tax consequences of the exchange offers to such partner.
      We believe that the new notes should be treated as indebtedness for U.S. federal income tax purposes, and the discussion below is consistent with this view.
Tax Consequences to U.S. Holders
      For purposes of the following discussion, a “U.S. Holder” means a beneficial owner of the old notes or new notes that for United States federal income tax purposes is (i) an individual citizen or resident of the United States, (ii) a corporation or any other entity treated as a corporation for United States federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) in general, a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Exchange of Notes
      The exchange of the old notes for the new notes in the exchange offer should not be a taxable exchange for U.S. federal income tax purposes and, accordingly, for such purposes a U.S. Holder will not recognize any taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the new notes as it had in the old notes immediately before the exchange.

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Issue Price; Original Issue Discount
      The old notes may have been issued with OID on June 5, 2006. The new notes will be treated as issued with OID to the extent that the stated redemption price at maturity of the new notes exceeds their issue price, subject to a de minimis exception. A new note’s “stated redemption price at maturity” is the sum of all payments provided by the new note other than stated interest. The issue price of a new note will generally be the issue price of the old note for which it was exchanged. In the case of a U.S. Holder acquiring a new note in a secondary market, the issue price will generally be equal to the adjusted issue price (as defined below) of such note at the time of acquisition. The amount of OID is de minimis (and therefore treated as zero) if the amount of OID is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity from the issue date. A U.S. Holder of a new note with OID will be required to include OID in gross income as it accrues on a constant yield to maturity basis, regardless of such holder’s regular method of accounting for U.S. federal income tax purposes. Subject to a reduction for an allocable portion of acquisition premium (as defined below), if any, the amount of OID includible in gross income by such a U.S. Holder will equal the sum of the daily portions of OID with respect to the new note for each day during the taxable year on which such U.S. Holder held such new note (“accrued OID”). In general, the daily portion is determined by allocating to each day in any accrual period a pro rata portion of the excess of (1) the product of the new note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (2) the sum of any stated interest payments allocable to such accrual period. The “yield to maturity” is the discount rate that, when applied to all payments under the new note, results in a present value equal to the issue price. The “adjusted issue price” of a new note at the beginning of any accrual period will equal its issue price increased by the accrued OID for each prior accrual period, and reduced by all payments in respect of such new note (other than payments of stated interest) before such accrual period.

Payments of Stated Interest
      Interest on notes will generally be taxable to a U.S. Holder as ordinary interest income at the time any such interest accrues or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Market Discount
      If a U.S. Holder acquires a new note for an amount that is, in the case of a new note that does not have original issue discount, less than its stated redemption price at maturity, or, in the case of a new note that has original issue discount, less than its adjusted issue price (as defined above), the amount of such difference is treated as “market discount” for federal income tax purposes, unless such difference is less than 1/4 of one percent of the stated redemption price at maturity multiplied by the remaining number of complete years to maturity from the date of acquisition.
      A U.S. Holder that purchases a new note with market discount is required to treat any principal payment (or, in the case of a new note that has original issue discount, any payment that is not qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a new note as ordinary income to the extent of the accrued market discount on the debt security that has not previously been included in income. Thus, partial principal payments are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If the new note is disposed of by the U.S. Holder in certain otherwise nontaxable transactions, accrued market discount is includible as ordinary income by the U.S. Holder as if such U.S. Holder had sold the new note at its then fair market value.

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      In general, the amount of market discount that has accrued is determined on a ratable basis. A U.S. Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.
      A U.S. Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry new notes with market discount. A U.S. Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and is irrevocable without the consent of the IRS. A U.S. Holder’s tax basis in a new note will be increased by the amount of market discount included in such U.S. Holder’s income under such an election.

Premium and Acquisition Premium
      If a U.S. Holder purchases a Note for an amount in excess of the stated redemption price at maturity, such U.S. Holder will be considered to have purchased such new note with “amortizable bond premium” equal in amount to such excess, and generally will not be required to include any original issue discount in income. Generally, a U.S. Holder may elect to amortize such premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see “Issue Price; Original Issue Discount”), over the remaining term of the new note (where such new note is not redeemable prior to its maturity date). A U.S. Holder that elects to amortize bond premium must reduce such U.S. Holder’s tax basis in the new note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations held during or after the taxable year for which the election is made and may be revoked only with the consent of the IRS.
      If a U.S. Holder purchases a new note issued with original issue discount at an “acquisition premium,” the amount of original issue discount that the U.S. Holder includes in gross income is reduced to reflect the acquisition premium. A new note with original issue discount is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (i) less than or equal to the sum of all amounts payable on the new note after the purchase date other than payments of qualified stated interest and (ii) greater than the new note’s “adjusted issue price” (as described above under “Issue Price; Original Issue Discount”).
      If a new note with original issue discount is purchased at an acquisition premium, the U.S. Holder reduces the amount of original issue discount otherwise includible in income during an accrual period by a fraction. The numerator of this fraction is the excess of the adjusted basis of the new note immediately after its acquisition by the purchaser over the adjusted issue price of the new note. The denominator of the fraction is the excess of the sum of all amounts payable on the new note after the purchase date, other than payments of qualified stated interest, over the new note’s adjusted issue price. As an alternative to reducing the amount of original issue discount otherwise includible in income by this fraction, the U.S. Holder may elect to compute original issue discount accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

Sale, Exchange, Redemption or Other Disposition of the New Notes
      Except as described above with respect to accrued market discount and original issue discount, upon the disposition of a new note by sale, exchange, redemption or otherwise, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest not previously recognized as income, which will be treated as ordinary interest income) and (ii) the U.S. Holder’s adjusted tax basis in the note (which will generally equal the carry over basis from an old note, in the case of an initial U.S. Holder, or the amount paid for a new note increased by any market discount previously

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included in gross income and reduced (but not below zero) by any payments received by such U.S. Holder other than payments of qualified stated interest and any bond premium previously used to offset qualified stated interest, in the case of a U.S. Holder acquiring a new note in a secondary market). Any capital gain or loss will be long-term capital gain or loss if the holder has held the note for more than one year. U.S. Holders should consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for certain non-corporate taxpayers) and losses (the deductibility of which is subject to certain limitations).

Information Reporting and Backup Withholding
      In general, information reporting requirements will apply with respect to payments, including interest, paid on the new notes during each calendar year. Under certain circumstances, a holder may be subject to backup withholding at a current rate of 28% on payments of interest (including OID, if any) on, and the proceeds of a sale, exchange or redemption of the new notes, as the case may be. Backup withholding generally will not apply with respect to payments made to certain “exempt recipients” such as corporations (within the meaning of Section 7701(a) of the Code) or certain tax-exempt entities. In the case of a non-exempt recipient, backup withholding generally applies only if such recipient (i) fails to furnish his or her social security or other taxpayer identification number (“TIN”), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report payment of interest and dividends properly and the IRS has notified the withholding agent that the recipient is subject to backup withholding or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding for failure to report interest or dividend payments. Backup withholding is not an additional tax. Rather, any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS in a timely manner.
Tax Consequences to Non-U.S. Holders
      As used herein, the term “Non-U.S. Holder” means a holder of old notes or new notes that is neither a U.S. Holder as defined above nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

Exchange of Notes
      As discussed above under “Tax Consequences to U.S. Holders — Exchange of Notes,” the exchange of the old notes for the new notes in the exchange offer should not be a taxable exchange for U.S. federal income tax purposes and, accordingly, for such purposes a Non-U.S. Holder will not recognize any taxable gain or loss as a result of such exchange and for U.S. federal income tax purposes will have the same tax basis and holding period in the new notes as it had in the old notes immediately before the exchange.

Interest on the New Notes
      The old notes may have been issued with OID on June 5, 2006. The new notes will be treated as issued with OID to the extent that the stated redemption price at maturity of the new notes exceeds their issue price, subject to a de minimis exception. A new note’s “stated redemption price at maturity” is the sum of all payments provided by the new note other than stated interest. The issue price of a new note will generally be the issue price of the old note for which it was exchanged. In the case of a U.S. Holder acquiring a new note in a secondary market, the issue price will generally be equal to the adjusted issue price (as defined below) of such note at the time of acquisition. The amount of OID is de minimis (and therefore treated as zero) if the amount of OID is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity from the issue date.

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      Payments of interest (including OID, if any) on the new notes by us or any paying agent to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that (i) such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote; (ii) such Non-U.S. Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership; (iii) such Non-U.S. Holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code; and (iv) certain certification requirements (summarized below) are met (the “Portfolio Interest Exemption”). If a Non-U.S. Holder of a new note is engaged in a trade or business in the United States, and if interest (including OID, if any) on such new note is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or a fixed base maintained by the Non-U.S. Holder), the Non-U.S. Holder, although exempt from U.S. withholding tax, generally will be subject to regular U.S. income tax on such interest (including OID, if any) in the manner described above with respect to holders generally. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including OID, if any) on a new note will be included in the earnings and profits of such Non-U.S. Holder if such interest (including OID, if any) is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States. A payment of interest (including OID, if any) on a new note made to a Non-U.S. Holder generally will qualify for the Portfolio Interest Exemption or, as the case may be, the exception from withholding for income effectively connected with the conduct of a trade or business in the United States if, at the time such payment is made, the withholding agent holds a valid IRS Form W-8BEN or IRS Form W-8ECI and, if necessary, an IRS Form W-8IMY, respectively, from the Non-U.S. Holder and can reliably associate such payment with such IRS Form W-8BEN, IRS Form W-8ECI or IRS Form W-8IMY. In addition, under certain circumstances, a withholding agent is allowed to rely on IRS Form W-8BEN furnished by a financial institution or other intermediary on behalf of one or more Non-U.S. Holders (or other intermediaries) without having to obtain copies of the Non-U.S. Holder’s IRS Form W-8BEN, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and thus is a “qualified intermediary,” and may not be required to withhold on payments made to certain other intermediaries if certain conditions are met.

Sale, Exchange, Redemption or Other Disposition of the New Notes
      Under current law, a Non-U.S. Holder of new notes generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition of such new notes unless (i) the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or a fixed base maintained by the Non-U.S. Holder); (ii) the Non-U.S. Holder is an individual who holds the new notes as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or (iii) the Non-U.S. Holder is subject to tax pursuant to the Code provisions applicable to certain U.S. expatriates. In the case of a Non-U.S. Holder that is described under clauses (i) and, in some cases, (iii) above, its gain will be subject to the U.S. federal income tax on net income and, in addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to the branch profits tax as described above. An individual Non-U.S. Holder that is described under clause (ii) above will be subject to a flat 30% tax on gain derived from the sale, which may be offset by certain U.S. capital losses (notwithstanding the fact that he or she is not considered a U.S. resident). Thus, individual Non-U.S. Holders who have spent 183 days or more in the United States in the taxable year in which they contemplate a sale of a new note are urged to consult their tax advisors as to the tax consequences of such sale.

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Estate Tax Consequences
      New notes beneficially owned by an individual who at the time of death is not a U.S. citizen or resident (as specially defined for U.S. federal estate tax purposes) will not be subject to U.S. federal estate tax as a result of such individual’s death, provided that, at the time of such individual’s death, the income from the new notes was not or would not have been effectively connected with the conduct by such individual of a trade or business within the United States and that such individual qualified for the exemption from U.S. federal withholding tax (without regard to the certification requirements) on interest that is described above under “ — Interest on the New Notes.”

Backup Withholding and Information Reporting
      Information reporting on Form 1099 and backup withholding will not apply to payments of principal and interest (including OID, if any) made by us or a paying agent to a Non-U.S. Holder on new notes if the certification described above under “ — Interest on the New Notes” is received, provided that the payor does not have actual knowledge that the Non-U.S. Holder is a Unites States person. However, interest (including OID, if any) may be required to be reported annually on Form 1042S. Payments of the proceeds from the sale by a holder that is a Non-U.S. Holder of a new note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, the U.S. branch of a foreign bank or a foreign insurance company, a foreign partnership controlled by U.S. persons or engaged in a U.S. trade or business, or a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of a new note through the U.S. office of a broker is subject to information reporting and backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.
PLAN OF DISTRIBUTION
      Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, beginning on the expiration date and ending at the close of business 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.
      We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by

30

delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      For a period of 180 days following the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the new notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. We note, however, that in the opinion of the SEC, indemnification against liabilities under federal securities laws is against public policy and may be unenforceable.
LEGAL OPINIONS
      The validity of the new notes will be passed upon by Stacy P. Thomas, who is an assistant secretary of Ford Credit. Mr. Thomas owns Ford common stock and options to purchase Ford common stock.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Ford Credit included in the 2005 10-K Report attached to this prospectus are included in reliance on the report of PricewaterhouseCoopers LLP, referred to hereafter as PwC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
      With respect to the unaudited financial information of Ford Credit for the three month and six month periods ended June 30, 2006 and 2005 included in this prospectus, PwC reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PwC is not subject to the liability provisions of Section 11 of the Securities Act of 1933, referred to hereafter as the Securities Act, for their report on the unaudited financial information included herein because that report is not a “report” or a “part” of the registration statement prepared or certified by PwC within the meaning of Sections 7 and 11 of the Securities Act.

31

Ford Motor Credit Company

ANNUAL REPORT

ON FORM 10-K

for the year ended

December 31, 2005

Filed pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

	Item		Page

PART III	10-13	Not Required
	14	Principal Accounting Fees and Services	51
PART IV	15	Exhibits and Financial Statement Schedules	52
		Signatures	55
		Report of Independent Registered Public Accounting Firm	FC-1
		Consolidated Statement of Income	FC-3
		Consolidated Balance Sheet	FC-4
		Consolidated Statement of Stockholder’s Equity	FC-5
		Consolidated Statement of Cash Flows	FC-6
		Notes to the Financial Statements	FC-7
		By-Laws	3-B-1
		Calculation of Ratio of Earnings to Fixed Charges	12-1
		Consent of Independent Registered Public Accounting Firm	23-1
		Powers of Attorney	24-1
		Rule 15d-14(a) Certification of CEO	31.1-1
		Rule 15d-14(a) Certification of CFO	31.2-1
		Section 1350 Certification of CEO	32.1-1
		Section 1350 Certification of CFO	32.2-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

(Mark One)
[X]	Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the fiscal year ended December 31, 2005
OR
☐	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from to
Commission file number 1-6368

Ford Motor Credit Company

(Exact name of registrant as specified in its charter)

Delaware	38-1612444
(State of incorporation)	(I.R.S. employer identification no.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (313) 322-3000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each Exchange on which registered

6 3/8% Notes due November 5, 2008	New York Stock Exchange
7 3/8% Notes due October 15, 2031	New York Stock Exchange
7.60% Notes due March 1, 2032	New York Stock Exchange

    Securities registered pursuant to Section 12(g) of the Act: None.

    Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    ☑ Yes         ☐ No

    Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    ☐ Yes         ☑ No

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☑

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.    ☑ Yes         ☐ No

    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑

    Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). ☐ Yes         ☑ No

    As of February 24, 2006, the registrant had outstanding 250,000 shares of Common Stock. No voting stock of the registrant is held by non-affiliates of the registrant.

REDUCED DISCLOSURE FORMAT

    The registrant meets the conditions set forth in General Instruction I(1)(a) and (b) of Form 10-K and is therefore filing this Form with the reduced disclosure format.

EXHIBIT INDEX APPEARS AT PAGE 52

PART I

ITEM 1.	BUSINESS

Overview

      Ford Motor Credit Company (referred to herein as “Ford Credit”, the “Company”, “we”, “our” or “us”) was incorporated in Delaware in 1959. We are an indirect, wholly owned subsidiary of Ford Motor Company (“Ford”). Our principal executive offices are located at One American Road, Dearborn, Michigan 48126, and our telephone number is (313) 322-3000.

      Our annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act are available free of charge through our website located at www.fordcredit.com/investorcenter/. These reports and our current reports on Form 8-K can be found on the SEC’s website located at www.sec.gov.

      Products and Services. We offer a wide variety of automotive financing products to and through automotive dealers throughout the world. Our primary financing products fall into three categories:

•	Retail financing — purchasing retail installment sale contracts and retail lease contracts from dealers, and offering financing to commercial customers, primarily vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets;

•	Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing; and

•	Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase and finance dealership real estate.

      We also service the finance receivables and leases we originate and purchase, make loans to Ford affiliates, purchase certain receivables of Ford and its subsidiaries and provide insurance services related to our financing programs.

      We earn our revenue primarily from:

•	Payments made under retail installment sale contracts and retail leases that we purchase, including interest supplements and other support payments from Ford on special-rate retail financing programs;

•	Investment and other income related to sold receivables; and

•	Payments made under wholesale and other dealer loan financing programs.

      Geographic Scope of Operations and Segment Information. We conduct our financing operations directly and through our subsidiaries and affiliates. We offer substantially similar products and services throughout many different regions, subject to local legal restrictions and market conditions. We divide our business segments based on geographic regions: Ford Credit North America (“North America segment”) and Ford Financial International (“International segment”). The North America segment includes our operations in the United States and Canada. The International segment includes our operations in all other countries in which we do business directly and indirectly. Additional financial information regarding our operations by business segments and operations by geographic regions are shown in Note 16 of our Notes to the Financial Statements.

North America Segment

      We do business in all 50 states of the United States and in all provinces in Canada. Our United States operations accounted for 67% and 68% of our total managed receivables at year-end 2005 and 2004, respectively, and our Canadian operations accounted for about 8% and 7% of our total

ITEM 1.	BUSINESS (Continued)

managed receivables in 2005 and 2004, respectively. Managed receivables include receivables sold in off-balance sheet securitizations and exclude receivables sold in whole-loan sale transactions. For a discussion of how we review our business performance, including on a managed basis, see the “Overview” section in Item 7.

      In the United States and Canada, under the Ford Credit brand name, we provide financing services to and through dealers of Ford, Lincoln and Mercury brand vehicles and non-Ford vehicles also sold by these dealers and their affiliates. We provide similar financial services under the Jaguar, Land Rover, Mazda and Volvo brand names to and through Jaguar, Land Rover, Mazda, Volvo and Aston Martin dealers, respectively.

International Segment

      Our International segment includes operations in three main regions: Europe, Asia-Pacific and Latin America. Our Europe region is our largest international operation, accounting for 18% and 19% of our total managed receivables at year-end 2005 and 2004, respectively. Within the International segment, our Europe region accounted for 74% and 77%, respectively, of our managed receivables at year-end 2005 and 2004, respectively. Most of our European operations are managed through a United Kingdom-based subsidiary, FCE Bank plc (“FCE”), which operates in the United Kingdom and operates branches in 15 other European countries. In addition, FCE has subsidiaries in the United Kingdom, Finland, Hungary, Poland and the Czech Republic that provide wholesale, leasing and retail vehicle financing. In our largest European markets, Germany and the United Kingdom, FCE offers most of our products and services under the Ford Credit/ Bank, Volvo Car Finance, Land Rover Financial Services, Jaguar Financial Services and Mazda Credit/ Bank brands. FCE generates most of our European revenue and contract volume from Ford Credit/ Bank brand products and services. FCE, through our Worldwide Trade Financing division, provides financing to dealers in countries where typically there is no established local Ford presence. In addition, other private label operations and outsourcing arrangements are in place in several markets in Central and Eastern Europe. We also offer financing in Germany and Sweden for Volvo brand vehicles through Volvo Auto Finanz Service Deutschland GmbH and Volvo Finans, a joint venture with Swedish Volvo dealers. We also have joint ventures in South Africa and Saudi Arabia that provide wholesale, leasing and retail vehicle financing.

      In the Asia-Pacific region, we operate in Australia, Japan, Taiwan, Thailand, New Zealand and China. The China Banking Regulatory Commission approved our final application to provide auto financing in China during the second quarter of 2005. We have joint ventures with local financial institutions and other third parties in Indonesia and the Philippines. In the Latin America region, we operate in Mexico, Puerto Rico, Brazil, Venezuela, Chile and Argentina.

Competition

      The automotive financing business is highly competitive. Our principal competitors for retail and wholesale financing are:

Retail	Wholesale

• Banks • Independent finance companies • Credit unions and savings and loan associations • Leasing companies • Other automobile manufacturers’ affiliated finance companies	• Banks • Other automobile manufacturers’ affiliated finance companies

      We compete mainly on the basis of service and financing rates. A key foundation of our service is providing broad and consistent purchasing policies for retail installment sale and lease contracts and consistent support for dealer financing requirements across economic cycles. Through these policies we have built strong relationships with Ford’s dealer network that enhance our

ITEM 1.	BUSINESS (Continued)

competitiveness. Our ability to provide competitive financing rates depends on effectively and efficiently originating, purchasing and servicing our receivables, and accessing the capital markets. We routinely monitor the capital markets and develop funding alternatives to maximize our competitive position. The ability to tailor our financing services to support Ford’s vehicle production and marketing plans gives us a competitive advantage in providing financing to Ford dealers and their customers. In addition, our size allows us to take advantage of economies of scale in both purchasing and servicing our receivables and leases.

      No single company is a dominant force in the industry. Some of our bank competitors have developed credit aggregation systems that permit dealers to send, through a single standard system, retail credit applications to multiple finance sources to evaluate financing options offered by these finance sources. This process has resulted in greater competition based on financing rates. We, along with other automobile manufacturers’ affiliated finance companies, formed a joint venture in 2002, RouteOne LLC (“RouteOne”), that developed a similar credit application management system. RouteOne operates a web-based system that enables dealers and their finance sources, including automobile manufacturers’ affiliated finance companies, banks, and other financial institutions, to exchange credit application and decision information online.

Seasonal Variations

      As a finance company, we own and manage a large portfolio of finance receivables and operating leases that are generated throughout the year and are collected over a number of years, primarily in fixed monthly payments. As a result, our overall financing revenues do not exhibit seasonal variations. However, throughout the automotive financing industry, charge-offs are typically higher in the first and fourth quarters of the year due to competing financial demands on customers.

Dependence on Ford

      The predominant share of our business consists of financing Ford vehicles and supporting Ford dealers. Any extended reduction or suspension of Ford’s production or sale of vehicles due to a decline in consumer demand, work stoppage, governmental action, negative publicity or other event, or significant changes to marketing programs sponsored by Ford, would have an adverse effect on our business. Additional information about Ford’s business, operations, production, sales and risks can be found in Ford’s Annual Report on Form 10-K for the year ended December 31, 2005 (“Ford’s 2005 10-K Report”), filed separately with the SEC and included as an exhibit to this report (without financial statements and exhibits).

      Ford has sponsored special-rate financing programs available only through us. Similar programs may be offered in the future. Under these programs, Ford makes interest supplements or other support payments to us. These programs increase our financing volume and share of financing sales of Ford vehicles. For further discussion regarding interest supplements and other support costs earned from affiliated companies, see Note 15 of our Notes to the Financial Statements.

Retail Financing

Overview and Purchasing Process

      We provide financing services to retail customers through automotive dealers that have established relationships with us. Our primary business consists of purchasing retail installment sale and lease contracts for new and used vehicles mainly from dealers of Ford vehicles. We report in our financial statements the receivables from customers under installment sale contracts and certain leases with fleet customers as finance receivables. We report in our financial statements most of our retail leases as net investment in operating leases with the capitalized cost of the vehicles recorded as depreciable assets.

ITEM 1.	BUSINESS (Continued)

      In general, we purchase from dealers retail installment sale contracts and lease contracts that meet our credit standards. These contracts primarily relate to the purchase or lease of new vehicles, but some are for used vehicles. Dealers typically submit customer applications electronically to one of our branch offices. Some of the applications are automatically evaluated and either approved or rejected based on our origination scorecard and credit policy criteria. In other cases, our credit analysts evaluate applications using our written guidelines.

Retail Installment Sale Contracts

      The amount we pay for a retail installment sale contract is based on a negotiated vehicle purchase price agreed to between the dealer and the retail customer, plus any additional products, such as insurance and extended service plans, that are included in the contract, less any vehicle trade-in allowance or down payment from the customer applied to the purchase price. The net purchase price owed by the customer typically is paid over a specified number of months with interest at a fixed rate negotiated between the dealer and the retail customer. The dealer may retain a portion of the finance charge.

      We offer a variety of retail installment sale financing products. In the United States, retail installment sale contract terms for new Ford, Lincoln and Mercury brand vehicles range primarily from 12 to 72 months. The average original term of our retail installment sale contracts was 57 months in the United States in 2005, compared with 58 months in 2004.

      Some of our retail installment sale contracts have non-uniform payment periods and payment amounts to accommodate special cash flow situations. We also offer a retail balloon product under which the retail customer may finance their vehicle with an installment sale contract with a series of monthly payments followed by paying the amount remaining in a single balloon payment. The customer can satisfy the balloon payment obligation by payment in full of the amount owed, by refinancing the amount owed, or by returning the vehicle to us and paying additional charges for mileage and excess wear and use, if any. We sell vehicles returned to us to other Ford and non-Ford dealers through the same auction process that we use for repossessed vehicles. Customers who choose our retail balloon product may also qualify for special-rate financing offers from Ford.

      We hold a security interest in the vehicles purchased through retail installment sale contracts. This security interest provides us certain rights and protections. As a result, if our collection efforts fail to bring a delinquent customer’s payments current, we generally can repossess the customer’s vehicle, after satisfying local legal requirements, and sell it at auction. The customer typically remains liable for any deficiency between net auction proceeds and the defaulted contract obligations, including any repossession-related expenses. We require retail customers to carry fire, theft and collision insurance on financed vehicles.

Retail Lease Plans

      We offer leasing plans to retail customers through our dealers. Our highest volume retail-leasing plan is called Red Carpet Lease, which is offered in the United States and Canada through dealers of Ford, Lincoln and Mercury brands. We offer similar lease plans through dealers of other Ford brands (Jaguar, Land Rover, Mazda, Volvo and Aston Martin). Under these plans, dealers originate the leases and offer them to us for purchase. Upon our purchase of a lease, we take ownership of the lease and title to the leased vehicle from the dealer. After we purchase a lease from a dealer, that dealer generally has no further obligation to us in connection with the lease. The customer is responsible for properly maintaining the vehicle and is obligated to pay for excess wear and use as well as excess mileage, if any. At the end of the lease, the customer has the option to purchase the vehicle for the customer purchase option price specified in the lease contract, or return the vehicle to the dealer. If the customer returns the vehicle to the dealer, the dealer may buy the vehicle from us

ITEM 1.	BUSINESS (Continued)

or return it to us. We sell vehicles returned to us to other Ford and non-Ford dealers through the same auction process that we use for repossessed vehicles.

      The amount we pay to a dealer for a retail lease, also called the acquisition cost, is based on the negotiated vehicle price agreed to by the dealer and the retail customer plus any additional products, such as insurance and extended service plans, that are included in the contract, less any vehicle trade-in allowance or down payment from the customer. The customer makes monthly lease payments based on the acquisition cost less the contractual residual value of the vehicle, plus lease charges. Some of our lease programs, such as our Red Carpet Lease Advance Payment Plan, provide certain pricing advantages to customers who make all or some monthly payments at lease inception or purchase refundable higher mileage allowances. We require lease customers to carry fire, theft, liability and collision insurance on leased vehicles. In the case of a contract default and repossession, the customer typically remains liable for any deficiency between net auction proceeds and the defaulted contract obligations, including any repossession-related expenses.

      In the United States, retail operating lease terms for new Ford, Lincoln and Mercury brand vehicles range primarily from 12 to 48 months. In 2005, the average original lease term was 31 months compared with 34 months in 2004.

Other Vehicle Financing

      We also offer vehicle-financing programs to commercial customers including leasing companies, daily rental companies, government entities and fleet customers. These financings include both lease plans and installment purchase plans and are generally for terms of 12 to 84 months. The financing obligations are collateralized by perfected security interests on financed vehicles in almost all instances and, where appropriate, an assignment of rentals under any related leases. At the end of the finance term, a lease customer may be required to pay us any shortfall between the fair market value and the specified end of term value of the vehicle. If the fair market value of the vehicle at the end of the finance term exceeds the specified end of term value, we may pay the lease customer the excess amount. These financings are included in retail finance receivables and net investment in operating leases in our financial statements.

Wholesale Financing

      We offer a wholesale financing program for qualifying dealers to finance new and used vehicles held in inventory. We generally finance the vehicle’s wholesale invoice price for new vehicles and up to 100% of the dealer’s purchase price for used vehicles. Dealers generally pay a floating interest rate on wholesale loans based on the prime rate. In the United States in 2005, the average wholesale receivable was outstanding for 90 days, excluding the time the vehicle was in transit from the assembly plant to the dealership. Our wholesale financing program includes financing of large multi-brand national dealer groups that are some of our largest wholesale customers based on the amount financed.

      When a dealer uses our wholesale financing program to purchase vehicles we obtain a security interest in the vehicles and, in many instances, other assets of the dealer. Our subsidiary, The American Road Insurance Company (“TARIC”), generally provides insurance for vehicle damage and theft of vehicles held in dealer inventory that are financed by us.

Other Financing

      We make loans to dealers for improvements to dealership facilities, working capital and the purchase and financing of dealership real estate. These loans are included in other finance receivables in our financial statements. These loans typically are secured by mortgages on real

ITEM 1.	BUSINESS (Continued)

estate, security interests in other dealership assets and sometimes personal guarantees from the individual owners of the dealership.

      We also purchase certain receivables generated by divisions and affiliates of Ford, primarily in connection with the delivery of vehicle inventories from Ford, the sale of parts and accessories by Ford to dealers and the purchase of other receivables generated by Ford. These receivables are included in net finance receivables in our financial statements.

Marketing and Special Programs

      We actively market our financing products and services to automotive dealers and customers. Through personal sales contacts, targeted advertisements in trade publications, participation in dealer-focused conventions and organizations and support from manufacturers, we seek to demonstrate to dealers the value of entering into a business relationship with us. Our marketing strategy is based on our belief that we can better assist dealers in achieving their sales, financial and customer satisfaction goals by being a stable, committed finance source with knowledgeable automotive and financial professionals offering personal attention and interaction. We demonstrate our commitment to dealer relationships with a variety of materials, measurements and analyses showing the advantages of a full range of automotive financing products that allows consistent and predictable single source financing. From time to time, we promote increased dealer transactions through incentives, bonuses, contests and selected program and rate adjustments.

      We promote our retail financing products primarily through pre-approved credit offers to prospective customers, point-of-sale information, ongoing communications and contacts with existing customers. Our communications to these customers promote the advantages of our financing products, the availability of special plans and programs and the benefits of affiliated products, such as extended warranties, service plans, insurance coverage gap protection and excess wear and use waivers. We also emphasize the quality of our customer service and the ease of making payments and transacting business with us. For example, through our web site located at www.fordcredit.com, a customer can make inquiries, review an account balance, examine current incentives, schedule an electronic payment or qualify for a pre-approved credit offer.

      We also market our non-consumer financial services described above in “Other Vehicle Financing” with a specialized group of employees who make direct sales calls on dealers, and, often at the request of such dealers, on potential high-volume commercial customers. This group also uses various materials to explain our flexible programs and services specifically directed at the needs of commercial and fleet vehicle customers.

Servicing

      General. After we purchase retail installment sale contracts and leases from dealers and other customers, we manage the receivables during their contract terms. This management process is called servicing. We service the finance receivables and leases we originate and purchase. Our servicing duties include the following:

•	applying monthly payments from customers,

•	contacting delinquent customers for payment,

•	maintaining the security interest in the financed vehicle,

•	monitoring insurance coverage for lease vehicles in certain states,

•	providing billing statements to customers,

•	responding to customer inquiries,

ITEM 1.	BUSINESS (Continued)

•	releasing security interests on paid-off finance contracts,

•	arranging for the repossession of vehicles, and

•	selling repossessed and returned vehicles at auction.

      Customer Payment Operations. In the United States and Canada, customers are directed in their monthly billing statements to mail payments to a bank for deposit in a lockbox account. Customers may also make payments through electronic payment services, a direct debit program or a telephonic payment system.

      Servicing Activities — Consumer Credit. We design our collection strategies and procedures to keep accounts current and to collect on delinquent accounts. We employ a combination of proprietary and non-proprietary tools to assess the probability and severity of default for all of our receivables and leases and implement our collection efforts based on our determination of the credit risk associated with each customer. As each customer develops a payment history, we use an internally developed behavioral scoring model to assist in determining the best collection strategies. Based on data from this scoring model, we group contracts by risk category for collection. Our centralized collection operations are supported by auto-dialing technology and proprietary collection and workflow operating systems. Our United States systems also employ a web-based network of outside contractors who support the repossession process. Through our auto-dialer program and our monitoring and call log systems, we target our efforts on contacting customers about missed payments and developing satisfactory solutions to bring accounts current.

      Outsourced Operations. We engage vendors to perform many of our servicing processes. These processes include applying monthly payments from customers, monitoring the perfection of security interests in financed vehicles, monitoring insurance coverage on lease vehicles in certain states, imaging of contracts and electronic data file maintenance, generation of retail and lease billing statements, telephonic payment systems for retail customers, the handling of some inbound customer service calls and the recovery of deficiencies for selected accounts.

      Payment Extensions. We frequently offer payment extensions to customers who have encountered temporary financial difficulty that limits their ability to pay as contracted. A payment extension allows the customer to extend the term of the contract, usually by paying a fee that is calculated in a manner specified by law. Following a payment extension, the customer’s account is no longer delinquent. Before agreeing to a payment extension, the service representative reviews the customer’s payment history, current financial situation and assesses the customer’s desire and capacity to make future payments. The service representative decides whether the proposed payment extension complies with our policies and guidelines. Service center managers review, and generally must approve, payment extensions outside these guidelines.

      Repossessions and Auctions. We view repossession of a financed or leased vehicle as a final step that we undertake only after all other collection efforts have failed. We usually sell repossessed vehicles at auction and apply the proceeds to the amount owed on the customer’s account. At our National Recovery Center, we continue to attempt collection of any deficient amounts until the account is paid in full, we obtain mutually satisfactory payment arrangements with the debtor or we determine that the account is uncollectible.

      Ford’s Vehicle Remarketing Department, in conjunction with our regional service centers and our National Recovery Center, manages the sale of repossessed vehicles and returned leased vehicles. Repossessed vehicles are reported in other assets on our balance sheet at values that approximate expected net auction proceeds. We inspect and recondition the vehicle to maximize the net auction value of the vehicle. Vehicles are then offered for sale through open auctions, in which any licensed dealer can participate, and closed auctions, in which only Ford, Lincoln and Mercury dealers may participate.

ITEM 1.	BUSINESS (Continued)

      Wholesale and Commercial. We require dealers to submit monthly financial statements that we monitor for potential credit deterioration. We assign an evaluation rating to each dealer and we perform physical audits of vehicle inventory periodically, with more frequent audits for higher risk dealers. We monitor dealer inventory financing payoffs daily to detect deviations from typical repayment patterns and take appropriate actions. Within the United States and Canada, we provide services to fleet purchasers, leasing companies, daily rental companies and other commercial customers. We generally review our exposure under these credit arrangements at least annually. In our international markets, this business is managed within the head office of the local market area.

Insurance

      We conduct insurance operations primarily through TARIC and its subsidiaries in the United States and Canada and through various other insurance subsidiaries outside the United States and Canada. TARIC offers a variety of products and services, including:

•	Extended service plan contracts, mainly through Ford dealers for new and used vehicles,

•	Physical damage insurance covering vehicles at dealers’ locations and vehicles in-transit between final assembly plants and dealers’ locations, and

•	Physical damage/liability coverage on Ford dealer daily rental vehicles.

      We also offer various Ford branded insurance products throughout the world underwritten by non-affiliated insurance companies from which we receive fee income but the underwriting risk remains with the non-affiliated insurance companies. In addition, TARIC provides to Ford and its subsidiaries various types of surety bonds, including bonds generally required as part of any appeals of litigation, financial guarantee bonds and self-insurance workers’ compensation bonds. Our insurance business generated approximately 1% of our total revenues in 2005 and 2004.

Employee Relations

      At December 31, 2005, we had approximately 14,000 full-time employees. Most of our employees are salaried, and most are not represented by a union. We consider employee relations to be satisfactory.

Governmental Regulations

      As a finance company, we are highly regulated by the governmental authorities in the locations where we operate.

United States

      Within the United States, our operations are subject to regulation, supervision and licensing under various federal, state and local laws and regulations.

      Federal Regulation. We are subject to extensive federal regulation, including the Truth-in-Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective purchasers and lessees in consumer retail and lease financing transactions and prohibit discriminatory credit practices. The principal disclosures required under the Truth-in-Lending Act for retail finance transactions include the terms of repayment, the amount financed, the total finance charge and the annual percentage rate. For retail lease transactions, we are required to disclose the amount due at lease inception, the terms for payment, and information about lease charges, insurance, excess mileage, wear and use charges and liability on early termination. The Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants and customers on a variety of factors, including race, color, sex, age or marital status. Pursuant to the Equal Credit Opportunity Act, creditors are required to make certain

ITEM 1.	BUSINESS (Continued)

disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for being denied. In addition, any of the credit scoring systems we use during the application process or other processes must comply with the requirements for such systems under the Equal Credit Opportunity Act. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a consumer credit report obtained from a national credit bureau and sets forth requirements related to identity theft, privacy and enhanced accuracy in credit reporting content. We are also subject to the Servicemember’s Civil Relief Act that prohibits us from charging interest in excess of 6% on transactions with customers who subsequently enter into full-time service with the military and limits our ability to collect future payments from lease customers who terminate their lease early. In addition, we are subject to other federal regulation, including the Gramm-Leach-Bliley Act, that requires us to maintain confidentiality and safeguard certain consumer data in our possession and to communicate periodically with consumers on privacy matters.

      State Regulation — Licensing. In most states, a consumer credit regulatory agency regulates and enforces laws relating to finance companies. Rules and regulations generally provide for licensing of finance companies, limitations on the amount, duration and charges, including interest rates, that can be included in finance contracts, requirements as to the form and content of finance contracts and other documentation, and restrictions on collection practices and creditors’ rights. We must renew these licenses periodically. Moreover, several states have laws that limit interest rates on consumer financing. In periods of high interest rates, these rate limitations could have an adverse effect on our operations if we were unable to purchase retail installment sale contracts with finance charges that reflect our increased costs. In certain states, we are subject to periodic examination by state regulatory authorities.

      State Regulation — Repossessions. To mitigate our credit losses, sometimes we repossess a financed or leased vehicle. Repossessions are subject to prescribed legal procedures, including peaceful repossession, one or more customer notifications, a prescribed waiting period prior to disposition of the repossessed vehicle and return of personal items to the customer. Some states provide the customer with reinstatement rights that require us to return a repossessed vehicle to the customer in certain circumstances. Our ability to repossess and sell a repossessed vehicle is restricted if a customer declares bankruptcy.

International

      In some countries outside the United States, some of our subsidiaries, including FCE, are regulated banking institutions and are required, among other things, to maintain minimum capital reserves. FCE is authorized as a deposit taking business and insurance intermediary under the Financial Services and Markets Act of 2000 and is regulated by the U.K. Financial Services Authority (“FSA”). FCE also holds a standard license under the U.K. Consumer Credit Act of 1974. Since 1993, FCE has obtained authorizations from the Bank of England (which role is now undertaken by the FSA) pursuant to the Second Banking Consolidation Directive entitling it to operate branches in 15 other European countries. In many other locations where we operate, governmental authorities require us to obtain licenses to conduct our business.

Regulatory Compliance Status

      We believe that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all laws and regulations applicable to us and our operations. Failure to satisfy those legal and regulatory requirements could have a material adverse effect on our operations, financial condition and liquidity. Further, the adoption of new laws or regulations, or the revision of existing laws and regulations, could have a material adverse effect on our operations, financial condition and liquidity.

ITEM 1.	BUSINESS (Continued)

      We actively monitor proposed changes to relevant legal and regulatory requirements in order to maintain our compliance. Through our governmental relations efforts, we also attempt to participate in the legislative and administrative rule-making process on regulatory initiatives that impact finance companies. Our ongoing compliance efforts have not had a material adverse effect on our operations, financial condition or liquidity.

Transactions with Ford and Affiliates

      We have a profit maintenance agreement with Ford that requires Ford to maintain our consolidated income before income taxes and net income at specified minimum levels. In addition, we have an agreement to maintain a minimum control interest in FCE and to maintain FCE’s net worth above a minimum level. No payments were made under either of these agreements during the 2003 through 2005 periods.

      We formally documented our long-standing business practices with Ford in an agreement dated October 18, 2001, a copy of which was filed with the SEC on that date and is incorporated by reference herein as an exhibit. The principal terms of this agreement include the following:

•	Any extension of credit from us to Ford or any of Ford’s automotive affiliates will be on arm’s length terms and will be enforced by us in a commercially reasonable manner;

•	We will not be required to guarantee the indebtedness of, make any investments in, or purchase any real property or manufacturing equipment classified as an automotive asset from Ford or any of Ford’s automotive affiliates;

•	We and Ford agree to maintain our stockholder’s equity at a commercially reasonable level to support the amount, quality and mix of our assets taking into account general business conditions affecting us;

•	We will not be required by Ford or any of Ford’s automotive affiliates to accept credit or residual risk beyond what we would be willing to accept acting in a prudent and commercially reasonable manner (taking into consideration any interest rate supplements or residual value support payments, guarantees, or other subsidies that are provided to us by Ford or any of Ford’s automotive affiliates); and

•	We and Ford are separate, legally distinct companies, and we will continue to maintain separate books and accounts. We will prevent our assets from being commingled with Ford’s assets, and hold ourselves out as a separate and distinct company from Ford and Ford’s automotive affiliates.

      More information about transactions between us and Ford and other affiliates is contained in Note 15 of our Notes to the Financial Statements, “Business — Overview”, “Business — Retail Financing”, “Business — Other Financing” and the description of Ford’s business in Exhibit 99.

ITEM 1A. RISK FACTORS

      The following are the most significant risk factors applicable to us:

      Inability to Access Debt or Securitization Markets Around the World at Competitive Rates or in Sufficient Amounts Due to Additional Credit Rating Downgrades or Otherwise — Recent lowering of our credit ratings has increased our borrowing costs and has caused our access to the unsecured debt markets to become more restricted. In response, we have increased our use of securitization and other sources of liquidity. Over time, and particularly in the event of any further credit rating downgrades or a significant decline in the demand for the types of securities we offer, we may need to reduce the amount of receivables we purchase. A significant reduction in the amount of our

ITEM 1A. RISK FACTORS (Continued)

purchased receivables would significantly reduce our ongoing profits and could adversely affect our ability to support the sale of Ford vehicles.

      Higher-Than-Expected Credit Losses — Credit risk is the possibility of loss from a customer’s or dealer’s failure to make payments according to contract terms. Credit risk (which is heavily dependent upon economic factors, including unemployment, consumer debt service burden, personal income growth, dealer profitability and used car prices) has a significant impact on our business. The level of credit losses we may experience could exceed our expectations.

      Increased Competition from Banks or Other Financial Institutions Seeking to Increase Their Share of Financing Ford Vehicles — No single company is a dominant force in the automotive finance industry. Some of our bank competitors in the United States have developed credit aggregation systems that permit dealers to send, through a single standard system, retail credit applications to multiple finance sources to evaluate financing options offered by these finance sources. This process has resulted in greater competition based on financing rates. In addition, we are facing increased competition from banks on wholesale financing for Ford dealers. Competition from such competitors may increase, which could adversely affect our profitability and the volume of our business.

      Changes in Interest Rates — We are exposed to interest rate risk, and the particular market to which we are most exposed is U.S. dollar LIBOR. Our interest rate risk exposure results principally from “re-pricing risk,” or differences in the re-pricing characteristics of assets and liabilities. Any inability to adequately control this exposure could adversely affect our business.

      Collection and Servicing Problems Related to Our Finance Receivables and Net Investment in Operating Leases — After we purchase retail installment sale contracts and leases from dealers and other customers, we manage or service the receivables. Any disruption of our servicing activity, due to inability to access or accurately maintain our customer account records or otherwise, could have a significant negative impact on our ability to collect on those receivables and/or satisfy our customers.

      Lower-Than-Anticipated Residual Values or Higher-Than-Expected Return Volumes for Leased Vehicles — We project expected residual values (including residual value support payments from Ford) of the vehicles we lease. Actual proceeds realized by us upon the sale of returned leased vehicles at lease termination may be lower than the amount projected, which reduces the profitability of the lease transaction to us. Among the factors that can affect the value of returned lease vehicles are the volume of vehicles returned, economic conditions and the quality or perceived quality, safety or reliability of the vehicles. All of these, alone or in combination, have the potential to adversely affect our profitability.

      New or Increased Credit, Consumer or Data Protection, or Other Regulations Resulting in Higher Costs and/or Additional Financing Restrictions — As a finance company, we are highly regulated by governmental authorities in the locations where we operate. In the United States, our operations are subject to regulation, supervision and licensing under various federal, state and local laws and regulations, including the federal Truth-in-Lending Act, Equal Credit Opportunity Act and Fair Credit Reporting Act. In some countries outside the United States, our subsidiaries are regulated banking institutions and are required, among other things, to maintain minimum capital reserves. In many other locations, governmental authorities require companies to have licenses in order to conduct financing businesses. Efforts to comply with these laws and regulations impose significant costs on us, and affect the conduct of our business. Additional regulation could add significant cost or operational constraints that might impair the profitability of our business.

      Changes in Ford’s Marketing Programs That De-Emphasize Financing Incentives, Which Could Result in a Decline in Our Share of Financing of Ford Vehicles — The predominant share of our business consists of financing Ford vehicles and supporting Ford dealers. For many years, Ford has sponsored special rate financing programs available only through us. Under these programs, Ford

ITEM 1A. RISK FACTORS (Continued)

makes interest supplements or other support payments to us. These programs increase our financing volume and share of financing sales of Ford vehicles. If Ford were to adopt marketing strategies in the future that de-emphasized such programs in favor of other incentives, such as a recent program in the United States that lowered vehicle purchase prices to those available to Ford employees, our financing volume could be reduced.

ITEM 1B.	UNRESOLVED STAFF COMMENTS

      We have no unresolved SEC staff comments to report.

ITEM 2.	PROPERTIES

      We own our world headquarters in Dearborn, Michigan. We lease our corporate offices in Brentwood, England from an affiliate of Ford. Most of our automotive finance branches and service centers are located in leased properties. The continued use of any of these leased properties is not material to our operations. At December 31, 2005, our total future rental commitment under leases of real property was $162 million.

      We operate in the United States through about 81 dealer automotive financing branches and seven regional service centers. We do business in all provinces in Canada through seven dealer automotive financing branches and two regional service centers.

      Our North American regional service centers are located in:

United States:	Colorado Springs, Colorado Tampa, Florida Baltimore, Maryland Henderson, Nevada	Greenville, South Carolina Nashville, Tennessee Irving, Texas
Canada:	Edmonton, Alberta	Ottawa, Ontario

      Each of these service centers generally services customers located in their region, but all of our North American service centers are electronically linked and workload can be allocated across service centers.

      We also have four specialty service centers in North America that focus on specific servicing activities:

•	Customer Service Center — Omaha, Nebraska;

•	Volvo Customer Service Center — Richardson, Texas;

•	National Bankruptcy Service Center — Livonia, Michigan; and

•	National Recovery Center — Mesa, Arizona.

      In Europe, we have dealer and customer servicing activities in St. Albans, England to support our U.K. operations and customers, and in Cologne, Germany to support our German operations and customers. In smaller countries, we provide servicing through our local branches.

ITEM 3.	LEGAL PROCEEDINGS

      We are subject to legal actions, governmental investigations and other proceedings and claims relating to state and federal laws concerning finance and insurance, employment-related matters, personal injury matters, investor matters, financial reporting matters and other contractual relationships. Some of these matters are class actions or are seeking class action status. Some of these matters may involve claims for compensatory, punitive or treble damages and attorneys’ fees

ITEM 3. LEGAL PROCEEDINGS (Continued)

in very large amounts, or request other relief which, if granted, would require very large expenditures. Our significant pending matters are summarized below:

      Fair Lending Class Actions. The plaintiffs in Jones v. Ford Motor Credit Company, a class action pending in federal court in New York, allege that our pricing practices discriminate against African-Americans. In the fourth quarter of 2005, we and the plaintiffs submitted a proposed settlement agreement to the court. The court has preliminarily approved the settlement. Final approval is subject to a fairness hearing scheduled for May 31, 2006. The plaintiffs in Borlay v. PRIMUS (formerly referred to as Claybrook v. PRIMUS) have made similar allegations concerning PRIMUS accounts. The trial in Borlay has been completed, but the court has not issued a ruling. A hearing is scheduled for March 9, 2006.

      Litigation is subject to many uncertainties and the outcome is not predictable. It is reasonably possible that these matters could be decided unfavorably to us. Although the amount of liability at December 31, 2005 with respect to these litigation matters cannot be ascertained, we believe that any resulting liability should not materially affect our operations, financial condition and liquidity.

      In addition, any litigation, investigation, proceeding or claim against Ford that results in Ford incurring significant liability, expenditures or costs could also have a material adverse affect on our operations, financial condition and liquidity. For a discussion of pending significant cases against Ford, see Item 3 in Ford’s 2005 10-K Report.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

      At December 31, 2005, all shares of our common stock were owned by Ford Holdings, LLC, a wholly owned subsidiary of Ford. We did not issue or sell any equity securities during 2005, and there is no market for our stock. We paid cash dividends of $2.75 billion and $4.3 billion in 2005 and 2004, respectively. For a discussion of our dividend policy, see the “Leverage” section in Item 7.

ITEM 6.	SELECTED FINANCIAL DATA

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

FIVE-YEAR SUMMARY OF SELECTED FINANCIAL DATA

	2005	2004	2003	2002	2001

Selected Income Statement	(in millions)
Total revenue	$16,644	$17,882	$20,090	$22,438	$24,428
Depreciation on vehicles subject to operating leases	4,430	4,909	7,009	8,435	8,397
Interest expense	5,842	5,333	5,831	6,929	8,922
Total financing margin and revenue	6,372	7,640	7,250	7,074	7,109
Provision for credit losses	166	900	1,888	2,749	3,199
Income from continuing operations before income taxes	3,861	4,431	2,956	1,979	1,493
Income from continuing operations	2,451	2,781	1,820	1,241	829
Net income	2,492	2,862	1,817	1,234	839
Memo: Cash dividends paid	$2,750	$4,300	$3,700	$1,150	$400
Selected Balance Sheet	(in billions)
Finance receivables, net	$109.9	$110.8	$105.3	$90.0	$103.2
Net investment in operating leases	22.2	21.9	23.2	31.3	37.2

Total net finance receivables and operating leases	$132.1	$132.7	$128.5	$121.3	$140.4

Allowance for credit losses	$1.6	$2.4	$2.9	$3.0	$2.6
Total assets	162.2	172.6	179.1	170.4	173.1
Total managed receivables (a)	150.1	168.3	175.4	191.4	199.1
Short-term debt	$31.8	$31.8	$24.7	$16.2	$22.6
Long-term debt	102.7	112.5	125.0	124.1	123.2

Total debt	$134.5	$144.3	$149.7	$140.3	$145.8

Stockholder’s equity	$10.7	$11.5	$12.5	$13.6	$12.0

(a)	Managed receivables include receivables sold in off-balance sheet securitizations and exclude receivables sold in whole-loan sale transactions. For a discussion of how we review our business performance, including on a managed basis, see the “Overview” section in Item 7.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Generation of Revenue, Income and Cash

      Our primary focus is to profitably support the sale of Ford vehicles. The principal factors that influence our earnings are the amount and mix of finance receivables and net investment in operating leases and financing margins. The performance of these receivables and leases over time, mainly through the impact of credit losses and variations in the residual value of leased vehicles, also affects our earnings.

      The amount of our finance receivables and net investment in operating leases depends on many factors, including:

•	the volume of new and used vehicle sales and leases,

•	the extent to which we purchase retail installment sale and lease contracts and the extent to which we provide wholesale financing,

•	the sales price of the vehicles financed,

•	the level of dealer inventories,

•	Ford-sponsored special financing programs available exclusively through us, and

•	the availability of cost-effective funding for the purchase of retail installment sale and lease contracts and to provide wholesale financing.

      For finance receivables, financing margin equals the difference between revenue earned on finance receivables and the cost of borrowed funds. For operating leases, financing margin equals revenue earned on operating leases, less depreciation expense and the cost of borrowed funds. Interest rates earned on most receivables and rental charges on operating leases generally are fixed at the time the contracts are originated. On some receivables, primarily wholesale financing, we charge interest at a floating rate that varies with changes in short-term interest rates.

Business Performance

      We review our business performance from several perspectives, including:

•	On-balance sheet basis — includes the receivables we own and receivables sold for legal purposes that remain on our balance sheet,

•	Securitized off-balance sheet basis — includes receivables sold in securitization transactions that are not reflected on our balance sheet,

•	Managed basis — includes on-balance sheet and securitized off-balance sheet receivables that we continue to service, and

•	Serviced basis — includes managed receivables and receivables sold in whole-loan sale transactions where we retain no interest in the sold receivables, but which we continue to service.

      We analyze our financial performance primarily on an on-balance sheet and managed basis. We retain interests in receivables sold in off-balance sheet securitizations and, with respect to subordinated retained interests, we have credit risk. As a result, we evaluate credit losses, receivables and leverage on a managed basis as well as on an on-balance sheet basis. In contrast, we do not have the same financial interest in the performance of receivables sold in whole-loan sale transactions, and as a result, we generally review the performance of our serviced portfolio only to evaluate the effectiveness of our origination and collection activities. To evaluate the performance of

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

these activities, we monitor a number of measures, such as repossession statistics, losses on repossessions and the number of bankruptcy filings.

      We measure the performance of our North America segment and our International segment primarily on an income before income taxes basis, after excluding the impact to earnings from hedge ineffectiveness, and other related fair value accounting adjustments, because our risk management activities are carried out on a centralized basis at the corporate level, with only certain elements allocated to our two segments. For further discussion regarding our segments, see Note 16 of our Notes to the Financial Statements.

Trends and Strategies

      Origination: Buy it Right, Price it Right — Our primary focus is to profitably support the sale of Ford vehicles. We will continue to work closely with our brand partners in 2006 to create value for our dealers and customers by seeking opportunities to go into the marketplace together, maximizing our unique position as Ford’s financing company. In 2006, the work to integrate our sales platform of full service branches that support our Ford, Lincoln, Mercury, Jaguar, Land Rover, Mazda, Volvo and Aston Martin brands will be completed. Risk management is also key to our continued value and profitability. We have extensive risk experience and large sample sizes, enabling us to develop proprietary scoring models which outperform generic scoring models. Our focus is on providing new tools and actionable information to dealers and leveraging and strengthening global risk skills internally. Through these efforts, we will continue to optimize profitability as well as generate incremental vehicle sales for Ford.

      Servicing: Operate Efficiently, Collect Effectively, Enhance Owner Loyalty — We have been successfully transforming our global business since 2000 and that process will continue in 2006. Our service centers are driving efficiency globally by increasing the commonality of our business processes and information technology platforms. In North America, for example, we enhanced our collection modeling capabilities to allow for more focused collection activity on high-risk accounts and refined a risk-based staffing model to ensure collection resources are aligned with portfolio risk. On a global basis, we are focused on driving cost reductions in proportion to the overall size of our business while improving customer service and owner loyalty.

      Funding: Fund it Efficiently, Manage Risk — Our funding strategy is to maintain liquidity and access to diverse funding sources that are cost effective. In recent years, lower credit ratings generally have resulted in higher borrowing costs and reduced access to capital markets. Our credit ratings are closely associated with the credit ratings of Ford, which have been lowered in the last several years. These lower credit ratings are primarily a reflection of concerns regarding Ford’s automotive cash flow and profitability, declining market share, excess industry capacity, industry pricing pressure and rising health care costs. As our credit ratings have declined, asset-backed funding programs have become more cost effective compared with unsecured funding programs, and allow us access to a broader investor base. We plan to meet the significant portion of our funding requirements through securitizations in 2006.

Results of Operations

      As discussed in Note 1 of our Notes to the Financial Statements, certain prior year amounts were reclassified to conform to current year presentation.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Full Year 2005 Compared with Full Year 2004

      In 2005, net income was down $370 million compared with a year ago. Our income from continuing operations before income taxes was down $570 million. The decrease in earnings primarily reflected higher borrowing costs and the impact of lower retail receivable levels, offset partially by improved credit loss performance. Results of our operations by business segment for 2005 and 2004 are shown below:

	Full Year

			2005
			Over/(Under)
	2005	2004	2004

	(in millions)
Income from continuing operations before income taxes
North America segment	$2,984	$3,371	$(387)
International segment	951	778	173
Unallocated risk management	(74)	282	(356)

Income from continuing operations before income taxes	3,861	4,431	(570)
Provision for income taxes and minority interests	(1,410)	(1,650)	240
Income/(Loss) from discontinued operations	41	81	(40)

Total net income	$2,492	$2,862	$(370)

      The decrease in North America segment earnings primarily reflected the same causal factors described above.

      The increase in International segment income primarily reflected a gain on sale of compensation bonds in Argentina, improved credit loss performance and the non-recurrence of impairment of certain unconsolidated investments in our Asia-Pacific region, offset partially by the impact of higher borrowing costs. The compensation bonds were issued by the Argentine government in late 2001 and were intended to compensate entities for government-mandated devaluation of the peso undertaken to provide debt relief to consumers.

      The decrease in unallocated risk management income reflected unfavorable market valuation of derivative instruments and associated exposures.

Full Year 2004 Compared with Full Year 2003

      In 2004, earnings were up $1,045 million compared with 2003. Income from continuing operations before income taxes was up $1,475 million compared with 2003. The increase in earnings primarily reflected improved credit loss performance and improved leasing results. Results of our operations by business segment for 2004 and 2003 are shown below:

	Full Year

			2004
			Over/(Under)
	2004	2003	2003

	(in millions)
Income from continuing operations before income taxes
North America segment	$3,371	$1,997	$1,374
International segment	778	660	118
Unallocated risk management	282	299	(17)

Income from continuing operations before income taxes	4,431	2,956	1,475
Provision for income taxes and minority interests	(1,650)	(1,136)	(514)
Income/(Loss) from discontinued operations	81	(3)	84

Total net income	$2,862	$1,817	$1,045

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

      North America segment income in 2004 was up $1,374 million compared with 2003. This increase primarily reflected improved credit loss performance and improved leasing results, offset partially by lower income related to sales of receivables. The improved credit loss performance primarily resulted from fewer repossessions and a lower average loss per repossession. The improvement in leasing results primarily reflected higher used vehicle prices and a reduction in the percentage of vehicles returned to us at lease termination. The lower income related to sales of receivables primarily reflected lower sales of receivables and the impact of lower outstanding off-balance sheet receivables.

      International segment income in 2004 was up $118 million compared with 2003. This increase is more than explained by favorable exchange (weaker dollar) in Europe and Asia-Pacific, improved operating costs in Europe, and the sale of the full-service leasing portfolios in the United Kingdom, Italy, Switzerland and Spain.

      The decrease in unallocated risk management income reflected the less favorable market valuation of derivative instruments and associated exposures.

Placement Volume and Financing Share

      Total worldwide financing contract placement volumes for new and used vehicles are shown below:

	Full Year

	2005	2004	2003

	(in thousands)
North America segment
United States	1,498	1,842	1,883
Canada	169	172	197

Total North America segment	1,667	2,014	2,080
International segment
Europe	734	782	836
Other international	276	271	279

Total International segment	1,010	1,053	1,115

Total contract placement volume	2,677	3,067	3,195

      Shown below are our financing shares of new Ford, Lincoln and Mercury brand vehicles sold by dealers in the United States and Ford brand vehicles sold by dealers in Europe. Also shown below are our wholesale financing shares of new Ford, Lincoln and Mercury brand vehicles acquired by dealers in the United States, excluding fleet, and of new Ford brand vehicles acquired by dealers in Europe:

	Full Year

	2005	2004	2003

United States
Financing share — Ford, Lincoln and Mercury
Retail installment and lease	37%	45%	39%
Wholesale	81	84	85
Europe
Financing share — Ford
Retail installment and lease	28%	29%	31%
Wholesale	96	97	97

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

      North America Segment. In 2005, our total contract placement volumes were 1.7 million, down 347,000 contracts from a year ago. This decline, as well as the decline in retail financing share, primarily reflected the impact of Ford’s marketing program that offered employee pricing to all customers (the “Family Plan”) during the third quarter. During this period, the Family Plan replaced Ford’s traditional automotive marketing programs that emphasized the use of our financing.

Financial Condition

Finance Receivables and Operating Leases

      Our operating results are impacted significantly by the level of our receivables, which are shown below:

	December 31,

	2005	2004	2003

	(in billions)
Receivables
On-Balance Sheet (including on-balance sheet securitizations)
Finance receivables
Retail installment	$65.7	$81.7	$77.0
Wholesale	39.6	23.8	22.4
Other	4.6	5.3	5.9

Total finance receivables, net	109.9	110.8	105.3
Net investment in operating leases	22.2	21.9	23.2

Total on-balance sheet(a)	$132.1	$132.7	$128.5

Memo: Allowance for credit losses included above	$1.6	$2.4	$2.9
Securitized Off-Balance Sheet
Finance receivables
Retail installment	$18.0	$16.7	$26.6
Wholesale	—	18.9	20.3
Other	—	—	—

Total finance receivables, net	18.0	35.6	46.9
Net investment in operating leases	—	—	—

Total securitized off-balance sheet	$18.0	$35.6	$46.9

Managed
Finance receivables
Retail installment	$83.7	$98.4	$103.6
Wholesale	39.6	42.7	42.7
Other	4.6	5.3	5.9

Total finance receivables, net	127.9	146.4	152.2
Net investment in operating leases	22.2	21.9	23.2

Total managed	$150.1	$168.3	$175.4

Serviced	$153.0	$172.3	$182.7

(a)	At December 31, 2005 and December 31, 2004, finance receivables of $44.7 billion and $16.9 billion, respectively, have been sold for legal purposes to consolidated securitization special purpose entities (“SPEs”). In addition, at December 31, 2005 and December 31, 2004, interests in operating leases and the related vehicles of $6.5 billion and $2.5 billion, respectively, have been transferred for legal purposes to consolidated securitization SPEs. These receivables and interests in operating leases and the related vehicles are available only for repayment of debt issued by those entities, and to pay other securitization investors and other participants; they are not available to pay our other obligations or the claims of our other creditors.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

      On-Balance Sheet Receivables. On-balance sheet receivables decreased from year-end 2004 primarily reflecting lower retail contract placement volumes. The decrease was largely offset by the accounting consolidation of our wholesale securitization program as a result of certain changes made to the program in the fourth quarter of 2005, which caused the receivables previously sold by us in this program to be reported on-balance sheet.

      Securitized Off-Balance Sheet Receivables. The decline in our securitized off-balance sheet receivables primarily reflected the accounting consolidation discussed above.

      Managed and serviced receivables decreased from year-end 2004 primarily reflecting lower retail contract placement volumes.

Credit Risk

      Credit risk is the possibility of loss from a customer’s or dealer’s failure to make payments according to contract terms. Credit risk has a significant impact on our business. We actively manage the credit risk of our consumer and non-consumer portfolios to balance our level of risk and return. The allowance for credit losses reflected on our balance sheet is our estimate of the credit losses for receivables and leases that are impaired as of the date of our balance sheet.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Credit Loss Metrics

Worldwide

      The following table shows worldwide credit losses net of recoveries (“charge-offs”) for the various categories of financing during the periods indicated. The loss-to-receivables ratios, which equal charge-offs divided by the average amount of receivables outstanding for the period, are shown below for our on-balance sheet and managed portfolios.

	Full Year

	2005	2004	2003

	(in millions)
Charge-offs
On-Balance Sheet
Retail installment and lease	$681	$1,281	$1,737
Wholesale	23	43	148
Other	2	3	6

Total on-balance sheet	$706	$1,327	$1,891

Reacquired Receivables (retail) (a)	$22	$74	$92
Securitized Off-Balance Sheet
Retail installment and lease	$127	$244	$551
Wholesale	—	—	—
Other	—	—	—

Total securitized off-balance sheet	$127	$244	$551

Managed
Retail installment and lease	$830	$1,599	$2,380
Wholesale	23	43	148
Other	2	3	6

Total managed	$855	$1,645	$2,534

Loss-to-Receivables Ratios
On-Balance Sheet
Retail installment and lease	0.72%	1.25%	1.73%
Wholesale	0.09	0.20	0.78
Total including other	0.57%	1.02%	1.51%
Managed
Retail installment and lease	0.73%	1.29%	1.74%
Wholesale	0.06	0.10	0.37
Total including other	0.54%	0.96%	1.39%

(a)	Reacquired receivables reflect the amount of receivables that resulted from the accounting consolidation of our FCAR Owner Trust retail securitization program (“FCAR”) in the second quarter of 2003.

     Most of our charge-offs are related to retail installment sale and lease contracts. Charge-offs depend on the number of vehicle repossessions, the unpaid balance outstanding at the time of repossession, the net resale price of repossessed vehicles and other losses associated with impaired accounts and unrecoverable vehicles. We also incur credit losses on our wholesale loans, but default rates for these receivables historically have been substantially lower than those for retail installment sale and lease contracts.

      Charge-offs and loss-to-receivables ratios for our on-balance sheet, securitized off-balance sheet and managed portfolios declined from a year ago, primarily reflecting fewer repossessions and a lower average loss per repossession. These improvements resulted from a higher quality retail

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

installment and lease portfolio, higher used vehicle prices and enhancements to our collection practices. Lower levels of retail installment receivables also contributed to reduced charge-offs.

Ford, Lincoln and Mercury Brand Retail Installment and Operating Lease

      The following table shows the credit loss metrics for our Ford, Lincoln and Mercury brand U.S. retail installment sale and lease portfolio. This portfolio was approximately 61% of our worldwide-managed portfolio of retail installment receivables and net investment in operating leases at December 31, 2005. Trends and causal factors are consistent with the worldwide results described in the preceding section.

	Full Year

	2005	2004	2003

On-Balance Sheet
Charge-offs (in millions)	$433	$803	$1,067
Loss-to-receivables ratios	0.79%	1.32%	1.82%
Managed
Charge-offs (in millions)	$551	$1,032	$1,583
Loss-to-receivables ratios	0.81%	1.38%	1.87%
Other Metrics — Serviced
Repossessions (in thousands)	109	165	200
Repossession ratios(a)	2.30%	3.02%	3.27%
Average loss per repossession	$6,100	$6,600	$7,350
New bankruptcy filings (in thousands)	84	85	107
Over-60 day delinquency ratio(b)	0.15%	0.18%	0.35%

(a)	Repossessions as a percent of the average number of accounts outstanding during the periods.

(b)	Delinquencies are expressed as a percent of the end-of-period accounts outstanding for non-bankrupt accounts.

Allowance for Credit Losses

      Our allowance for credit losses and our allowance for credit losses as a percentage of end-of-period net receivables for our on-balance sheet portfolio are shown below. A description of our allowance setting process is provided below in “Critical Accounting Estimates — Allowance for Credit Losses.”

	December 31,

	2005	2004	2003

	(in billions)
Allowance for Credit Losses
Retail installment and lease	$1.5	$2.3	$2.7
Wholesale	0.1	0.1	0.1
Other	0.0	0.0	0.1

Total allowance for credit losses	$1.6	$2.4	$2.9

As a Percentage of End-of-Period Receivables
Retail installment and lease	1.63%	2.14%	2.62%
Wholesale	0.24	0.55	0.71
Other	0.77	0.74	0.96
Total	1.19%	1.80%	2.21%

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

      Our allowance for credit losses decreased $800 million from year-end 2004, primarily reflecting improved charge-off performance and the effect of lower retail receivable levels.

Residual Risk

      We are exposed to residual risk on operating leases and similar balloon payment products where the customer may return the financed vehicle to us. Residual risk is the possibility that the amount we obtain from returned vehicles will be less than our estimate of the expected residual value for the vehicle. Residual risk on operating leases is discussed in more detail below in “Critical Accounting Estimates — Accumulated Depreciation on Vehicles Subject to Operating Leases.”

Retail Operating Lease Experience

      We use various statistics to monitor our residual risk:

•	Placement volume measures the number of leases we purchase in a given period;

•	Termination volume measures the number of vehicles for which the lease has ended in the given period; and

•	Return volume reflects the number of vehicles returned to us by customers at lease end.

      The following table shows operating lease placement, termination and return volumes for our North America segment, which accounted for 96% of our total investment in operating leases at December 31, 2005:

	Full Year

	2005	2004	2003

	(in thousands)
Placements	348	343	274
Terminations	425	458	654
Returns	286	308	449

      In 2005, placement volumes were up 5,000 units compared with the same period a year ago. Termination and return volumes decreased 33,000 units and 22,000 units, respectively, compared with a year ago, primarily reflecting lower placement volumes in 2002 and 2003.

      The following table shows the disposal channels we use to sell vehicles returned to us at lease termination:

	Full Year

	2005	2004	2003

Auctions	83%	90%	98%
Other Channels	17	10	2

      The increase in the percentage of vehicles disposed through other channels primarily reflected increased Volvo, Jaguar and Land Rover brand U.S. dealer participation in remarketing programs.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Credit Ratings

      Our short- and long-term debt is rated by four credit rating agencies designated as nationally recognized statistical rating organizations (“NRSROs”) by the Securities and Exchange Commission:

•	Dominion Bond Rating Service Limited (“DBRS”);

•	Fitch, Inc. (“Fitch”);

•	Moody’s Investors Service, Inc. (“Moody’s”); and

•	Standard & Poor’s Rating Services, a division of McGraw-Hill Companies, Inc. (“S&P”).

      In several markets, locally recognized rating agencies also rate us. A credit rating reflects an assessment by the rating agency of the credit risk associated with particular securities we issue, based on information provided by Ford, other sources and us. Credit ratings are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the assigning rating agency. Each rating agency may have different criteria for evaluating company risk and, therefore, ratings should be evaluated independently for each rating agency. Lower credit ratings generally result in higher borrowing costs and reduced access to capital markets. Our credit ratings from all of the NRSROs are closely associated with their opinions on Ford. Our lower ratings over the past several years are primarily a reflection of those opinions, including concerns regarding Ford’s automotive cash flow and profitability, declining market share, excess industry capacity, industry pricing pressure and rising health care costs.

      In December 2005, Fitch lowered our long-term rating to BB+ from BBB-, lowered our short-term rating to B from F2 and maintained our outlook at Negative. In January 2006, S&P lowered our long-term rating to BB- from BB+, lowered our short-term debt rating to B-2 from B-1 and maintained our outlook at Negative. In January 2006, Moody’s lowered our long-term rating to Ba2 from Baa3, lowered our short-term rating to Not Prime (NP) from P3 and maintained our outlook at Negative. In January 2006, DBRS lowered our long-term rating to BB from BBB (low), lowered our short-term rating to R-3 (high) from R-2 (low) and maintained our trend at Negative. The following chart summarizes our credit ratings and the outlook assigned by the NRSROs since April 2003:

	DBRS			Fitch			Moody’s			S&P

	Long-	Short-		Long-	Short-		Long-	Short-		Long-	Short-
Date	Term	Term	Trend	Term	Term	Outlook	Term	Term	Outlook	Term	Term	Outlook

Apr. 2003	BBB (high)	R-1 (low)	Stable	BBB+	F2	Negative	A3	P-2	Negative	BBB	A-2	Negative

Nov. 2003	BBB (high)	R-1 (low)	Stable	BBB+	F2	Negative	A3	P-2	Negative	BBB-	A-3	Stable

May 2004	BBB (high)	R-1 (low)	Stable	BBB+	F2	Stable	A3	P-2	Negative	BBB-	A-3	Stable

Apr. 2005	BBB (high)	R-2 (high)	Negative	BBB+	F2	Negative	A3	P-2	Negative	BBB-	A-3	Negative

May 2005	BBB (high)	R-2 (high)	Negative	BBB	F2	Negative	Baa2	P-2	Negative	BB+	B-1	Negative

June 2005	BBB (high)	R-2 (high)	Negative	BBB	F2	Negative	Baa2	P-2	Negative	BB+	B-1	Negative

July 2005	BBB (high)	R-2 (high)	Negative	BBB-	F2	Negative	Baa2	P-2	Negative	BB+	B-1	Negative

Aug. 2005	BBB	R-2 (middle)	Negative	BBB-	F2	Negative	Baa3	P-3	Negative	BB+	B-1	Negative

Oct. 2005	BBB (low)	R-2 (low)	Negative	BBB-	F2	Negative	Baa3	P-3	Negative	BB+	B-1	Watch Negative

Dec. 2005	BBB (low)	R-2 (low)	Under Review	BB+	B	Negative	Baa3	P-3	Under Review	BB+	B-1	Watch Negative

Jan. 2006	BB	R-3 (high)	Negative	BB+	B	Negative	Ba2	NP	Negative	BB-	B-2	Negative

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Funding

Funding Strategy

      Our funding strategy is to maintain liquidity and access to diverse funding sources that are cost effective. As a result of lower credit ratings, our unsecured borrowing costs have increased and our access to the unsecured debt markets has become more restricted. In response, we have increased our use of securitization and other asset-backed sources of liquidity, and will continue to expand and diversify our asset-backed funding by asset class, region and channel. In addition, we will continue to participate in the whole-loan market and access the unsecured term debt market opportunistically. Over time, we may also need to reduce further the amount of receivables we purchase. A significant reduction in the amount of purchased receivables would significantly reduce our ongoing profits, and could adversely affect our ability to support the sale of Ford vehicles.

Funding Sources

      Our funding sources include sales of receivables in securitizations and other structured financings, unsecured debt issuances, and bank borrowings. Unsecured debt issuance consists of short- and long-term unsecured debt, placed directly by us or through securities dealers or underwriters in the United States and international capital markets, and reaches both retail and institutional investors. During 2005, we continued to meet a significant portion of our funding requirements through securitizations because of their lower relative costs, the stability of the market for asset-backed securities, and the diversity of funding sources that they provide.

      We transfer receivables and interests in operating leases and the related vehicles in securitizations and other structured financings to obtain funding. These transfers, which are considered sales for legal purposes, can be structured to provide both short- and long-term funding. For a more complete discussion of securitization and other structured financings, see “Sales of Receivables Transactions” below.

      We issue unsecured commercial paper in the United States, Europe and other international markets, with sales mostly to qualified institutional investors. At December 31, 2005, the principal amount outstanding of our unsecured commercial paper was $1.0 billion. Rule 2a-7 under the Investment Company Act of 1940, as amended (“1940 Act”), limits money market mutual funds subject to the 1940 Act to investments only in securities that have received a “1” or “2” rating from at least two NRSROs. In particular, money market mutual funds may hold no more than 5% of their assets in the “Tier-1” securities of any issuer and no more than 1% of their assets in the “Tier-2” securities of any issuer (with no more than 5% of assets permitted in Tier-2 securities from all issuers combined). Tier-1 securities are those receiving a “1” rating from at least two NRSROs; Tier-2 securities are those receiving a “2” rating from at least two NRSROs and not a “1” rating from at least two NRSROs. At present, all of our short-term credit ratings by NRSROs are below the Tier-2 category. As a result, we anticipate a further decline in our unsecured commercial paper balances reflecting decreased investor demand.

      We also obtain short-term funding from the sale of floating rate demand notes under a program we named Ford Interest Advantage, and such notes may be redeemed at any time at the option of the holder thereof without restriction. Our policy is to have sufficient cash and cash equivalents, unused committed bank-sponsored asset-backed commercial paper issuer (“conduit”) capacity, securitizable assets, and back-up credit facilities to provide liquidity for all of our short-term funding obligations. At December 31, 2005, the principal amount outstanding of such notes was $6.7 billion. We do not hold reserves to fund the payment of the demand notes or any other short-term funding obligation. FCE also issues certificates of deposit primarily to institutional investors in various markets to obtain short-term funding. At December 31, 2005, the principal amount outstanding of

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

such certificates was about $25 million. Bank borrowings by several of our international affiliates in the ordinary course of business are an additional source of short-term funding. At lower rating levels, we may have less access to bank borrowings.

      We issue a variety of long-term debt securities in the United States and international capital markets to both retail and institutional investors. Long-term debt is debt with an original maturity of more than 12 months, and can be either unsecured or asset-backed debt. We use several long-term funding programs, including notes offered with a variety of maturities of two years and longer, and medium-term notes sold through sales agents in smaller amounts in various currencies. We accessed retail investors in the United States through our Continuously Offered Bonds for Retail Accounts program, in Canada through our Term Bonds in Retail Distribution program, and in select European markets through our Continuously Available Retail Securities program (formerly known as Internotes). In 2005, we issued unsecured debt to retail investors at various maturities ranging from eighteen months to 10 years.

Cost of Funding Sources

      The cost of both debt and funding in securitizations is based on a margin or spread over a benchmark interest rate. Spreads are typically measured in basis points. Our unsecured commercial paper and floating rate demand notes funding costs are based on spreads over the London Interbank Offered Rate (“LIBOR”), a commonly used benchmark interest rate. Our unsecured long-term debt and securitized funding costs are based on spreads over U.S. Treasury securities of similar maturities, LIBOR or other benchmark rates.

      In addition to enhancing our liquidity, one of the main reasons that we have used securitizations as a funding source over the last few years has been that spreads on our securitized funding have been more stable and lower than those on our unsecured term-debt funding. Our unsecured spreads have been very volatile over the last three years, as a result of market perceptions and our lower credit ratings, whereas our securitized funding spreads (which are based on the underlying finance receivables and credit enhancements) have not. Over the last year, our unsecured long-term debt funding spreads have fluctuated between 165 and 660 basis points above comparable U.S. Treasury securities, while our spreads on securitized funding have fluctuated between 42 and 58 basis points above comparable U.S. Treasury securities. The following chart shows our spreads at the end of each quarter, and the average, high and low spreads in 2005, and at each year-end in the 2003 and 2004 periods:

	Funding Spreads Compared with 3-Year U.S. Treasury Securities*

	2005							December 31,

	Avg.	High	Low	Dec. 31	Sep. 30	Jun. 30	Mar. 31	2004	2003

	(basis points)
Unsecured debt funding	341	660	165	660	363	350	238	165	186
Securitized funding	49	58	42	55	50	52	45	45	53

Unsecured over/(under) securitized	292	602	123	605	313	298	193	120	133

*	The spreads listed are indicative only and do not reflect specific transactions.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Funding Portfolio

      Our outstanding debt and securitized off-balance sheet funding was as follows on the dates indicated:

	December 31,

	2005	2004	2003

	(in billions)
Debt
Asset-backed commercial paper(a)	$21.8	$12.6	$9.0
Ford Interest Advantage	6.7	7.7	7.3
Commercial paper — unsecured	1.0	8.9	6.1
Other short-term debt	2.3	2.6	2.3

Total short-term debt	31.8	31.8	24.7
Unsecured long-term debt (including notes payable within one year)	84.7	108.6	124.7
Asset-backed long-term debt (including notes payable within one year)(a)	18.0	3.9	0.3

Total debt	134.5	144.3	149.7
Securitized Off-Balance Sheet Funding
Securitized off-balance sheet portfolio	18.0	35.6	46.9
Retained interest	(1.4)	(9.2)	(12.6)

Total securitized off-balance sheet funding	16.6	26.4	34.3

Total debt plus securitized off-balance sheet funding	$151.1	$170.7	$184.0

Ratios
Credit lines to total unsecured commercial paper	>100%	84%	>100%
Credit lines to total unsecured commercial paper
(including Ford bank lines)	>100	>100	>100
Securitized funding to managed receivables	38	26	25
Short-term debt and notes payable within one year to total debt	43	43	36
Short-term debt and notes payable within one year to total capitalization	40	40	33

(a)	Asset-backed debt is issued by consolidated securitization SPEs and is payable out of collections on the finance receivables or interests in operating leases and the related vehicles transferred to the SPEs. This debt is the legal obligation of the related securitization SPEs.

     At December 31, 2005, outstanding unsecured commercial paper was down $7.9 billion from year-end 2004, reflecting decreased investor demand. At December 31, 2005, total debt plus securitized off-balance sheet funding was down $19.6 billion compared with year-end 2004, primarily reflecting repayment of maturing debt and lower funding requirements due to lower asset levels. The increase in asset-backed commercial paper and asset-backed long term debt on our balance sheet and the decrease in securitized off-balance sheet funding primarily reflected the accounting consolidation of our wholesale securitization program as a result of certain changes made to the program in the fourth quarter of 2005, which caused the debt previously issued by the trust to be reported on-balance sheet. Short-term debt and notes payable within one year as a percentage of total debt remained unchanged at 43% from year-end 2004 to year-end 2005, primarily resulting from higher on-balance sheet commercial paper balances offset by lower unsecured commercial paper balances.

      During 2005, we realized proceeds of $20.9 billion of public and private long-term debt with maturities of one to ten years, including $9.8 billion of unsecured institutional funding, $1.4 billion of unsecured retail bonds and $9.7 billion in on-balance sheet securitizations. In addition, we realized proceeds of $19.4 billion from public and private sales of receivables in off-balance sheet securitizations and $1.5 billion in a whole-loan sale transaction.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Term Funding Plan

      The following table shows our term public funding issuances for 2004 and 2005 and our planned issuances for 2006:

	2006
	Forecast	2005	2004

	(in billions)
Unsecured Term Debt
Institutional	$0 - 2	$8	$7
Retail	0 - 1	1	5

Total unsecured term debt	0 - 3	9	12
Term Public Securitization(a)	8 - 12	12	6

Total term public funding	$8 - 15	$21	$18

Memo — Not Included Above
Private Transactions(b)	$25 - 35	$18	$10

(a)	Reflects new issuance and includes funding from discontinued operations in 2004; excludes whole-loan sales and other structured financings.

(b)	Includes private securitizations, other structured financings and whole-loan sales; excludes sales to our on-balance sheet asset- backed commercial paper programs and proceeds from revolving transactions.

     In 2005, we completed about $21 billion of public term funding transactions. We expect our full year 2006-term public funding requirements to be between $8 billion and $15 billion.

      Because we expect to continue using private funding sources and further reduce our managed receivables in 2006, our term public funding requirements are lower than the combined amount of maturing debt and amortization of asset-backed securities (about $50 billion). Any whole-loan sale transactions (see “Liquidity” below) could further reduce our funding requirements.

      In 2005, we completed about $18 billion of private funding transactions (excludes asset sales to our sponsored commercial paper conduits and proceeds from revolving transactions) in several markets. These transactions include lease, retail and wholesale securitizations executed in private transactions, other structured financings and whole-loan sale transactions. We expect our full year 2006 private transactions to be between $25 billion and $35 billion.

      Our funding plan is subject to risks and uncertainties, many of which are beyond our control (see “Liquidity Risks” below).

Liquidity

      Maintaining liquidity through access to diverse funding sources has always been a key factor in our funding strategy. We define liquidity as our ability to meet our funding needs, which includes purchasing retail installment sale and lease contracts, funding other financing programs and repaying our debt obligations as they become due, or earlier under certain debt retirement programs. Our policy is to have sufficient cash and cash equivalents, unused conduit capacity, securitizable assets and back-up credit facilities to provide liquidity for all of our short-term funding obligations.

      Cash and Cash Equivalents. At December 31, 2005, our cash and cash equivalents totaled $17.9 billion, compared with $12.7 billion at year-end 2004. In the normal course of our funding activities, we may generate more proceeds than are necessary for our immediate funding needs. These excess amounts are maintained primarily as highly liquid investments, which provide liquidity for our short-term funding needs and give us flexibility in the use of our other funding programs. Our cash and cash equivalents include short-term U.S. Treasury bills, federal agency discount notes,

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

highly rated commercial paper, and bank time deposits with investment grade institutions. The average term of these investments is typically less than 60 days. We monitor our cash levels daily and adjust them as necessary to support our short-term liquidity needs. At December 31, 2005, $2.3 billion of our total cash balance was legally isolated, to support our consolidated securitization SPEs, compared with $1.4 billion at year-end 2004.

      Conduit Program. We have entered into agreements with several bank-sponsored conduits under which such conduits are contractually committed to purchase from us, at our option, retail receivables for proceeds of up to approximately $16.2 billion. This is an extremely liquid funding source, as we are able to access funds in two days. These agreements have varying maturity dates between June 22, 2006 and October 26, 2006 and, in the past, have been renewed on an annual basis. Our ability to access these conduits is subject to our having a sufficient amount of securitizable assets. As of December 31, 2005, approximately $5.5 billion of these conduit commitments were in use. These agreements do not contain restrictive financial covenants (for example, debt-to-equity limitations or minimum net worth requirements) or material adverse change clauses that would relieve the conduit of its obligation to purchase receivables. However, they do contain provisions that could terminate the unused portion of the purchase commitments if the performance of the sold receivables deteriorates beyond specified levels. Based on our experience and knowledge as servicer of the securitized assets, we do not expect any commitments to be terminated due to these performance requirements. None of these arrangements may be terminated based on a change in our credit rating.

      Whole-Loan Sale Transactions. We have a program to sell retail installment sale contracts in transactions where we retain no interest and thus no exposure to the sold assets. These transactions, which we refer to as “whole-loan sale transactions,” provide liquidity by enabling us to reduce our managed receivables and our need for funding to support those receivables. Whole-loan sale transactions totaled $11.8 billion in the 2002 through 2005 period. In 2005, we sold approximately $1.5 billion of receivables in a whole-loan sale transaction. Total outstanding receivables sold in whole-loan transactions at December 31, 2005 were $2.9 billion.

Back-up Credit Facilities

      Our back-up credit facilities were as follows on the dates indicated:

	December 31,

	2005	2004	2003

	(in billions)
Back-up Credit Facilities
Ford Credit bank lines	$3.8	$4.4	$4.4
FCE bank lines	2.4	3.2	3.5
Ford bank lines (available at Ford’s option)	6.5	6.9	6.8
Asset-backed commercial paper lines	18.7	18.0	18.6

Total back-up facilities	31.4	32.5	33.3
Utilized amounts	(1.1)	(1.0)	(1.2)

Total available back-up facilities	$30.3	$31.5	$32.1

      At December 31, 2005, we and our majority owned subsidiaries had $6.2 billion of contractually committed credit facilities with financial institutions, of which $5.1 billion were available for use. Of the lines available for use, 36% are committed through June 30, 2010. Of the $6.2 billion, about $3.8 billion constitute Ford Credit facilities ($3.2 billion global and about $600 million non-global) and $2.4 billion are FCE facilities ($2.3 billion global and about $100 million non-global). Our global credit facilities may be used, at our option, by any of our direct or indirect majority owned subsidiaries. We

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

or FCE, as the case may be, will guarantee any such borrowings. All of the global credit facilities have substantially identical contract terms (other than commitment amounts) and are free of material adverse change clauses, restrictive financial covenants (for example, debt-to-equity limitations and minimum net worth requirements) and credit rating triggers that could limit our ability to borrow.

      At Ford’s option, Ford’s global lines of credit of $6.5 billion may be used by any of its direct or indirect, majority owned subsidiaries on a guaranteed basis. Ford also has the ability to transfer, on a non-guaranteed basis, $2.2 billion of such credit lines to us and approximately $500 million to FCE.

      In addition, at December 31, 2005, banks provided $18.7 billion of contractually committed liquidity facilities exclusively to support our two on-balance sheet asset-backed commercial paper programs; $18.2 billion supported our FCAR program and $500 million supported our Motown NotesSM wholesale securitization program (“Motown Notes”). The FCAR and Motown Notes programs must be supported by liquidity facilities equal to at least 100% and 5%, respectively, of their face amount. At December 31, 2005, $17.7 billion of FCAR’s bank credit facilities were available to support FCAR’s asset-backed commercial paper or subordinated debt. The remaining $500 million of available credit lines could be accessed for additional funding if FCAR issued additional subordinated debt. Utilization of these facilities is subject to conditions specific to each program and our having a sufficient amount of securitizable assets. At December 31, 2005, the outstanding balances were $15.3 billion for the FCAR program and $6.5 billion for the Motown Notes program.

Liquidity Risks

      Despite our diverse sources of liquidity, our ability to maintain our liquidity may be affected by the following factors:

•	Our credit ratings,

•	Disruption of financial markets,

•	Market capacity for Ford- and Ford Credit-sponsored investments,

•	General demand for the type of securities we offer,

•	Our ability to sell receivables,

•	Performance of receivables in our previous receivables sale transactions,

•	Accounting and regulatory changes, and

•	Our ability to maintain back-up credit facilities.

Sales of Receivables Transactions

Overview

      We sell receivables in securitizations and other structured financings and in whole-loan sale transactions. Some of these arrangements satisfy accounting sale treatment and are not reflected on our balance sheet in the same way as debt funding, but could have an effect on our financial condition, operating results and liquidity. The remainder of these arrangements do not satisfy the requirements for accounting sale treatment and the sold receivables and associated debt remain on our balance sheet.

      The securitization process involves the sale of securities that are backed by a pool of receivables. The cash flows on the underlying receivables are used to pay principal and interest on

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

the debt securities and to pay other transaction participants and expenses. Because of the similarity between securitizations and structured financings, we include structured financings and refer to them as securitizations in our analysis of off-balance sheet arrangements and elsewhere in this report.

      We have participated in the securitization market since 1988. Automobile finance receivables are one of the largest classes of securitized assets and we are regularly one of the largest securitizers of automobile finance receivables. We securitize our receivables because the highly liquid and efficient market for securitization of financial assets provides us with a lower cost source of funding compared with unsecured debt given our present credit ratings, the market for asset-backed securities is stable, and it diversifies our funding among different markets and investors.

      Our securitization programs are diversified among asset classes and markets. We securitize retail installment sale contracts, wholesale receivables, and interests in operating leases and the related vehicles. We participate in securitization markets in North America, Europe and Asia, using assets originated in the United States, Canada, the United Kingdom, Germany, Spain, Italy, France, Japan, Australia and Mexico.

      We also sell pools of retail installment sale contracts in whole-loan sale transactions. Unlike our securitizations, in whole-loan sale transactions we do not retain any interests in the sold receivables and do not have any risk of loss related to the sold receivables. We continue to service the receivables sold in whole-loan sale transactions.

Use of Special Purpose Entities

      Securitization involves the sale of a pool of receivables to an SPE, typically a trust. The SPE issues interest-bearing securities, commonly called asset-backed securities, that are backed by the sold receivables. The SPE uses proceeds from the sale of these securities to pay the purchase price for the sold receivables. The SPE has limited purposes and may only purchase the receivables, issue asset-backed securities and make payments on the securities. The SPE has a limited duration and generally is dissolved when investors holding the asset-backed securities have been paid all amounts owed to them. Our use of SPEs in our securitizations is consistent with conventional practices in the securitization industry. The sale to the SPE achieves isolation of the sold receivables for the benefit of securitization investors and protects them from the claims of our creditors. The use of SPEs combined with the structure of these transactions means that the payment of the asset-backed securities is based on the creditworthiness of the underlying finance receivables and any enhancements (as discussed below), and not our own creditworthiness. As a result, the senior asset-backed securities issued by the SPEs generally receive the highest short-term credit ratings and among the highest long-term credit ratings from the credit rating agencies that rate them, and are sold to securitization investors at cost-effective pricing.

      We sponsor the SPEs used in all of our securitization programs with the exception of bank-sponsored conduits. None of our officers, directors or employees holds any equity interests in our SPEs or receives any direct or indirect compensation from the SPEs. These SPEs do not own our stock or stock of any of our affiliates.

Typical U.S. Retail Securitization Structure

      Our typical U.S. retail securitization is a two-step transaction. We sell a pool of our retail installment sale contracts to a wholly owned, bankruptcy-remote special purpose subsidiary that establishes a separate SPE, usually a trust, and transfers the receivables to the SPE in exchange for the proceeds from securities issued by the SPE. The securities issued by the trust, usually notes of various maturities and interest rates, are paid by the SPE from collections on the pool of receivables it owns. These securities are usually structured into senior and subordinated classes.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

The senior classes have priority over the subordinated classes in receiving collections from the sold receivables. The receivables acquired by the SPE and the asset-backed securities issued by the SPE are assets and obligations of the SPE.

      The following simplified diagram shows our typical U.S. retail securitization transaction:

      We select receivables at random for our securitization transactions using selection criteria designed for the specific transaction. For securitizations of retail installment sale contracts, the selection criteria are based on factors such as contract term, payment schedule, interest rate, financing program and the type of financed vehicle. In general, the criteria also require receivables to be active and in good standing. In our retail transactions, we typically exclude receivables where the obligor is having a credit problem that is evidenced by delinquency of more than 30-days, bankruptcy or payment extensions.

      We provide various forms of credit enhancements to reduce the risk of loss for senior classes of securities. Credit enhancements include over-collateralization (when the principal balance of receivables owned by the SPE exceeds the principal amount of asset-backed securities issued by the SPE), segregated cash reserve funds, subordinated securities and excess spread (when interest collections on the receivables owned by the SPE exceed interest payments on the asset-backed securities issued by the SPE). We also provide payment enhancements that increase the likelihood of the timely payment of interest and the payment of principal at maturity. Payment enhancements include yield supplement arrangements, interest rate swaps, liquidity facilities and certain cash deposits.

      We retain interests in receivables sold through securitizations. The retained interests may include senior and subordinated securities issued by the SPE, restricted cash held for the benefit of the SPE (for example, a reserve fund) and residual interests in securitization transactions. Income from residual interests in securitization transactions represents the right to receive collections on the sold finance receivables in excess of amounts needed by the SPE to pay interest and principal to investors, servicing fees and other required payments. Retained interests are subordinated and serve as credit enhancements for the more senior securities issued by the SPE to help ensure that adequate funds will be available to pay investors that hold senior securities. Our ability to realize the carrying amount of our retained interests depends on actual credit losses and prepayment speeds on the sold receivables. We retain credit risk in securitizations. Our retained interests include the most subordinated interests in the SPE, which are the first to absorb credit losses on the sold receivables. Our securitizations are structured to protect the holders of the senior asset-backed securities such that, based on past experience, any credit losses in the pool of sold receivables would likely be limited to our retained interests.

      The SPE engages us as servicer to collect and service the sold receivables for a servicing fee. Our servicing duties include collecting payments on receivables and preparing monthly investor reports on the performance of the sold receivables that are used by the trustee to distribute monthly

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

interest and/or principal payments to investors. While servicing the sold receivables for the SPE, we apply the same servicing policies and procedures that we apply to our owned receivables and maintain our normal relationship with our financing customers.

Securitization Programs

      We sell retail installment contracts, wholesale receivables and interest in operating leases and the related vehicles through a variety of on- and off-balance sheet securitization programs, using amortizing and revolving structures. These programs are targeted to many different investors in both public and private transactions in capital markets worldwide and include:

•	Retail Securitization — We sell pools of retail installment sale contracts to SPEs that issue securities, most of which are sold to investors in public offerings or private transactions.

•	FCAR — We use a special purpose trust, FCAR, as a source of funds for our operations. FCAR’s activities are limited to issuing asset-backed commercial paper and other securities, borrowing from banks and buying highly-rated asset-backed securities issued by securitization SPEs sponsored by us. As of December 31, 2005, FCAR held only asset-backed securities backed by retail installment sale contracts.

•	Conduits — We sell pools of retail installment sale contracts to bank-sponsored asset-backed commercial paper issuers that are SPEs of the sponsoring bank.

•	Wholesale Securitization and Motown Notes Program — We sell wholesale finance receivables from specified dealer accounts to an SPE that issues term notes that are sold to investors in public offerings and extendible asset-backed commercial paper, called Motown Notes, that are sold to qualified institutional buyers in private transactions.

•	Lease Securitization — We sponsor securitization SPEs that have issued notes backed by interests in operating leases and the related vehicles held in titling SPEs.

•	Other Structured Financings — Our Mexican subsidiary sells pools of retail installment sale contracts to large financial institutions where we retain subordinated interests in the sold receivables.

      In the United States, we are generally able to access the securitization markets in two days, in the case of our unutilized capacity in conduits and our Motown Notes program, and in two to three weeks, in the case of repeat transactions in our retail and wholesale securitization programs. New programs and new transaction structures typically require substantial development time before coming to market.

Our Continuing Obligations

      We generally have no obligation to repurchase or replace any receivable sold to an SPE that subsequently becomes delinquent in payment or otherwise is in default. Investors holding securities issued by an SPE have no recourse to us or our other assets for credit losses on the sold receivables and have no right to require us to repurchase the securities. We do not guarantee any asset-backed securities and have no obligation to provide liquidity or make monetary contributions or contributions of additional receivables to our SPEs either due to the performance of the sold receivables or the credit rating of our short-term or long-term debt. However, as the seller and servicer of the finance receivables to the SPE, we are obligated to provide certain kinds of support to our securitizations, which are customary in the securitization industry. These obligations consist of indemnifications, receivable repurchase obligations on receivables that do not meet eligibility criteria or that have been materially modified, the mandatory sale of additional receivables in revolving

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

transactions and in some cases servicer advances of interest shortfalls. See Note 7 of our Notes to the Financial Statements for more information about these repurchases.

Risks to Continued Funding under Securitization Programs

      The following securitization programs contain structural features that could prevent us from using these sources of funding in certain circumstances:

•	FCAR — If credit losses or delinquencies in our portfolio of retail, wholesale or lease receivables exceed specified levels, FCAR is not permitted to purchase additional asset-backed securities of the affected type for so long as such levels are exceeded. FCAR is permitted to purchase only highly-rated asset-backed securities, and if the credit enhancement on any asset-backed security purchased by FCAR is reduced to zero, FCAR may not purchase any additional asset-backed securities and would wind down its operations.

•	Conduits — If credit losses or delinquencies on the pool of sold receivables held by a conduit exceed specified levels, or if the level of over-collateralization for such pool decreases below a specified level, we will be unable to sell additional pools of receivables to that conduit.

•	Wholesale Securitization and Motown Notes Program — If the payment rates on wholesale receivables are lower than specified levels, the SPE will be unable to issue additional securities and any existing securities would begin to amortize.

Based on our experience, we do not expect that any of these features will have a material adverse impact on our ability to use securitization to fund our operations.

      In addition to the specific transaction-related structural features discussed above, our ability to sell receivables in any of our securitization programs may be affected by the following factors:

•	Amount and credit quality of receivables available to sell — Lower overall receivables levels or a higher proportion of non-performing receivables could decrease the amount of receivables available to securitize.

•	Performance of receivables in our previous receivables sales — If receivables in our existing securitization transactions deteriorate significantly, we may not be able to access the market, particularly in public transactions where receivables performance is publicly available and/or the costs to securitize may increase.

•	General demand for the type of receivables supporting the asset-backed securities — Investor desire for securities with different risk and/or yield characteristics could result in reduced demand for these types of investments.

•	Market capacity for us and our sponsored investments — Investors may reach exposure limits and/or wish to diversify away from our risk.

•	Accounting and regulatory changes — Such changes may result in temporary disruption or termination of one or more of our present programs which may or may not be able to be restructured or replaced.

•	Our credit rating — Our rating may impact investors’ acceptance of our asset-backed securities.

•	Availability of liquidity facilities — Our ability to maintain back-up liquidity facilities for any programs that require them.

      If as a result of any of these or other factors the cost of securitized funding were to increase significantly or funding through securitizations were no longer available to us, it would have a

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

material adverse impact on our financial condition, results of operations or liquidity. However, given the diversity of our securitization programs, it is not likely that these risk factors would impact all programs simultaneously. In addition, new structures could be developed, recognizing that substantial time is required for the development, launch and market acceptance of new programs.

On-Balance Sheet Arrangements

      Some of our securitization programs described above do not satisfy the requirements for accounting sale treatment and, therefore, the sold assets and associated debt are included in our financial statements. Assets that have been sold or transferred to securitization SPEs are only available to repay the debt issued by the securitization SPEs and to pay other securitization investors and other participants. These assets are not available to pay our other obligations or the claims of our other creditors. The debt issued by these securitization SPEs is payable out of collections on these assets. This debt is the legal obligation of the securitization SPEs and is not the legal obligation of Ford Credit or its other subsidiaries. The following securitization programs are on-balance sheet arrangements:

•	Certain Retail Securitizations

•	Wholesale Securitizations

•	Lease Securitizations

Off-Balance Sheet Arrangements

      The remainder of our securitization programs described above satisfy the requirements for accounting sale treatment and, therefore, the sold receivables and associated debt are removed from our financial statements. However, these off-balance sheet arrangements could have an effect on our financial condition, operating results and liquidity in the same manner as our on-balance sheet arrangements, as described above in Use of Special Purpose Entities, Our Continuing Obligations and the Risks to Continued Funding. The following securitization programs are off-balance sheet arrangements:

•	Certain Retail Securitizations

•	Conduits

•	Certain Other Structured Financings — Retail transactions in Mexico.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Off-Balance Sheet Sales of Receivables Activity

      The following table illustrates our worldwide receivable sales activity in off-balance sheet securitizations and whole-loan sale transactions for the periods indicated:

	Full Year

	2005	2004	2003

	(in billions)
North America segment
Public retail	$9.7	$1.7	$5.7
Conduit	3.8	1.8	1.8
Motown Notes program	1.4	1.0	1.0
Public wholesale	2.3	3.0	—
Canada and other	—	0.8	1.3

Total North America segment	17.2	8.3	9.8
International segment
Europe
Public	0.8	1.3	2.4
Conduit	0.5	0.3	0.2

Total Europe	1.3	1.6	2.6
Asia-Pacific	0.4	0.4	0.9
Latin America	0.5	—	0.6

Total International segment	2.2	2.0	4.1

Net proceeds	19.4	10.3	13.9
Whole-loan sales	1.5	—	5.4

Total net proceeds	20.9	10.3	19.3
Retained interest and other	(2.8)	(3.4)	—

Total receivables sold	18.1	6.9	19.3
Prior period sold receivables, net of paydown activity	2.8	32.7	34.9

Total sold receivables outstanding at the end of the relevant period	20.9	39.6	54.2
Memo:
Less: Receivables outstanding in whole-loan sale transactions	(2.9)	(4.0)	(7.3)

Total securitized off-balance sheet receivables	$18.0	$35.6	$46.9

      At December 31, 2005, total net proceeds from off-balance sheet sales of receivables totaled $20.9 billion, up $10.6 billion compared with a year ago. The increase in net proceeds reflects our increased use of securitization as a source of funding.

The Effect of Off-Balance Sheet Receivables Sales Activity on Financial Reporting

      We report the following items in Investment and other income related to sales of receivables on our income statement:

•	Net gain on sales of finance receivables,

•	Income on interest in sold wholesale receivables and retained securities,

•	Servicing fee income from sold receivables that we continue to service, and

•	Income from residual interest and other income.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

      The following table summarizes activity related to off-balance sheet sales of receivables reported in Investment and other income related to sales of receivables for the periods indicated:

	Full Year

	2005	2004	2003

	(in millions)
Net gain on sales of receivables	$74	$155	$373
Income on interest in sold wholesale receivables and retained securities	327	588	679
Servicing fees	376	372	618
Income on residual interest and other	721	815	941

Investment and other income related to sales of receivables	1,498	1,930	2,611
Less: Whole-loan income	(73)	(91)	(234)

Income related to off-balance sheet securitizations	$1,425	$1,839	$2,377

Memo:
Finance receivables sold (in billions)	$18.1	$6.9	$19.3
Servicing portfolio as of period-end (in billions)	20.9	39.6	54.2
Pre-tax gain per dollar of retail receivables sold	0.4%	2.2%	1.9%

      In 2005, income related to off-balance sheet securitizations declined $414 million compared with 2004. The decline primarily reflected lower wholesale-retained interest in securitized assets and lower gains on sale due to higher interest rates.

      Sales of finance receivables through off-balance sheet securitizations have the impact on earnings of recalendarizing and reclassifying net financing margin (financing revenue less interest expense) and credit losses related to the sold receivables, compared with how they would have been reported if we continued to report the sold receivables on our balance sheet and funded them through asset-backed financings. Recalendarization effects occur initially when the gain or loss on the sale of the receivables is recognized in the period the receivables are sold. Over the life of the securitization transactions, we recognize income from residual interest in securitization transactions, interest income from retained securities, servicing fees and other receivable sale income.

      Credit losses related to the off-balance sheet securitized receivables are included in our initial and ongoing valuation of our residual interest in securitization transactions (see “Critical Accounting Estimates — Off-Balance Sheet Sales of Receivables in Securitizations and Other Transactions” below for definition) and neither impact the Provision for credit losses on our income statement nor influence our assessment of the adequacy of our allowance for credit losses related to our on-balance sheet receivables.

      Over the life of each off-balance sheet securitization transaction, the gain or loss on the sale of the receivables, income from residual interest in securitization transactions, interest income from retained securities, servicing fees and other receivable sale income is equal to the net financing margin and credit losses that would have been reported had we reported the receivables on our balance sheet and funded them through asset-backed financings.

      The net impact of off-balance sheet securitizations on our earnings in a given period will vary depending on the amount and type of receivables sold and the timing of the transactions in the current period and the preceding two-to-three-year period, as well as the interest rate environment at the time the finance receivables were originated and securitized.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

      The following table shows, on an analytical basis, the earnings impact of our off-balance sheet securitizations as if we had reported them on-balance sheet and funded them through asset-backed financings for the periods indicated:

	Full Year

	2005	2004	2003

	(in millions)
Financing revenue
Retail revenue	$1,506	$1,926	$3,371
Wholesale revenue	1,006	1,097	1,080

Total financing revenue	2,512	3,023	4,451
Borrowing cost	(1,076)	(854)	(1,443)

Net financing margin	1,436	2,169	3,008
Net credit losses	(127)	(244)	(551)

Income before income taxes	$1,309	$1,925	$2,457

Memo:
Income related to off-balance sheet securitizations	$1,425	$1,839	$2,377
Recalendarization impact of off-balance sheet securitizations	116	(86)	(80)

      In 2005, the impact on earnings of reporting the sold receivables as off-balance sheet securitizations was $116 million higher than had these transactions been structured as on-balance sheet securitizations. This difference resulted from recalendarization effects caused by gain-on-sale accounting requirements. This effect will fluctuate as the amount of receivables sold in our off-balance sheet securitizations increases or decreases over time. In a steady state of securitization activity, the difference between reporting securitizations on- or off-balance sheet in a particular year approaches zero. While the difference in earnings impact between on- or off-balance sheet securitizations is minimal, this funding source has provided us with significant borrowing cost savings compared with unsecured debt and funding flexibility in a difficult funding environment for us.

Leverage

      We use leverage, or the debt-to-equity ratio, to make various business decisions, including establishing pricing for retail, wholesale and lease financing, and assessing our capital structure. We calculate leverage on a financial statement basis and on a managed basis using the following formulas:

Financial Statement Leverage	=	Total Debt Equity

Retained
Interest in
				Securitized		Securitized				Fair Value
				Off-balance		Off-balance		Cash		Hedge Accounting
		Total Debt	+	Sheet	-	Sheet	-	and Cash	-	Adjustments
				Receivables		Receivables		Equivalents		on Total Debt
Managed Leverage	=

Fair Value
Hedge Accounting
				Equity	+	Minority	-	Adjustment
						Interest		on Equity

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

      The following table shows the calculation of our financial statement leverage (in billions, except for ratios):

	December 31,

	2005	2004	2003

Total debt	$134.5	$144.3	$149.7
Total stockholder’s equity	10.7	11.5	12.5
Financial statement leverage (to 1)	12.5	12.6	12.0

      The following table shows the calculation of our managed leverage (in billions, except for ratios):

	December 31,

	2005	2004	2003

Total debt	$134.5	$144.3	$149.7
Securitized off-balance sheet receivables outstanding(a)	18.0	37.7	49.4
Retained interest in securitized off-balance sheet receivables(b)	(1.4)	(9.5)	(13.0)
Adjustments for cash and cash equivalents	(17.9)	(12.7)	(15.7)
Fair value hedge accounting adjustments	(1.6)	(3.2)	(4.7)

Total adjusted debt	$131.6	$156.6	$165.7

Total stockholder’s equity (including minority interest)	$10.7	$11.5	$12.5
Fair value hedge accounting adjustments	(0.0)	(0.1)	0.2

Total adjusted equity	$10.7	$11.4	$12.7

Managed leverage (to 1)	12.3	13.7	13.0

(a)	Includes securitized funding from discontinued operations in 2003 and 2004

(b)	Includes retained interest in securitized receivables from discontinued operations in 2003 and 2004

     We believe that managed leverage is useful to our investors because it reflects the way we manage our business. We retain interests in receivables sold in off-balance sheet securitization transactions and, with respect to subordinated retained interests, are exposed to credit risk. Accordingly, we consider securitization as an alternative source of funding and evaluate charge-offs, receivables and leverage on a managed as well as a financial statement basis. We also deduct cash and cash equivalents because they generally correspond to excess debt beyond the amount required to support our operations. In addition, we add our minority interests to our financial statement equity, because all of the debt of such consolidated entities is included in our total debt. We make fair value hedge accounting adjustments to our assets, debt and equity positions to reflect the impact of interest rate instruments we use in connection with our term-debt issuances and securitizations. The fair value hedge adjustments vary over the term of the underlying debt and securitized funding obligations based on changes in market interest rates. We generally repay our debt obligations as they mature. As a result, we exclude the impact of fair value hedge adjustments on both the numerator and denominator in order to exclude the interim effects of changes in market interest rates. For a discussion of our use of interest rate instruments and other derivatives, see Item 7A. We believe the managed leverage measure provides our investors with meaningful information regarding management’s decision-making processes.

      Our managed leverage strategy involves establishing a leverage level that takes into consideration prevailing market conditions and reflects the risk characteristics of our business. At December 31, 2005, our managed leverage was 12.3 to 1, compared with 13.7 to 1 a year ago. We plan to continue to reduce our managed leverage in 2006. In 2005, we paid cash dividends of $2.75 billion.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Aggregate Contractual Obligations

      We are party to certain contractual obligations involving commitments to make payments to others. Most of these are debt obligations, which are recorded on our balance sheet and disclosed in our Notes to the Financial Statements. In addition, we enter into contracts with suppliers for purchases of certain services, including operating lease commitments. These arrangements may contain minimum levels of service requirements. Our aggregate contractual obligations as of December 31, 2005 are shown below:

	Payments Due by Period

					2011 and
	Total	2006	2007-2008	2009-2010	Thereafter

	(in millions)
Long-term debt obligations(a)	$102,664	$26,180	$44,016	$19,548	$12,920
Operating lease obligations	209	66	97	41	5
Purchase obligations	26	20	4	2	—

Total	$102,899	$26,266	$44,117	$19,591	$12,925

(a)	Principal obligations only

     For additional information on our long-term debt and operating lease obligations, see Notes 10 and 18 of our Notes to the Financial Statements.

Critical Accounting Estimates

      We consider an accounting estimate to be critical if:

•	The accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and

•	Changes in the estimate that are reasonably likely to occur from period to period, or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations.

      The accounting estimates that are most important to our business involve:

•	Allowance for credit losses,

•	Accumulated depreciation on vehicles subject to operating leases, and

•	Off-balance sheet sales of receivables in securitizations and other transactions.

      Management has discussed the development and selection of these critical accounting estimates with Ford’s and our audit committees, and these audit committees have reviewed these estimates and disclosures.

Allowance for Credit Losses

      The allowance for credit losses is our estimate of the credit losses related to impaired finance receivables and operating leases as of the date of the financial statements. We monitor credit loss performance monthly and we assess the adequacy of our allowance for credit losses quarterly. Because credit losses can vary substantially over time, estimating credit losses requires a number of assumptions about matters that are uncertain. Note 6 of our Notes to the Financial Statements contains additional information regarding our allowance for credit losses.

      Nature of Estimates Required. We estimate the credit losses related to impaired finance receivables and operating leases by evaluating several factors including historical credit loss trends,

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

the credit quality of our present portfolio, trends in historical and projected used vehicle values and general economic measures.

      Assumptions Used. We make projections of two key assumptions:

•	Frequency — the number of finance receivables and operating lease contracts that we expect will default over a period of time, measured as repossessions; and

•	Loss severity — the expected difference between the amount a customer owes us when we charge off the finance contract and the amount we receive, net of expenses, from selling the repossessed vehicle, including any recoveries from the customer.

We use these assumptions to assist us in setting our allowance for credit losses.

      Sensitivity Analysis. Changes in the assumptions used to derive frequency and severity would affect the allowance for credit losses. For our Ford, Lincoln and Mercury brand U.S. retail and lease portfolio, a 10 basis point increase or decrease in our assessment of the repossession rate, which reflects the number of finance receivables and operating lease contracts that we expect will default over a period of time relative to the average number of contracts outstanding, could increase or decrease our allowance by about $40 million. Similarly, a one percent increase or decrease in loss severity for the same portfolio could increase or decrease our allowance by about $10 million. Changes in our assumptions affect the Provision for credit losses on our income statement and the allowance for credit losses contained within Finance receivables, net on our balance sheet.

Accumulated Depreciation on Vehicles Subject to Operating Leases

      Accumulated depreciation on vehicles subject to operating leases reduces the value of the leased vehicles in our operating lease portfolio from their original acquisition value to their expected residual value at the end of the lease term. See Note 5 of our Notes to the Financial Statements for information on net investment in operating leases, including the amount of accumulated depreciation.

      We monitor residual values each month, and we review the adequacy of our accumulated depreciation on a quarterly basis. If we believe that the expected residual values for our vehicles have changed, we revise depreciation to ensure that our net investment in operating leases (equal to our acquisition value of the vehicles less accumulated depreciation) will be adjusted to reflect our revised estimate of the expected residual value at the end of the lease term. Such adjustments to depreciation expense would result in a change in the depreciation rates of the vehicles subject to operating leases, and are recorded on a straight-line basis.

      Each lease customer has the option to buy the leased vehicle at the end of the lease or to return the vehicle to the dealer. If the customer returns the vehicle to the dealer, the dealer may buy the vehicle from us or return it to us. Over the last three years, between 280,000 and 450,000 units, or about 68% of Ford Credit’s North America operating lease vehicles have been returned to us.

      Nature of Estimates Required. Each operating lease in our portfolio represents a vehicle we own that has been leased to a customer. At the time we purchase a lease, we establish an expected residual value for the vehicle. We estimate the expected residual value by evaluating historical auction values, historical return volumes for our leased vehicles, industry-wide used vehicle prices, our marketing plans and vehicle quality data.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

      Assumptions Used. Our accumulated depreciation on vehicles subject to operating leases is based on our assumptions of:

•	Auction value — the market value of the vehicles when we sell them at the end of the lease, and

•	Return volumes — the number of vehicles that will be returned to us at lease end.

      Sensitivity Analysis. For returned vehicles, we face a risk that the amount we obtain from the vehicle sold at auction will be less than our estimate of the expected residual value for the vehicle. At year-end 2005, if future auction values for operating leases on Ford, Lincoln and Mercury brand vehicles in the United States were to decrease by one percent from our present estimates, the impact would be to increase our depreciation on these vehicles by about $40 million. Similarly, if return volumes for our existing portfolio of operating leases on Ford, Lincoln and Mercury brand vehicles in the United States were to increase by one percent from our present estimates, the impact would be to increase our depreciation on these vehicles by about $5 million. These increases in depreciation would be charged to depreciation expense during the 2006 through 2008 period so that the net investment in operating leases at the end of the lease term for these vehicles is equal to the revised expected residual value. Adjustments to the amount of accumulated depreciation on operating leases will be reflected on our balance sheet as Net investment in operating leases and on the income statement in Depreciation on vehicles subject to operating leases.

Off-Balance Sheet Sales of Receivables in Securitizations and Other Transactions

      In a securitization transaction, we sell finance receivables to an SPE in exchange for the proceeds from the sale of securities backed by the receivables that the SPE sells to investors. For off-balance sheet securitizations, we are required to recognize a gain or loss on the sale of receivables in the period the sale occurs. We also record our retained interests in these securitizations as assets on our balance sheet at fair value. These retained interests include residual interests in securitization transactions, which represent our right to receive collections on sold receivables in excess of amounts needed to pay principal and interest payments to investors, servicing fees and other required amounts. Retained interests may also include senior and subordinated securities and restricted cash held for the benefit of the SPE.

      Nature of Estimates Required. In determining the gain or loss on each sale of finance receivables and the amount of our retained interests, we allocate the carrying amount of the sold receivables between the portion sold and the portion retained based on their relative fair value at the date of sale.

      Assumptions Used. The most significant factors affecting the fair value of assets retained related to the sale of receivables through securitizations that requires us to make estimates and judgments are:

•	Expected credit losses over the life of the sold receivables, called lifetime credit losses;

•	Prepayments of sold receivables occurring earlier than scheduled maturities, called prepayment speeds; and

•	Discount rates used to estimate the present value of residual interest in securitization transactions.

      To estimate expected lifetime credit losses on the sold receivables, we use statistical models that divide receivables into segments by credit risk quality, contractual term and whether the vehicle financed is new or used. We make estimates based on our historical experience and other factors

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

regarding prepayment speeds and discount rates. These estimates are made separately for each securitization transaction.

      We evaluate the fair value of our retained interests on a quarterly basis and adjust the estimated market value as necessary. These fair value adjustments are reflected, net of tax, as a separate component of other comprehensive income included in stockholder’s equity. The fair value analysis for our residual interest in securitization transactions largely depends on updating our estimate of lifetime credit losses and prepayment speeds. If we determine, based on this updated information, these retained interests are other than temporarily impaired, we would record fair value adjustments in earnings and not stockholder’s equity. The fair value of senior and subordinated securities we retain is based on quoted market prices of securities with similar characteristics. The recorded amount of our restricted cash retained interest normally does not have to be adjusted.

      Sensitivity Analysis. The fair value of the residual interest in securitization transactions is sensitive to variation in our assumptions of lifetime credit losses, estimated prepayments and discount rates. Note 7 of our Notes to the Financial Statements identifies the sensitivity of this asset to changes in each of these assumptions. Changes in these assumptions will also result in a similar change in the gain or loss recorded in the time period the related receivables are sold.

Accounting Standards Issued But Not Yet Adopted

      In May 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 154 (“SFAS 154”), Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3. This statement changes the requirements for accounting and reporting of a voluntary change in accounting principle and changes required by an accounting pronouncement when the specific transition provisions are absent. This statement requires retrospective application to prior periods’ financial statements of changes in accounting principle. If it is impracticable to determine either the period-specific effects or the cumulative effect of the change, this statement requires that the new accounting principle be adopted prospectively from the earliest practicable date. SFAS 154 is effective in fiscal years beginning after December 15, 2005. We do not expect any impact on our financial position or results of operations.

Outlook

      In 2006, we expect our earnings to be lower than our earnings in 2005 primarily resulting from the impact of lower receivable levels and the impact of higher interest rates. At year-end 2006, we anticipate managed receivables to be in the range of $140 to $145 billion.

Cautionary Statement Regarding Forward Looking Statements

      Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation, those set forth in Item 1A.

      We cannot be certain that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Overview

      We are exposed to a variety of risks in the normal course of our business. The extent to which we effectively identify, assess, monitor and manage these risks is critical to our financial condition and profitability. The principal types of risk to our business include:

•	Market risk — the possibility that changes in interest and currency exchange rates will adversely impact our income;

•	Counterparty risk — the possibility that a counterparty may default on a derivative contract or cash deposit;

•	Credit risk — the possibility of loss from a customer’s failure to make payments according to contract terms;

•	Residual risk — the possibility that the actual proceeds we receive at lease termination will be lower than our projections or return volumes will be higher than our projections;

•	Liquidity risk — the possibility that we may be unable to meet all of our current and future obligations in a timely manner; and

•	Operating risk — the possibility of fraud by our employees or outside persons, errors relating to transaction processing and systems and actions that could result in compliance deficiencies with regulatory standards or contractual obligations.

      We manage each of these types of risk in the context of its contribution to our overall global risk. We make business decisions on a risk-adjusted basis and price our services consistent with these risks.

      Credit, residual and liquidity risks are discussed in Items 1 and 7. A discussion of market risk (including currency and interest rate risk), counterparty risk and operating risk follows.

Market Risk

      Given the unpredictability of financial markets, we seek to reduce volatility in our operating results from changes in interest rates and currency exchange rates. We use various financial instruments, commonly referred to as derivatives, to manage market risks. We do not engage in any trading, market-making, or other speculative activities in the derivative markets.

      Our strategies to manage market risks are established by the Ford Global Risk Management Committee (“GRMC”). The GRMC is chaired by the Chief Financial Officer of Ford, and includes the Treasurer of Ford and our Chief Financial Officer.

      Direct responsibility for the execution of our market risk management strategies resides with Ford’s Treasurer’s Office and is governed by written policies and procedures. Separation of duties is maintained between the strategy and approval of derivative trades, the execution of derivatives trades and the settlement of cash flows. Regular audits are conducted to ensure that appropriate controls are in place and that these controls are effective. In addition, the GRMC and the audit committee of Ford and Ford Credit’s Boards of Directors review our market risk exposures and use of derivatives to manage these exposures.

Currency Exchange Rate Risk

      Our policy is to minimize exposure to our operating results from changes in currency exchange rates. To meet funding objectives, we borrow in a variety of currencies, principally U.S. dollars and Euros. We face exposure to currency exchange rates if a mismatch exists between the currency of our receivables and the currency of the debt funding those receivables. When possible, we fund receivables with debt in the same currency, minimizing exposure to exchange rate movements.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK (Continued)

When a different currency is used, we execute the following foreign currency derivatives to convert substantially all of our foreign currency debt obligations to the local country currency of the receivables:

•	Cross-currency swaps — an agreement to convert non-U.S. dollar long-term debt to U.S. dollar denominated payments or non-local market debt to local market debt for our international affiliates; or

•	Foreign currency forwards — an agreement to buy or sell an amount of funds in an agreed currency at a certain time in the future for a certain price.

      As a result of this policy, we believe our market risk exposure relating to changes in currency exchange rates is immaterial. For additional information on our derivatives, see “Derivative Notional Values” and “Derivative Fair Values”, and Notes 1 and 12 of our Notes to the Financial Statements.

Interest Rate Risk

Nature of Exposure

      Our primary market risk exposure is interest rate risk, and the particular market to which we are most exposed is U.S. dollar LIBOR. Our interest rate risk exposure results principally from “re-pricing risk” or differences in the re-pricing characteristics of assets and liabilities. An instrument’s re-pricing period is a term used to describe how an interest rate-sensitive instrument responds to changes in interest rates. It refers to the time it takes an instrument’s interest rate to reflect a change in market interest rates. For fixed-rate instruments, the re-pricing period is equal to the maturity of the instrument’s principal, because the principal is considered to re-price only when re-invested in a new instrument. For a floating-rate instrument, the re-pricing period is the period of time before the interest rate adjusts to the market rate. For instance, a floating-rate loan whose interest rate is reset to a market index annually on December 31 would have a re-pricing period of one year on January 1, regardless of the instrument’s maturity.

      Re-pricing risk arises when assets and the debt funding those assets have different re-pricing periods, and consequently, respond differently to changes in interest rates. As an example, consider a hypothetical portfolio of fixed-rate assets that is funded with floating-rate debt. If interest rates increase, the interest paid on debt increases while the interest received on assets remains fixed. In this case, the hypothetical portfolio’s pre-tax net interest income is exposed to changes in interest rates because its assets and debt have a re-pricing mismatch.

      Our receivables consist primarily of fixed-rate retail installment sale and lease contracts and floating-rate wholesale receivables. Fixed-rate retail installment sale and lease contracts are originated principally with maturities ranging between two and six years and generally require customers to make equal monthly payments over the life of the contract. Wholesale receivables are originated to finance new and used vehicles held in dealers’ inventory and generally require dealers to pay a floating rate.

      Funding sources consist primarily of sales of receivables in securitizations and short- and long-term unsecured debt. In the case of unsecured term debt, and in an effort to have funds available throughout business cycles, we may borrow at terms longer than the terms of our assets, with five to ten year maturities. These debt instruments are principally fixed-rate and require fixed and equal interest payments over the life of the instrument and a single principal payment at maturity.

      We are exposed to interest rate risk to the extent that a difference exists between the re-pricing profile of our assets and our debt. Specifically, without derivatives, our assets would re-price more quickly than our debt.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK (Continued)

Risk Management Objective

      Our interest rate risk management objective is to maximize our financing income while limiting the impact of changes in interest rates. We achieve this objective by setting an established risk tolerance range and staying within the tolerance through the following risk management process.

Risk Management Process

      Our risk management process involves a short-term and a long-term evaluation of interest rate risk by considering potential impacts on our pre-tax net interest income as well as the economic value of our portfolio of interest rate-sensitive assets and liabilities (our economic value). Our economic value is a measure of the present value of all future expected cash flows, discounted by market interest rates, and is equal to the present value of our interest rate-sensitive assets minus the present value of our interest rate-sensitive liabilities. Measuring the impact on our economic value is important because it captures the potential long-term effects of changes in interest rates.

      The financial instruments used in our interest rate risk management process are called interest rate swaps; interest rate swaps are agreements to convert fixed-rate interest payments to floating or floating-rate interest payments to fixed. Interest rate swaps are a common tool used by financial institutions to manage interest rate risk. For additional information on our derivatives, see “Derivative Notional Values” and “Derivative Fair Values”, and Notes 1 and 12 of our Notes to the Financial Statements.

      On a monthly basis, we determine the sensitivity of our economic value to hypothetical changes in interest rates. We then enter into interest rate swaps, effectively converting portions of our floating-rate debt to fixed or our fixed-rate debt to floating, to ensure that the sensitivity of our economic value falls within an established target. As part of our monthly process, we also monitor the sensitivity of our pre-tax net interest income to interest rates by using pre-tax net interest income simulation techniques. These simulations estimate the one-year pre-tax net interest income of our portfolio of interest rate-sensitive assets and liabilities under various interest rate scenarios, including both parallel and non-parallel shifts in the yield curve. These quantifications of interest rate risk are reported monthly to the Treasurer of Ford and our Chief Financial Officer.

      The process described above is used to measure and manage the interest rate risk of our operations in the United States, Canada and the United Kingdom, which together represented approximately 80% of our total on-balance sheet finance receivables at December 31, 2005. For our other international affiliates, we use a technique, commonly referred to as “gap analysis,” to measure re-pricing mismatch. This process uses re-pricing schedules that group assets, debt, and swaps into discrete time-bands based on their re-pricing characteristics. We then enter into interest rate swaps, which effectively change the re-pricing profile of our debt, to ensure that any re-pricing mismatch (between assets and liabilities) existing in a particular time-band falls within an established tolerance.

Quantitative Disclosure

      As a result of our interest rate risk management process, including derivatives, our debt re-prices faster than our assets. Other things equal, this means that during a period of rising interest rates, the interest rates paid on our debt will increase more rapidly than the interest rates earned on our assets, thereby initially reducing our pre-tax net interest income. Correspondingly, during a period of falling interest rates, we would expect our pre-tax net interest income to initially increase. To provide a quantitative measure of the sensitivity of our pre-tax net interest income to changes in interest rates, we use interest rate scenarios that assume a hypothetical, instantaneous increase or decrease in interest rates of one percentage point across all maturities (a “parallel shift”), as well as

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK (Continued)

a base case that assumes that interest rates remain constant at existing levels. These interest rate scenarios are purely hypothetical and do not represent our view of future interest rate movements. The differences in pre-tax net interest income between these scenarios and the base case over a twelve-month period represent an estimate of the sensitivity of our pre-tax net interest income. This sensitivity as of year-end 2005 and 2004 was as follows:

	Pre-Tax Net Interest Income	Pre-Tax Net Interest Income
	impact given a one percentage	impact given a one percentage
	point instantaneous increase	point instantaneous decrease
	in interest rates	in interest rates

	(in millions)
December 31, 2005	$(40)	$40
December 31, 2004	(93)	93

      Based on assumptions included in the analysis, our sensitivity to a one-percentage point instantaneous change in interest rates was lower at year-end 2005 than at year-end 2004. This change primarily reflects the result of normal fluctuations within the approved tolerances of our risk management strategy.

      The sensitivity analysis presented above assumes a one-percentage point interest rate change to the year-end yield curve that is both instantaneous and parallel. In reality, interest rate changes are rarely instantaneous or parallel and rates could move more or less than the one percentage point assumed in our analysis. As a result, the actual impact to pre-tax net interest income could be higher or lower than the results detailed above.

Additional Model Assumptions

      While the sensitivity analysis presented is our best estimate of the impacts of the specified assumed interest rate scenarios, our actual results could differ from those projected. The model we use to conduct this analysis is heavily dependent on assumptions. Embedded in the model are assumptions regarding the reinvestment of maturing asset principal, refinancing of maturing debt, and predicted repayment of retail installment sale and lease contracts ahead of contractual maturity. Our repayment projections ahead of contractual maturity are based on historical experience. If interest rates or other factors change, our actual prepayment experience could be different than projected. In addition, as noted previously, the sensitivity analysis presented assumes interest rate changes are instantaneous, parallel shifts in the yield curve. In reality, changes are rarely instantaneous or parallel. We have presented our sensitivity analysis in this Report on a pre-tax rather than an after-tax basis, to exclude the potentially distorting impact of assumed tax rates.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK (Continued)

Derivative Notional Values

      The outstanding notional value of our derivatives at the end of each of the years indicated was as follows:

	December 31,

	2005	2004

	(in billions)
Interest rate swaps
Pay-fixed, receive-floating	$30	$34
Pay-floating, receive-fixed, excluding securitization swaps	36	49
Pay-floating, receive-floating (basis), excluding securitization swaps	*	*
Securitization swaps	59	52

Total interest rate swaps	$125	$135
Other Derivatives
Cross-currency swaps	16	24
Foreign currency forwards	9	6
Interest rate forwards	*	1

Total notional value	$150	$166

*	Less than $500 million.

     The derivatives identified above as securitization swaps are interest rate swaps we entered into to facilitate certain of our securitization transactions. Under these swap agreements, we pay a floating-rate interest payment and, depending on the related securitization transaction, receive either a fixed-rate interest payment or a floating rate interest payment with a different market index. The sensitivity analysis presented above includes all derivatives, including our securitization swaps.

      At December 31, 2005, our total derivative notional value was $150 billion, approximately $16 billion lower than a year ago. The decline in pay-fixed, receive-floating notionals primarily reflected lower asset levels in 2005. The decline in both the pay-float, receive-fixed and cross-currency swap notionals primarily reflected underlying debt maturities that were not replaced due to lower asset levels in 2005. The increase in securitization swap notional from year-end 2004 to year-end 2005 primarily reflected an increase in securitization transactions during 2005. The increase in foreign currency forwards primarily reflected higher balances on short-term loans among our operations.

Derivative Fair Values

      The fair value of net derivative financial instruments (derivative assets less derivative liabilities) as reported on our balance sheet as of December 31, 2005 was $1.9 billion, approximately $4.2 billion lower than a year ago. This decrease primarily reflected weakening of foreign currencies relative to the U.S. dollar, primarily Euro, British Pound and Yen, the maturity of swaps that were in the money, and lower mark-to-market adjustments resulting from interest rate changes. For additional information see Notes 1 and 12 of our Notes to the Financial Statements.

Counterparty Risk

      The use of derivatives to manage market risk results in counterparty risk, which is the loss we could incur if a counterparty defaulted on a derivative contract. Ford enters into master agreements with its counterparties that allow netting of certain exposures in order to manage this risk. Exposures primarily relate to derivative contracts used for managing interest rate and foreign currency exchange

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK (Continued)

rate risk. We, on a combined basis with Ford, establish exposure limits for each counterparty to minimize risk and provide counterparty diversification.

      Our approach to managing counterparty risk is forward-looking and proactive, allowing us to take risk mitigation actions before risks become losses. We establish exposure limits for both net fair value and future potential exposure, based on our overall risk tolerance and ratings-based historical default probabilities. The exposure limits are lower for lower-rated counterparties and for longer-dated exposures. We use a Monte Carlo simulation technique to assess our potential exposure by tenor, defined at 95% confidence level. We monitor and report our exposures to the Treasurer of Ford on a monthly basis.

      Substantially all of our counterparty exposures are with counterparties that have long-term credit ratings of single-A or better. Our guideline for counterparty minimum long-term credit ratings is BBB-. Exceptions to these guidelines require prior approval by management.

      For additional information on our derivatives, see “Derivative Notional Values” and “Derivative Fair Values”, and Notes 1 and 12 of our Notes to the Financial Statements.

Operating Risk

      We operate in many locations and rely on the abilities of our employees and computer systems to process a large number of transactions. Improper employee actions or improper operation of systems could result in financial loss, regulatory action and damage to our reputation, and breech of contractual obligations. To address this risk, we maintain internal control processes that identify transaction authorization requirements, safeguard assets from misuse or theft, and protect the reliability of financial and other data. We also maintain system controls to maintain the accuracy of information about our operations. These controls are designed to manage operating risk throughout our operation.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

      Our Financial Statements, the accompanying Notes and the Report of Independent Registered Public Accounting Firm that are filed as part of this Report are listed under Item 15, “Exhibits and Financial Statement Schedules” and are set forth on pages FC-1 through FC-37 immediately following the signature pages of this Report.

      Selected quarterly financial data (unaudited) for us and our consolidated subsidiaries for 2005 and 2004 are disclosed in Note 17 of the Notes to the Financial Statements.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      Not required.

ITEM 9A.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

      Michael E. Bannister, our Chief Executive Officer, and David P. Cosper, our Vice Chairman, Chief Financial Officer and Treasurer, have performed an evaluation of the Company’s disclosure controls and procedures, as that term is defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of December 31, 2005 and each has concluded that such disclosure controls and procedures are effective to ensure that information required to be disclosed in our periodic reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the Securities and Exchange Commission’s rules and regulations.

Management’s Report on Internal Control Over Financial Reporting

      Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f). The Company’s internal control system was designed to provide reasonable assurance to the Company’s management and Board of Directors regarding the reliability of financial reporting and the preparation and fair presentation of its published consolidated financial statements.

      All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective may not prevent or detect misstatements, and can provide only reasonable assurance with respect to financial statement preparation and presentation. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

      Under the supervision and with the participation of our management, including our chief executive officer and chief financial officer, the Company conducted an assessment of the effectiveness of its internal control over financial reporting as of December 31, 2005. The assessment was based on criteria established in the framework Internal Control — Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this assessment, management concluded that our internal control over financial reporting was effective as of December 31, 2005. Management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005 has been audited by PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, as stated in their report included herein.

Changes in Internal Control Over Financial Reporting

      There were no changes in internal control over financial reporting during the fourth quarter of 2005 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

      None.

PART III

ITEM 14.	PRINCIPAL ACCOUNTING FEES AND SERVICES

	Full Year

Nature of Services	2005	2004

	(in millions)
Audit fees — for audit of the annual financial statements included in our annual report on Form 10-K, reviews of the financial statements included in our quarterly reports on Form 10-Q, and audit of our internal control over financial reporting	$6.9	$7.9
Audit-related fees — for services reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting, and services related to business acquisitions and divestitures	2.1	1.4
Tax fees — for compliance, tax advice and tax planning	1.4	1.5
All other fees	—	—

Total fees	$10.4	$10.8

Pre-Approval Policies and Procedures

      Ford’s audit committee has established pre-approval policies and procedures that govern the engagement of PwC, and the services provided by PwC to Ford Credit are pre-approved in accordance with Ford’s policies and procedures. The policies and procedures are detailed as to the particular services and our audit committee is informed of the services provided to us by PwC, including the audit fee requests for these services that have been submitted to and approved by Ford’s audit committee. The pre-approval policies and procedures do not include delegation of the Ford or Ford Credit audit committees’ responsibilities under the Securities Exchange Act of 1934, as amended, to management.

PART IV

ITEM 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a) 1. Financial Statements

Report of Independent Registered Public Accounting Firm

Ford Motor Credit Company and Subsidiaries

Consolidated Statement of Income for the Years Ended December 31, 2005, 2004 and 2003

Consolidated Balance Sheet, December 31, 2005 and 2004

Consolidated Statement of Stockholder’s Equity, December 31, 2005, 2004 and 2003

Consolidated Statement of Cash Flows from Continuing Operations for the Years Ended December 31, 2005, 2004 and 2003

Notes to the Financial Statements

      The Consolidated Financial Statements, the Notes to the Financial Statements and the Report of Independent Registered Public Accounting Firm listed above are filed as part of this report and are set forth on pages FC-1 through FC-37 immediately following the signature pages of this report.

      (a) 2. Financial Statement Schedules

      Schedules have been omitted because the information required to be contained in them is disclosed elsewhere in the Financial Statements or the amounts involved are not sufficient to require submission.

      (a) 3. Exhibits

Designation	Description	Method of Filing

Exhibit 3-A	Restated Certificate of Incorporation of Ford Motor Credit Company.	Filed as Exhibit 3-A to Ford Motor Credit Company Report on Form 10-K for the year ended December 31, 1987 and incorporated herein by reference. File No. 1-6368.
Exhibit 3-B	By-Laws of Ford Motor Credit Company as amended through March 1, 2006.	Filed with this Report.
Exhibit 4-A	Form of Indenture dated as of February 1, 1985 between Ford Motor Credit Company and Manufacturers Hanover Trust Company relating to Debt Securities.	Filed as Exhibit 4-A to Ford Motor Credit Company Registration Statement No. 2-95568 and incorporated herein by reference.
Exhibit 4-A-1	Form of First Supplemental Indenture dated as of April 1, 1986 between Ford Motor Credit Company and Manufacturers Hanover Trust Company supplementing the Indenture designated as Exhibit 4-A.	Filed as Exhibit 4-B to Ford Motor Credit Company Current Report on Form 8-K dated April 29, 1986 and incorporated herein by reference. File No. 1-6368.
Exhibit 4-A-2	Form of Second Supplemental Indenture dated as of September 1, 1986 between Ford Motor Credit Company and Manufacturers Hanover Trust Company supplementing the Indenture designated as Exhibit 4-A.	Filed as Exhibit 4-B to Ford Motor Credit Company Current Report on Form 8-K dated August 28, 1986 and incorporated herein by reference. File No. 1-6368.

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES (Continued)

Designation	Description	Method of Filing

Exhibit 4-A-3	Form of Third Supplemental Indenture dated as of March 15, 1987 between Ford Motor Credit Company and Manufacturers Hanover Trust Company supplementing the Indenture designated as Exhibit 4-A.	Filed as Exhibit 4-E to Ford Motor Credit Company Registration Statement No. 33-12928 and incorporated herein by reference.
Exhibit 4-A-4	Form of Fourth Supplemental Indenture dated as of April 15, 1988 between Ford Motor Credit Company and Manufacturers Hanover Trust Company supplementing the Indenture designated as Exhibit 4-A.	Filed as Exhibit 4-F to Post-Effective Amendment No. 1 to Ford Motor Credit Company Registration Statement No. 33-20081 and incorporated herein by reference.
Exhibit 4-A-5	Form of Fifth Supplemental Indenture dated as of September 1, 1990 between Ford Motor Credit Company and Manufacturers Hanover Trust Company supplementing the Indenture designated as Exhibit 4-A.	Filed as Exhibit 4-G to Ford Motor Credit Company Registration Statement No. 33-36946 and incorporated herein by reference.
Exhibit 4-A-6	Form of Sixth Supplemental Indenture dated as of June 1, 1998 between Ford Motor Credit Company and The Chase Manhattan Bank supplementing the Indenture designated as Exhibit 4-A.	Filed as Exhibit 4.1 to Ford Motor Credit Company Current Report on Form 8-K dated June 15, 1998 and incorporated herein by reference. File No. 1-6368.
Exhibit 4-A-7	Form of Seventh Supplemental Indenture dated as of January 15, 2002 between Ford Motor Credit Company and JPMorgan Chase Bank supplementing the Indenture.	Filed as Exhibit 4-I to Amendment No. 1 to Ford Motor Credit Company Registration Statement No. 333-75274 and incorporated herein by reference.
Exhibit 4-B	Indenture dated as of November 1, 1987 between Ford Motor Credit Company and Continental Bank, National Association relating to Debt Securities.	Filed as Exhibit 4-A to Ford Motor Credit Company Current Report on Form 8-K dated December 10, 1990 and incorporated herein by reference. File No. 1-6368.
Exhibit 4-C	Indenture dated as of August 1, 1994 between Ford Motor Credit Company and First Union National Bank relating to Debt Securities.	Filed as Exhibit 4-A to Ford Motor Credit Company Registration Statement No. 33-55237.
Exhibit 10-A	Copy of Amended and Restated Profit Maintenance Agreement dated as of January 1, 2002 between Ford Motor Credit Company and Ford Motor Company.	Filed as Exhibit 10-A to Ford Motor Credit Company Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference. File No. 1-6368.
Exhibit 10-B	Copy of Agreement dated as of February 1, 1980 between Ford Motor Company and Ford Motor Credit Company.	Filed as Exhibit 10-X to Ford Motor Credit Company Report on Form 10-K for the year ended December 31, 1980 and incorporated herein by reference. File No. 1-6368.
Exhibit 10-C	Copy of Agreement dated as of October 18, 2001 between Ford Motor Credit Company and Ford Motor Company.	Filed as Exhibit 10 to Ford Motor Credit Company Current Report on Form 8-K dated October 18, 2001 and incorporated by reference. File No. 1-6368.

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES (Continued)

Designation	Description	Method of Filing

Exhibit 10-D	Copy of Amended and Restated Support Agreement as of September 20, 2004 between Ford Motor Credit Company and FCE Bank plc.	Filed as Exhibit 10 to Ford Motor Credit Company Report on Form 10-Q for the quarter ended September 30, 2004 and incorporated herein by reference. File No. 1-6368.
Exhibit 12	Ford Motor Credit Company and Subsidiaries Calculation of Ratio of Earnings to Fixed Charges	Filed with this Report
Exhibit 23	Consent of Independent Registered Public Accounting Firm	Filed with this Report
Exhibit 24	Powers of Attorney	Filed with this Report
Exhibit 31.1	Rule 15d-14(a) Certification of CEO	Filed with this Report
Exhibit 31.2	Rule 15d-14(a) Certification of CFO	Filed with this Report
Exhibit 32.1	Section 1350 Certification of CEO	Furnished with this Report
Exhibit 32.2	Section 1350 Certification of CFO	Furnished with this Report
Exhibit 99	Parts I, II (other than Item 8) and III of Ford Motor Company’s Annual Report on Form 10-K for the year ended December 31, 2005	Incorporated herein by reference to Ford Motor Company’s Annual Report on Form 10-K for the year ended December 31, 2005. File No. 1-3950.

      Instruments defining the rights of holders of certain issues of long-term debt of Ford Credit have not been filed as exhibits to this Report because the authorized principal amount of any one of such issues does not exceed 10% of the total assets of Ford Credit. Ford Credit will furnish a copy of each such instrument to the Commission upon request.

SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Ford Motor Credit Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORD MOTOR CREDIT COMPANY

By:	/s/DAVID P. COSPER*

(David P. Cosper)
Vice Chairman,
Chief Financial Officer and Treasurer

Date: March 1, 2006

      Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of Ford Credit and in the capacities on the date indicated.

Signature	Title	Date

/s/ MICHAEL E. BANNISTER* (Michael E. Bannister)	Director, Chairman of the Board and Chief Executive Officer (principal executive officer)	March 1, 2006

/s/ DAVID P. COSPER* (David P. Cosper)	Director, Vice Chairman, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	March 1, 2006

/s/ TERRY D. CHENAULT* (Terry D. Chenault)	Director and Executive Vice President — President, Global Operations	March 1, 2006

/s/ JAMES C. GOUIN* (James C. Gouin)	Director and Audit Committee Member	March 1, 2006

/s/ DONAT R. LECLAIR* (Donat R. Leclair, Jr.)	Director and Audit Committee Chairman	March 1, 2006

/s/ JOHN T. NOONE* (John T. Noone)	Director and Executive Vice President — President, Ford Credit International	March 1, 2006

/s/ ANN MARIE PETACH* (Ann Marie Petach)	Director and Audit Committee Member	March 1, 2006

/s/ RICHARD C. VAN LEEUWEN* (Richard C. Van Leeuwen)	Director and Executive Vice President — Risk Management	March 1, 2006

Signature		Title	Date

/s/ A. J. WAGNER* (A. J. Wagner)		Director and Executive Vice President — President, Ford Credit North America	March 1, 2006

*By	/s/ COREY M. MACGILLIVRAY (Corey M. MacGillivray)	Attorney-in-Fact	March 1, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Ford Motor Credit Company:

      We have completed integrated audits of Ford Motor Credit Company’s 2005 and 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2005, and an audit of its 2003 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements

      In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, stockholder’s equity and cash flows present fairly, in all material respects, the financial position of Ford Motor Credit Company and its subsidiaries at December 31, 2005 and December 31, 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Internal control over financial reporting

      Also, in our opinion, management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting appearing under Item 9A, that the Company maintained effective internal control over financial reporting as of December 31, 2005 based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control — Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

      A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

      Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan
March 1, 2006

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
(in millions)

	For the Years Ended
	December 31,

	2005	2004	2003

Financing revenue
Operating leases	$5,304	$5,880	$7,423
Retail	4,029	4,459	4,296
Interest supplements and other support costs earned from affiliated companies (Note 15)	3,259	3,360	3,476
Wholesale	1,232	796	668
Other	221	200	247

Total financing revenue	14,045	14,695	16,110
Depreciation on vehicles subject to operating leases	(4,430)	(4,909)	(7,009)
Interest expense	(5,842)	(5,333)	(5,831)

Net financing margin	3,773	4,453	3,270
Other revenue
Investment and other income related to sales of receivables (Note 7)	1,498	1,930	2,611
Insurance premiums earned, net (Note 2)	192	216	232
Other income	909	1,041	1,137

Total financing margin and other revenue	6,372	7,640	7,250
Expenses
Operating expenses	2,185	2,142	2,195
Provision for credit losses (Note 6)	166	900	1,888
Insurance expenses (Note 2)	160	167	211

Total expenses	2,511	3,209	4,294

Income from continuing operations before income taxes	3,861	4,431	2,956
Provision for income taxes (Note 11)	1,409	1,648	1,134

Income from continuing operations before minority interests	2,452	2,783	1,822
Minority interests in net income of subsidiaries	1	2	2

Income from continuing operations	2,451	2,781	1,820
Income from discontinued operations (Note 13)	37	81	52
Gain/(loss) on disposal of discontinued operations (Note 13)	4	—	(55)

Net income	$2,492	$2,862	$1,817

The accompanying notes are an integral part of the financial statements.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(in millions)

	December 31,

	2005	2004

ASSETS
Cash and cash equivalents (Note 1)	$17,888	$12,668
Investments in securities (Note 3)	720	653
Finance receivables, net (Note 4)	109,876	110,851
Net investment in operating leases (Note 5)	22,213	21,866
Retained interest in securitized assets (Note 7)	1,420	9,166
Notes and accounts receivable from affiliated companies	1,235	1,780
Derivative financial instruments (Note 12)	2,547	6,930
Assets of discontinued operations (Note 13)	—	2,186
Other assets (Note 9)	6,256	6,521

Total assets	$162,155	$172,621

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities
Accounts payable
Customer deposits, dealer reserves and other	$1,890	$1,645
Affiliated companies	794	819

Total accounts payable	2,684	2,464
Debt (Note 10)	134,500	144,274
Deferred income taxes, net (Note 11)	8,772	7,593
Derivative financial instruments (Note 12)	680	911
Liabilities of discontinued operations (Note 13)	—	93
Other liabilities and deferred income (Note 9)	4,781	5,802

Total liabilities	151,417	161,137

Minority interests in net assets of subsidiaries	3	13

Stockholder’s equity
Capital stock, par value $100 a share, 250,000 shares authorized, issued and outstanding	25	25
Paid-in surplus (contributions by stockholder)	5,117	5,117
Accumulated other comprehensive income	385	855
Retained earnings	5,208	5,474

Total stockholder’s equity	10,735	11,471

Total liabilities and stockholder’s equity	$162,155	$172,621

The accompanying notes are an integral part of the financial statements.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY
(in millions)

				Accumulated Other
				Comprehensive Income/(Loss)

				Unrealized	Foreign
	Capital	Paid-in	Retained	Gain/(Loss)	Currency	Derivative
	Stock	Surplus	Earnings	on Assets	Translation	Instruments	Total

Balance at December 31, 2002	$25	$5,117	$8,795	$238	$(408)	$(217)	$13,550
2003 comprehensive income/(loss) activity:
Net income	—	—	1,817	—	—	—	1,817
Change in value of retained interest in securitized assets (net of tax of $24)	—	—	—	(39)	—	—	(39)
Unrealized gain on marketable securities (net of tax of $6)	—	—	—	10	—	—	10
Less: reclassification adjustment for gains on marketable securities realized in net income (net of tax of $5)	—	—	—	(8)	—	—	(8)
Foreign currency translation	—	—	—	—	721	—	721
Net gain on derivative instruments (net of tax of $135)	—	—	—	—	(15)	232	217
Less: reclassification adjustment for gains on derivative instruments realized in net income (net of tax of $59)	—	—	—	—	—	(94)	(94)

Total comprehensive income/(loss), net of tax	—	—	1,817	(37)	706	138	2,624
Cash dividends paid in 2003	—	—	(3,700)	—	—	—	(3,700)

Balance at December 31, 2003	$25	$5,117	$6,912	$201	$298	$(79)	$12,474
2004 comprehensive income/(loss) activity:
Net income	—	—	2,862	—	—	—	2,862
Change in value of retained interest in securitized assets (net of tax of $5)	—	—	—	(8)	—	—	(8)
Unrealized gain on marketable securities (net of tax of $4)	—	—	—	6	—	—	6
Less: reclassification adjustment for gains on marketable securities realized in net income (net of tax of $2)	—	—	—	(3)	—	—	(3)
Foreign currency translation	—	—	—	—	360	—	360
Net gain on derivative instruments (net of tax of $89)	—	—	—	—	(9)	160	151
Less: reclassification adjustment for gains on derivative instruments realized in net income (net of tax of $42)	—	—	—	—	—	(71)	(71)

Total comprehensive income/(loss), net of tax	—	—	2,862	(5)	351	89	3,297
Cash dividends paid in 2004	—	—	(4,300)	—	—	—	(4,300)

Balance at December 31, 2004	$25	$5,117	$5,474	$196	$649	$10	$11,471
2005 comprehensive income/(loss) activity:
Net income	—	—	2,492	—	—	—	2,492
Change in value of retained interest in securitized assets (net of tax of $19)	—	—	—	(32)	—	—	(32)
Unrealized loss on marketable securities (net of tax of $5)	—	—	—	(7)	—	—	(7)
Less: reclassification adjustment for gains on marketable securities realized in net income (net of tax of $1)	—	—	—	(2)	—	—	(2)
Foreign currency translation	—	—	—	—	(466)	—	(466)
Net gain on derivative instruments (net of tax of $34)	—	—	—	—	—	59	59
Less: reclassification adjustment for gains on derivative instruments realized in net income (net of tax of $13)	—	—	—	—	—	(22)	(22)

Total comprehensive income/(loss), net of tax	—	—	2,492	(41)	(466)	37	2,022
Cash dividends paid in 2005 and dividend transfer (a)	—	—	(2,758)	—	—	—	(2,758)

Balance at December 31, 2005	$25	$5,117	$5,208	$155	$183	$47	$10,735

(a)	Dividends included the transfer of a Ford Credit affiliate to Ford, with a net book value of $8 million; the transfer was completed in the first quarter of 2005.

The accompanying notes are an integral part of the financial statements.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(in millions)

	For the Years Ended December 31,

		(Revised — See Note 1)
	2005	2004	2003

Cash flows from operating activities of continuing operations
Net income	$2,492	$2,862	$1,817
(Income)/loss related to discontinued operations	(41)	(81)	3
Provision for credit losses	166	900	1,888
Depreciation and amortization	5,003	5,350	7,418
Net gain on sales of finance receivables	(74)	(155)	(373)
Increase in deferred income taxes	1,087	1,085	816
Net change in other assets	1,927	3,964	1,413
Net change in other liabilities	(2,647)	(892)	1,270
All other operating activities	(135)	(176)	(73)

Net cash provided by operating activities	7,778	12,857	14,179

Cash flows from investing activities of continuing operations
Purchase of finance receivables (other than wholesale)	(38,937)	(49,946)	(47,851)
Collection of finance receivables (other than wholesale)	38,241	41,193	30,878
Purchase of operating lease vehicles	(15,318)	(14,345)	(12,438)
Liquidation of operating lease vehicles	9,043	9,796	12,930
Net change in wholesale receivables	978	(1,083)	(4,673)
Net change in retained interest in securitized assets	3,392	(374)	2,033
Net change in notes receivable from affiliated companies	343	(43)	279
Proceeds from sales of receivables	20,935	10,319	19,337
Purchases of investment securities	(564)	(811)	(636)
Proceeds from sales and maturities of investment securities	491	779	698
Proceeds from sales of businesses	2,057	412	1,421
Transfer of cash balances upon disposition of discontinued operations	(5)	(13)	—
All other investing activities	(2)	(690)	859

Net cash provided by/(used in) investing activities	20,654	(4,806)	2,837

Cash flows from financing activities of continuing operations
Proceeds from issuance of long-term debt	20,882	18,387	19,710
Principal payments on long-term debt	(32,432)	(32,483)	(25,493)
Change in short-term debt, net	(8,541)	7,010	946
Cash dividends paid	(2,750)	(4,300)	(3,700)
All other financing activities	10	(57)	(63)

Net cash used in financing activities	(22,831)	(11,443)	(8,600)
Effect of exchange rate changes on cash and cash equivalents	(386)	349	481

Total cash flows from continuing operations	5,215	(3,043)	8,897
Cash flows from discontinued operations
Cash flows from discontinued operations provided by operating activities	71	464	282
Cash flows from discontinued operations used in investing activities	(66)	(457)	(276)

Net increase/(decrease) in cash and cash equivalents	$5,220	$(3,036)	$8,903

Cash and cash equivalents, beginning of period	$12,668	$15,698	$6,801
Cash and cash equivalents of discontinued operations, beginning of period	—	6	—
Change in cash and cash equivalents	5,220	(3,036)	8,903
Less: cash and cash equivalents of discontinued operations, end of period	—	—	(6)

Cash and cash equivalents, end of period	$17,888	$12,668	$15,698

Supplementary cash flow information for continuing operations (a)
Interest paid	$6,129	$6,003	$5,698
Income taxes paid	268	181	164

(a)	Refer to Note 7, servicing portfolio activity, for non-cash supplementary data related to the consolidation of our wholesale securitization program.

The accompanying notes are an integral part of the financial statements.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1.	ACCOUNTING POLICIES

Principles of Consolidation

      The accompanying consolidated financial statements include Ford Motor Credit Company, its controlled domestic and foreign subsidiaries and joint ventures, and consolidated variable interest entities (“VIEs”) in which Ford Motor Credit Company is the primary beneficiary (collectively referred to herein as “Ford Credit”, “we”, “our” or “us”). Affiliates that we do not consolidate, but for which we have significant influence over operating and financial policies, are accounted for using the equity method. We are an indirect, wholly owned subsidiary of Ford Motor Company (“Ford”).

      Use of estimates, as determined by management, is required in the preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles. Because of the inherent uncertainty involved in making estimates, actual results reported in future periods might be based upon amounts that differ from those estimates. The accounting estimates that are most important to our business include the allowance for credit losses, accumulated depreciation on vehicles subject to operating leases, and assumptions related to off-balance sheet sales of receivables in securitizations and other transactions. Certain prior year disclosures have been revised to conform to current year presentation.

      Beginning with our year ended December 31, 2005 statement of cash flows, we have changed the presentation of cash flows to separately disclose the operating, investing and financing portions of the cash flows attributable to our discontinued operations. This change is in response to public statements by the staff of the Securities and Exchange Commission concerning classification of discontinued operations within the statement of cash flows. Also, we have revised prior year data in our statement of cash flows related to purchases, collections and liquidation of finance receivables and operating lease vehicles. This revision had no impact on previously reported totals for the investing section of the statement of cash flows.

Nature of Operations

      Our primary financing products fall into three categories: retail financing (purchasing retail installment sale contracts and retail lease contracts from dealers, and offering financing to commercial customers, primarily vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets); wholesale financing (making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing); and other financing (making loans to dealers for working capital, improvements to dealership facilities, and to purchase and finance dealership real estate).

      We conduct our financing operations directly or indirectly through our subsidiaries and affiliates. We offer substantially similar products and services throughout many different regions, subject to local legal restrictions and market conditions. Our reportable business segments include Ford Credit North America (“North America segment”) and Ford Financial International (“International segment”). The North America segment includes our operations in the United States and Canada. The International segment includes our operations in all other countries in which we do business directly or indirectly. Additional financial information regarding our operations by business segment and operations by geographic region are shown in Note 16.

      The predominant share of our business consists of financing Ford vehicles and supporting Ford dealers. Any extended reduction or suspension of Ford’s production or sale of vehicles due to a decline in consumer demand, work stoppage, governmental action, negative publicity or other event, or significant changes to marketing programs sponsored by Ford, would have an adverse effect on our business.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 1. ACCOUNTING POLICIES — Continued

      The majority of our finance receivables are geographically diversified throughout the North America segment. Outside the North America segment, finance receivables are concentrated in Europe, Asia-Pacific and Latin America.

Revenue Recognition

      Revenue from finance receivables including direct financing leases is recognized using the interest method. Certain origination costs on receivables are deferred and amortized, using the interest method, over the term of the related receivable as a reduction in financing revenue. Rental revenue on operating leases is recognized on a straight-line basis over the term of the lease. Initial direct costs related to leases are deferred and amortized over the term of the lease. The accrual of interest on receivables is discontinued at the time a receivable is determined to be uncollectible.

      We receive interest supplements and other support payments on certain financing and leasing transactions under agreements with Ford and other affiliates. These payments are collected and recognized as income over the period that the related finance receivables and leases are outstanding.

Sales of Receivables

      We sell finance receivables in securitization and whole-loan sale transactions to fund our operations and to maintain liquidity. In many of our securitization transactions, we surrender control over these assets by selling finance receivables to securitization special purpose entities (“SPEs”). Securitization entities are a common, required element of securitization transactions to meet certain legal and transaction requirements that assure that the sold assets have been isolated from our creditors and us. The securitization entities generally issue interest-bearing securities collateralized by future collections on the sold receivables.

      We record our off-balance sheet sales of receivables in accordance with Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. To qualify for a sale, the following accounting criteria must be met:

•	Receivables must be isolated from transferor — we transfer the receivables to a bankruptcy-remote SPE.

•	Transfer of receivables to a qualifying SPE or an entity that has the right to pledge or exchange the assets — we generally use a qualifying SPE in our off-balance sheet transactions or we sell the assets to an independent entity. In either case, we do not restrict the transferee from pledging or exchanging the assets.

•	Transferor must not maintain control over the assets — we are not permitted to regain control over the transferred assets or cause the return of specific assets, other than through a “cleanup” call.

      For off-balance sheet sales of receivables, estimated gains or losses are recognized in the period in which the sale occurs. We retain certain interests in receivables sold in securitization transactions. In determining the gain or loss on each sale of finance receivables, the investment in the sold receivables pool is allocated between the portions sold and retained based on their relative fair values at the date of sale. Retained interests may include residual interest in securitization transactions, restricted cash held for the benefit of securitization SPEs and subordinated securities. These interests are recorded at fair value with unrealized gains or losses recorded, net of tax, as a separate component of accumulated other comprehensive income in stockholder’s equity. Residual

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 1. ACCOUNTING POLICIES — Continued

interests in securitization transactions represent the present value of monthly collections on the sold finance receivables in excess of amounts needed by the SPE to pay its obligations, including principal and interest to investors and servicing fees.

      We also retain the servicing rights and receive a servicing fee. Since the servicing fee adequately compensates us for retaining the servicing rights, we generally do not establish a servicing asset or liability; the fee is recognized as collected over the remaining term of the related sold finance receivables. Interest supplement payments due from affiliates related to receivables that were sold in securitizations or whole-loan sale transactions are reflected, on a present value basis, as a receivable in other assets on our balance sheet at the time the receivables are sold. Present value accretion is recognized in investment and other income related to sales of receivables.

      In whole-loan sale transactions, we sell retail installment sale contracts to a buyer who either retains them or sells them in a subsequent asset-backed securitization. We do not retain any interests in the sold receivables but continue to service such receivables for a fee.

      Certain sales of receivables do not qualify for off-balance sheet treatment. As a result, the sold receivables and associated debt remain on our balance sheet and no gain or loss is recorded for these transactions.

Depreciation

      Depreciation expense on vehicles subject to operating leases is provided on a straight-line basis in an amount necessary to reduce the leased vehicle to its estimated residual (salvage) value at the end of the lease term. Our policy is to promptly sell returned off-lease vehicles. We evaluate our depreciation policy for leased vehicles on a regular basis taking into consideration various assumptions, such as expected residual values at lease termination (including residual value support payments from Ford) and the estimated number of vehicles that will be returned to us. Adjustments to reflect revised estimates of expected residual values at the end of the lease terms are recorded prospectively on a straight-line basis. Upon disposition of the vehicle, the difference between net book value and actual proceeds (including residual value support payments from Ford) is recorded as an adjustment to depreciation expense. We also monitor our portfolio of vehicles subject to operating leases for impairment indicators.

Cash and Cash Equivalents

      Cash and all highly liquid investments with a maturity of three months or less at date of purchase are classified as cash and cash equivalents. Our cash and cash equivalents include short-term United States Treasury bills, federal agency discount notes, A-1/ P-1 (or higher) rated commercial paper, and bank time deposits with investment grade institutions. The book value of cash and cash equivalents approximates fair value because of the short maturities of these instruments.

      At December 31, 2005 and 2004, approximately $2.3 billion and $1.4 billion, respectively, of our cash balance was legally isolated, which primarily supported our consolidated securitization SPEs.

Allowance for Credit Losses

      The allowance for credit losses is our estimate of the credit losses related to impaired receivables and operating leases at the date of the financial statements. This allowance is based on factors including historical credit loss trends, the credit quality of our present portfolio, trends in

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 1. ACCOUNTING POLICIES — Continued

historical and projected used vehicle values and general economic measures. Additions to the allowance for credit losses are made by recording charges to the provision for credit losses on our income statement. Finance receivables and lease investments are charged to the allowance for credit losses at the earlier of when an account is deemed to be uncollectible or when an account is 120 days delinquent, taking into consideration the financial condition of the borrower or lessee, the value of the collateral, recourse to guarantors and other factors. Recoveries on finance receivables and lease investments previously charged off as uncollectible are credited to the allowance for credit losses.

Derivative Financial Instruments

      We operate in many countries, and are exposed to various market risks, including the effects of changes in interest rates and foreign currency exchange rates. Interest rate and currency exposures are monitored and managed by us as an integral part of our overall risk management program, which recognizes the unpredictability of financial markets and seeks to reduce potential adverse effects on our operating results. Risk is reduced in two ways: (1) through the use of funding instruments that have interest and maturity profiles similar to the assets they are funding, and (2) through the use of interest rate and foreign exchange derivatives. Interest rate swaps are used to manage the effects of interest rate fluctuations. Foreign currency exchange agreements, including forward contracts and swaps, are used to manage foreign exchange exposure.

      All derivatives are recognized on the balance sheet at fair value, in accordance with Statement of Financial Accounting Standards No. 133 (“SFAS 133”), Accounting for Derivative Instruments and Hedging Activities. We may designate derivatives as a hedge of the fair value of a recognized asset or liability (“fair value” hedge) or of the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow” hedge). We also enter into derivatives that economically hedge certain of our risks, even though hedge accounting is not allowed by SFAS 133 or is not applied by us.

      Changes in the value of a derivative that is designated as a fair value hedge, along with offsetting changes in the fair value of the underlying hedged exposure, are recorded in earnings. Changes in the value of a derivative that is designated as a cash flow hedge are recorded net of tax, to the extent the hedge is effective, as a separate component of accumulated other comprehensive income in stockholder’s equity. The fair value of interest rate swaps is calculated using current market rates for similar instruments with the same remaining maturities. Unrealized gains and losses are netted for individual counterparties where legally permissible.

      When the terms of an underlying transaction are modified, or when the underlying hedged item is settled prior to maturity, all changes in the fair value of the derivative instrument are marked-to-market with changes in the fair value included in earnings each period until the instrument matures, unless the derivative is subsequently included in another hedge relationship.

      We manage our foreign currency and interest rate counterparty credit risks by establishing limits and monitoring the financial condition of counterparties. The amount of exposure we may have to a single counterparty on a worldwide basis is limited by company policy. In the unlikely event that a counterparty fails to meet the terms of a foreign currency or an interest rate instrument, risk is limited to the fair value of the instrument.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 1. ACCOUNTING POLICIES — Continued

Foreign Currency Translation

      Results of operations and cash flows of our foreign subsidiaries are translated to U.S. dollars at average-period currency exchange rates. Assets and liabilities are translated at end-of-period exchange rates. Translation adjustments are related to foreign subsidiaries using local currency as their functional currency and are reported as a separate component of accumulated other comprehensive income in stockholder’s equity. Gains and losses arising from transactions denominated in a currency other than the functional currency of the subsidiary involved are included in other income.

NOTE 2.	INSURANCE

      We conduct insurance underwriting operations primarily through The American Road Insurance Company (“TARIC”) and its subsidiaries. TARIC is our wholly owned subsidiary. TARIC offers a variety of products and services, including physical damage insurance and extended service plan contracts.

Revenue Recognition

      Insurance premiums earned are reported net of reinsurance. These premiums are earned over their respective policy periods. Physical damage insurance premiums, including vehicles financed at wholesale by us and our finance subsidiaries, are recognized as income on a monthly basis. Premiums from extended service plan contracts and other contractual liability coverages are earned over the life of the policy based on historical loss experience. Certain costs of acquiring new business are deferred and amortized over the term of the related policies on the same basis on which premiums are earned.

Insurance Expenses and Liabilities

      Insurance underwriting losses and expenses are reported as insurance expenses. The components of insurance expenses are as follows for the years ended December 31:

	2005	2004	2003

	(in millions)
Insurance claims	$140	$138	$163
Amortization of deferred acquisition costs	12	16	35
Claim adjustment expenses	8	13	13

Insurance expenses	$160	$167	$211

      The liability for reported insurance claims and an estimate of unreported insurance claims, based on past experience, was $67 million and $75 million at December 31, 2005 and 2004, respectively, and was included in other liabilities and deferred income.

Reinsurance

      TARIC cedes a majority of its automotive service contracts and all of the warranty contract business for a ceding commission. Amounts recoverable from reinsurers on unpaid losses, including incurred but not reported losses, and amounts paid to reinsurers relating to the unexpired portion of reinsurance contracts are reported in other assets. Ceded insurance-related expenses deducted from insurance expenses were $382 million, $436 million and $498 million in 2005, 2004 and 2003, respectively.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 2. INSURANCE — Continued

      The effect of reinsurance on premiums written and earned is as follows:

	2005		2004		2003

	Written	Earned	Written	Earned	Written	Earned

	(in millions)
Direct	$522	$762	$543	$815	$725	$851
Assumed	29	31	27	39	32	63
Ceded	(371)	(601)	(358)	(638)	(553)	(682)

Net premiums	$180	$192	$212	$216	$204	$232

      Commissions on reinsurance ceded are earned on the same basis as related premiums. Reinsurance contracts do not relieve TARIC from its obligations to its policyholders. Failure of reinsurers to honor their obligations could result in losses to TARIC. Therefore, TARIC evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurers to manage its exposure to significant losses from reinsurance solvencies.

NOTE 3.	INVESTMENTS IN SECURITIES

      Investments in securities, which substantially relate to our insurance activities, consist of mortgage-backed, corporate debt, U.S. government and agency, equity and other securities. Available-for-sale securities are recorded at fair value with unrealized gains and losses excluded from income and reported, net of tax, as a separate component of accumulated other comprehensive income in stockholder’s equity. Held-to-maturity securities are recorded at amortized cost. The basis of cost used in determining realized gains and losses is specific identification.

      The fair value of substantially all securities was determined based on quoted market prices. For securities for which quoted market prices were not available, the estimate of fair value was based on similar types of securities that are traded in the market. Book value approximates fair value for all securities.

      Investments in securities at December 31 were as follows:

	2005

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

	(in millions)
Available-for-sale securities
Mortgage-backed	$282	$1	$4	$279
Corporate Debt	183	1	3	181
U.S. government and agency	92	1	—	93
Equity	65	38	1	102
Other debt securities	38	—	—	38
Government — non U.S.	20	—	—	20
Municipal	1	—	—	1
Held-to-maturity securities	6	—	—	6

Total investments in securities	$687	$41	$8	$720

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 3. INVESTMENTS IN SECURITIES — Continued

	2004

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

	(in millions)
Available-for-sale securities
Mortgage-backed	$184	$3	$—	$187
Corporate debt	192	3	1	194
U.S. government and agency	101	2	—	103
Equity	49	37	3	83
Other debt securities	45	1	—	46
Government — non U.S.	26	5	—	31
Municipal	2	—	—	2
Held-to-maturity securities	7	—	—	7

Total investments in securities	$606	$51	$4	$653

      The amortized cost and fair value of investments in available-for-sale securities and held-to-maturity securities at December 31, by contractual maturity, were as follows:

	2005

	Available-for-Sale		Held-to-Maturity

	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

	(in millions)
Due in one year or less	$14	$14	$1	$1
Due after one year through five years	180	178	3	3
Due after five years through ten years	60	59	—	—
Due after ten years	80	82	1	1
Mortgage-backed securities	282	279	1	1
Equity securities	65	102	—	—

Total	$681	$714	$6	$6

	2004

	Available-for-Sale		Held-to-Maturity

	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

	(in millions)
Due in one year or less	$8	$8	$1	$1
Due after one year through five years	209	210	4	4
Due after five years through ten years	79	85	—	—
Due after ten years	70	73	2	2
Mortgage-backed securities	184	187	—	—
Equity securities	49	83	—	—

Total	$599	$646	$7	$7

      Included in the above contractual maturities are investments on deposit with regulatory authorities (at amortized cost), as required by law, totaling $20 million and $19 million at December 31, 2005 and 2004, respectively.

      Proceeds from sales of available-for-sale securities were $482 million, $768 million and $693 million in 2005, 2004 and 2003, respectively. Gross realized gains were $7 million, $9 million and $16 million in 2005, 2004 and 2003, respectively. Gross realized losses were $3 million, $3 million and $2 million in 2005, 2004 and 2003, respectively.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 3. INVESTMENTS IN SECURITIES — Continued

      The fair value of investments in an unrealized loss position at December 31, 2005, aggregated by investment category and length of time that the investments have been in a continuous loss position, are as follows:

	Less Than		12 Months or
	12 Months		Greater		Total

		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

	(in millions)
Available-for-sale securities
Mortgage-backed	$139	$3	$33	$1	$172	$4
Corporate debt	67	1	51	2	118	3
U.S. government and agency	29	—	—	—	29	—
Equity	3	—	2	1	5	1
Other debt securities	9	—	23	—	32	—
Government — non U.S.	9	—	—	—	9	—
Municipal	—	—	1	—	1	—

Total available-for-sale securities	$256	$4	$110	$4	$366	$8

      We utilize a systematic process to evaluate whether unrealized losses related to investments in debt and equity securities are temporary in nature. Factors considered in determining whether a loss is temporary include the length of time and extent to which the fair value has been below cost, the financial condition and near-term prospects of the issuer and our ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. If losses are determined to be other than temporary, the investment carrying amount is considered impaired and adjusted downward to a revised fair value. During 2005, impairments recorded were not material.

NOTE 4.	FINANCE RECEIVABLES

      Net finance receivables at December 31 were as follows:

	2005	2004

	(in millions)
Retail	$66,940	$83,719
Wholesale	39,680	23,930
Other	4,648	5,331

Total finance receivables, net of unearned income (a)(b)	111,268	112,980
Less: Allowance for credit losses	(1,392)	(2,129)

Finance receivables, net	$109,876	$110,851

Net finance receivables subject to fair value (c)	$104,669	$103,985
Fair value	104,190	104,195

(a)	At December 31, 2005 and 2004, includes $1.6 billion and $1.8 billion, respectively, of primarily wholesale receivables with entities that are reported as consolidated subsidiaries of Ford. The consolidated subsidiaries include dealerships that are partially owned by Ford and consolidated as VIEs and also certain overseas affiliates. The associated vehicles that are being financed by us are reported as inventory on Ford’s balance sheet.

(b)	At December 31, 2005 and 2004, includes $44.7 billion and $16.9 billion, respectively, of receivables that have been sold for legal purposes to consolidated securitization SPEs and are available only for repayment of debt issued by those entities, and to pay other securitization investors and other participants; they are not available to pay our other obligations or the claims of our other creditors.

(c)	At December 31, 2005 and 2004, excludes $5.2 billion and $6.9 billion, respectively, of certain receivables (primarily direct financing leases) that are not financial instruments.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 4. FINANCE RECEIVABLES — Continued

     The fair value of finance receivables is generally calculated by discounting future cash flows using an estimated discount rate that reflects the current credit, interest rate and prepayment risks associated with similar types of instruments. For finance receivables with short maturities (generally three months or less), the book value approximates fair value.

      At December 31, 2005, finance receivables included $1.6 billion owed by the three customers with the largest receivables balances.

      Contractual maturities of total finance receivables outstanding at December 31, 2005, net of unearned income, were as follows:

	Due in Year Ending
	December 31,
				Due After
	2006	2007	2008	2008	Total

	(in millions)
Retail	$32,153	$19,156	$10,192	$5,439	$66,940
Wholesale	39,061	619	—	—	39,680
Other	2,381	339	369	1,559	4,648

Total	$73,595	$20,114	$10,561	$6,998	$111,268

      It is our experience that a portion of finance receivables is repaid before contractual maturity dates. The above table, therefore, is not to be regarded as a forecast of future cash collections.

      The aggregate finance receivables balances related to accounts past due more than 60 days at December 31 were as follows:

	2005	2004

	(in millions)
Retail	$487	$500
Wholesale	148	143
Other	13	14

Total	$648	$657

      Investments in direct financing leases, which are included in retail finance receivables, were as follows at December 31:

	2005	2004

	(in millions)
Minimum lease rentals to be received, including origination costs	$3,232	$4,194
Estimated residual values	2,417	3,381
Less: Unearned income	(475)	(677)
Less: Allowance for credit losses	(56)	(78)

Net investment in direct financing leases	$5,118	$6,820

      Future minimum rentals from direct financing leases for each of the five succeeding years are as follows (in millions): 2006 — $1,448; 2007 — $885; 2008 — $575; 2009 — $248; 2010 — $74; thereafter — $2.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 5.	NET INVESTMENT IN OPERATING LEASES

      Net investment in operating leases at December 31 was as follows:

	2005	2004

	(in millions)
Vehicles, at cost, including initial direct costs (a)	$28,460	$29,756
Less: Accumulated depreciation	(6,053)	(7,585)
Less: Allowance for credit losses	(194)	(305)

Net investment in operating leases	$22,213	$21,866

(a)	At December 31, 2005 and 2004, includes interests in operating leases and the related vehicles (net of accumulated depreciation) of $6.5 billion and $2.5 billion, respectively, that have been transferred for legal purposes to consolidated securitization SPEs and are available only for repayment of debt issued by those entities, and to pay other securitization investors and other participants; they are not available to pay our other obligations or the claims of our other creditors.

     Future minimum rentals on operating leases are as follows (in millions): 2006 — $3,348; 2007 — $2,952; 2008 — $1,701; 2009 — $369; 2010 — $9.

NOTE 6.	ALLOWANCE FOR CREDIT LOSSES

      Following is an analysis of the allowance for credit losses related to finance receivables and operating leases for the years ended December 31:

	2005	2004	2003

	(in millions)
Balance, beginning of year	$2,434	$2,908	$2,999
Provision for credit losses	166	900	1,888
Deductions
Charge-offs	1,183	1,804	2,366
Recoveries	(477)	(477)	(475)

Net charge-offs	706	1,327	1,891
Other changes, principally amounts related to finance receivables sold and translation adjustments	308	47	88

Net deductions	1,014	1,374	1,979

Balance, end of year	$1,586	$2,434	$2,908

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 7.	SALES OF RECEIVABLES

Servicing Portfolio

      We retain servicing rights for receivables sold in off-balance sheet securitization and whole-loan sale transactions. The servicing portfolio is summarized in the following table for the years ended December 31:

	Retail	Wholesale	Total

	(in millions)
Servicing portfolio at December 31, 2003	$33,921	$20,249	$54,170
2004 activity
Receivables sales	6,933	—	6,933
Collections	(20,185)	(1,345)	(21,530)

Servicing portfolio at December 31, 2004	20,669	18,904	39,573
2005 activity
Receivables sales	18,138	1,561	19,699
Collections and re-acquired receivables	(17,886)	(20,465)	(38,351)

Servicing portfolio at December 31, 2005	$20,921	$—	$20,921

      During the fourth quarter of 2005, we consolidated our off-balance sheet wholesale securitization program as a result of certain changes authorized in accordance with the transaction documents. The accounting consolidation did not have an impact on our earnings, back-up credit facilities, unsecured debt programs or other securitization programs. This transaction was primarily non-cash and increased receivables by $17.9 billion and debt by $15.8 billion upon consolidation.

Retained Interest in Securitized Assets

      Components of retained interest in off-balance sheet securitized assets at December 31 included the following:

	2005	2004

	(in millions)
Residual interest in securitization transactions	$1,094	$756
Restricted cash held for benefit of securitization SPEs	199	503
Subordinated securities	127	875
Interest in sold wholesale receivables and other trust assets	—	6,904
Senior securities	—	128

Retained interest in securitized assets	$1,420	$9,166

      Investments in subordinated securities and restricted cash are senior to the residual interest in securitization transactions. Retained interests are recorded at fair value. The fair value of subordinated and senior securities is estimated based on market prices. In determining the fair value of residual interest in securitization transactions, we discount the present value of the projected cash flows retained at the transaction discount rate.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 7. SALES OF RECEIVABLES — Continued

Investment and Other Income

      The following table summarizes the activity related to off-balance sheet sales of receivables reported in investment and other income for the years ended December 31:

	2005	2004	2003

	(in millions)
Servicing fees	$376	$372	$618
Income on interest in sold wholesale receivables and retained securities	327	588	679
Net gain on sale of receivables	74	155	373
Income on residual interest and other	721	815	941

Investment and other income related to sales of receivables	$1,498	$1,930	$2,611

      For the year ended December 31, 2005, we utilized certain point-of-sale assumptions in our retail transactions, which included a discount rate of 11.0%, prepayment speeds of 0.9% to 1.5% (which represents expected payments earlier than scheduled maturity dates) and credit losses of 0.1% to 2.3% over the life of sold receivables. The weighted-average life of the underlying assets was 51.9 months. For the year ended December 31, 2004, point-of-sale assumptions in our retail transactions included discount rates of 11.0% to 13.5%, prepayment speeds of 0.8% to 1.5% and credit losses of 0.8% to 2.8% over the life of sold receivables. For the year ended                     December 31, 2004, the weighted average life of the underlying assets was 50.2 months.

Cash Flow

      The following table summarizes the cash flow movements between the transferees and us in our off-balance sheet sales of receivables for the years ended December 31:

	2005	2004	2003

	(in millions)
Proceeds from sales of receivables
Proceeds from sales of retail receivables	$15,549	$4,795	$15,761
Proceeds from interest in sold wholesale receivables	3,739	3,957	966
Proceeds from revolving-period securitizations	1,349	1,567	2,610
Proceeds from sale of retained notes — retail	298	—	—

Total	$20,935	$10,319	$19,337

Cash flows related to net change in retained interest
Interest in sold wholesale receivables	$2,684	$(1,831)	$1,140
Interest in sold retail receivables	708	1,457	893

Total	$3,392	$(374)	$2,033

Servicing fees
Retail	$260	$260	$409
Wholesale	116	112	209

Total	$376	$372	$618

Other cash flows received on interests retained (which are reflected in securitization income)
Wholesale	$507	$802	$810
Retail	276	356	735

Total	$783	$1,158	$1,545

Repurchased retail receivables	$(43)	$(143)	$(193)

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 7. SALES OF RECEIVABLES — Continued

Other Disclosures

      The following table summarizes key assumptions used in estimating cash flows from sold retail receivables and the corresponding sensitivity of the current fair values to 10% and 20% adverse changes:

	2005

		Impact on Fair Value Based
		on Adverse Change
	Assumption
	Percentage	10% Change	20% Change

	(annual rate)
		(in millions)
Cash flow discount rate	11.0%	$(12)	$(24)
Estimated net credit loss rate	0.1% - 5.0%	(19)	(38)
Prepayment speed	0.9% - 1.5%	(3)	(6)

      The effect of a variation in a particular assumption on the fair value of residual interest in securitization transactions was calculated without changing any other assumptions and changes in one factor may result in changes in another.

      Outstanding delinquencies over 30 days related to the off-balance sheet securitized portfolio were $386 million and $410 million at December 31, 2005 and 2004, respectively. Credit losses, net of recoveries, were $127 million and $244 million for the years ended December 31, 2005 and 2004, respectively. Expected static pool credit losses related to outstanding securitized retail receivables were 1.55% at December 31, 2005. To calculate the static pool credit losses, actual and projected future credit losses are added together and divided by the original balance of each pool of assets.

On-Balance Sheet Securitization SPEs

      At December 31, 2005 and 2004, about $44.7 billion and $16.9 billion, respectively, of finance receivables have been sold for legal purposes to consolidated securitization SPEs. In addition, at December 31, 2005 and 2004, interests in operating leases and the related vehicles of $6.5 billion and $2.5 billion, respectively, have been transferred for legal purposes to consolidated securitization SPEs. These receivables and interests in operating leases and the related vehicles are available only for repayment of debt issued by those entities, and to pay other securitization investors and other participants; they are not available to pay our other obligations or the claims of our other creditors. At December 31, 2005 and 2004, associated debt of $39.8 billion and $16.5 billion, respectively, was issued by the SPEs and included both asset-backed commercial paper and notes payable out of collections on these receivables and interests in operating leases and the related vehicles. This debt is the legal obligation of the SPEs, but for financial statement reporting purposes is reported as debt on our balance sheet.

NOTE 8.	VARIABLE INTEREST ENTITIES

      We consolidate VIEs in which we are the primary beneficiary in the entity. On-balance sheet securitization SPEs, discussed in Note 7, are considered VIEs.

      We have investments in certain joint ventures deemed to be VIEs of which we are not the primary beneficiary. The risks and rewards associated with our interests in these entities are based primarily on ownership percentages. Our maximum exposure (approximately $182 million at December 31, 2005) to any potential losses associated with these VIEs is limited to our equity investments and, where applicable, receivables due from the VIEs.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 8. VARIABLE INTEREST ENTITIES — Continued

      We also sell, under contractually-committed agreements, finance receivables to bank-sponsored asset-backed commercial paper issuers that are SPEs of the sponsor bank; these SPEs are not consolidated by us. In addition, certain of these SPEs hold notes issued by us that are backed by interests in operating leases and the related vehicles, which reduce the commitment of these SPEs to purchase finance receivables. The outstanding balance of finance receivables and notes that have been sold by us to these SPEs was approximately $5.6 billion and $4.6 billion at December 31, 2005 and 2004, respectively.

NOTE 9.	OTHER ASSETS AND OTHER LIABILITIES AND DEFERRED INCOME

      Other assets at December 31 were as follows:

	2005	2004

	(in millions)
Accrued interest, rents and other non-finance receivables	$1,777	$1,804
Unamortized dealer commissions and other assets	1,504	1,625
Investment in used vehicles held for resale, at net realizable value	1,060	803
Prepaid reinsurance premiums and other reinsurance receivables	1,025	1,258
Collateral held for resale, at net realizable value	567	654
Property and equipment, net of accumulated depreciation of $327 in 2005 and $290 in 2004	323	377

Total other assets	$6,256	$6,521

      Other liabilities and deferred income at December 31 were as follows:

	2005	2004

	(in millions)
Interest payable	$1,642	$2,204
Deferred income and other liabilities	1,242	1,534
Unearned insurance premiums	1,120	1,362
Retirement plan and postretirement health care and life insurance benefits	777	702

Total other liabilities and deferred income	$4,781	$5,802

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 10.	DEBT AND BACK-UP CREDIT FACILITIES

Debt

      At December 31, outstanding debt was as follows:

	Interest Rates

	Average		Weighted-
	Contractual (a)		Average (b)

	2005	2004	2005	2004	2005	2004

					(in millions)
Short-term debt
Asset-backed commercial paper (c)	4.3%	2.1%			$21,751	$12,612
Ford Interest Advantage (d)	4.9%	2.5%			6,719	7,718
Commercial paper — unsecured	4.8%	2.4%			1,041	8,916
Other short-term debt (e)	5.8%	4.8%			2,325	2,562

Total short-term debt	4.6%	2.5%	5.0%	2.8%	31,836	31,808

Long-term debt
Senior indebtedness
Notes payable within one year (f)					20,823	29,449
Notes payable after one year (g)					63,879	79,233
Unamortized discount					(62)	(61)
Asset-backed debt (h)
Notes payable within one year					5,357	624
Notes payable after one year					12,667	3,221

Total long-term debt (i)	5.9%	5.8%	5.1%	4.4%	102,664	112,466

Total debt	5.6%	5.0%	5.1%	4.0%	$134,500	$144,274

Estimated fair value of debt
Short-term debt subject to fair value					$31,836	$31,808
Short-term debt fair value					31,836	31,808
Long-term debt subject to fair value (j)					101,104	109,320
Long-term debt fair value					97,884	114,662
Total estimated fair value of debt					129,720	146,470
Interest rate characteristics of debt payable after one year (k)
Fixed interest rates					$55,515	$65,311
Variable interest rates (generally based on LIBOR or other short-term rates)					20,969	17,082

Total payable after one year					$76,484	$82,393

(a)	Fourth quarter average contractual rates exclude the effects of interest rate swap agreements and facility fees.

(b)	Fourth quarter weighted-average rates include the effects of interest rate swap agreements and facility fees.

(c)	Amounts represent asset-backed commercial paper issued by consolidated securitization SPEs and are payable out of collections on the finance receivables. This debt is the legal obligation of the securitization SPEs.

(d)	The Ford Interest Advantage program consists of our floating rate demand notes.

(e)	Includes $52 million and $17 million with affiliated companies at December 31, 2005 and 2004, respectively.

(f)	Includes $77 million with affiliated companies at December 31, 2004.

(g)	Includes $126 million and $32 million with affiliated companies at December 31, 2005 and 2004, respectively.

(h)	Asset-backed debt is issued by consolidated securitization SPEs and is payable out of collections on the finance receivables or interests in operating leases and the related vehicles transferred to the SPEs. This debt is the legal obligation of the securitization SPEs.

(i)	Average contractual and weighted-average interest rates for total long-term debt reflects the rates for both notes payable within one year and notes payable after one year.

(j)	Represents the par value of debt.

(k)	Excludes the effect of interest rate swap agreements.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 10. DEBT AND BACK-UP CREDIT FACILITIES — Continued

      Debt consists of short-term and long-term unsecured and asset-backed debt, placed directly by us or through securities dealers or underwriters, and bank borrowings. We consider any debt with an original maturity of twelve months or less to be short-term debt. In 2005, we had commercial paper programs in the United States, Europe, Canada and other international markets, and asset-backed commercial paper programs in the United States, with sales mostly to qualified institutional investors. We also obtain short-term funding from the sale of demand notes to retail investors through our floating rate demand notes program. Some of our asset-backed securitization programs issue short-term debt securities that are sold by underwriters to institutional investors. Bank borrowings by several of our international affiliates in the ordinary course of business are an additional source of short-term funding.

      We obtain long-term debt funding through the issuance of a variety of debt securities in the United States and international capital markets. Long-term debt is debt with an original maturity of more than twelve months. We use several long-term unsecured funding programs, including notes offered with a variety of maturities of two years and longer, and medium-term notes sold through sales agents in smaller amounts in various currencies. We reach both retail and institutional investors in our long-term unsecured funding programs. In 2005, we accessed retail investors in the United States through our Continuously Offered Bonds for Retail Accounts program, in Canada through our Term Bonds in Retail Distribution program, and in select European markets through our Continuously Available Retail Securities program. We also sponsor a number of asset-backed securitization programs that issue long-term debt securities that are sold to institutional investors in the United States, Europe and Asia-Pacific.

      Our Ford Interest Advantage program consists of floating rate demand notes issued and offered by us. The nominal interest rate as of December 31, 2005 ranged from 4.8% to 5.1% depending on the amount invested.

      Our overall weighted-average effective interest rate (borrowing cost), including the effect of interest rate swap agreements, was 4.5% and 3.8% for full year 2005 and 2004, respectively.

      The average remaining maturities of our commercial paper was 45 days at December 31, 2005 and 36 days at December 31, 2004 for our United States, Canada and Europe programs. Senior notes, including asset backed securitized programs, mature at various dates through 2078 (about $1.4 billion matures between 2031 and 2078). Maturities are as follows (in millions): 2006 — $26,180; 2007 — $26,134; 2008 — $17,882; 2009 — $12,769; 2010 — $6,779; thereafter — $12,920. Certain of these obligations are denominated in currencies other than the currency of the issuing country. Foreign currency swap and forward agreements are used to hedge exposure to changes in exchange rates of these obligations.

      The fair value of debt is estimated based upon quoted market prices or current rates for similar debt with the same remaining maturities. For short-term debt, the book value approximates fair value because of the short maturities of these instruments.

Back-Up Credit Facilities

      At December 31, 2005, we and our majority-owned subsidiaries had $6.2 billion of contractually committed credit facilities with financial institutions, of which $5.1 billion were available for use. Of the lines available for use, 36% are committed through June 30, 2010. Of the $6.2 billion, about $3.8 billion constitute Ford Credit facilities ($3.2 billion global and $600 million non-global) and $2.4 billion are FCE facilities ($2.3 billion global and $100 million non-global). Our global credit facilities may be used, at our option, by any of our direct or indirect majority-owned subsidiaries. We

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 10. DEBT AND BACK-UP CREDIT FACILITIES — Continued

or FCE, as the case may be, will guarantee any such borrowings. All of the global credit facilities have substantially identical contract terms (other than commitment amounts) and are free of material adverse change clauses and restrictive financial covenants (for example, debt-to-equity limitations and minimum net worth requirements) and credit rating triggers that could limit our ability to borrow.

      At Ford’s option, Ford’s global lines of credit of $6.5 billion may be used by any of its direct or indirect majority-owned subsidiaries on a guaranteed basis. Ford also has the ability to transfer, on a non-guaranteed basis, $2.2 billion of such credit lines to us and $500 million to FCE.

      Additionally, at December 31, 2005, banks provided $18.7 billion of contractually committed liquidity facilities exclusively to support our two on-balance sheet asset-backed commercial paper programs; $18.2 billion supported our retail securitization program (“FCAR”) and $500 million supported our Motown NotesSM wholesale securitization program (“Motown Notes”). The FCAR and Motown Notes programs must be supported by liquidity facilities equal to at least 100% and 5%, respectively, of their face amount. At December 31, 2005, about $17.7 billion of FCAR’s bank credit facilities were available to support FCAR’s asset-backed commercial paper or subordinated debt. The remaining $500 million of available credit lines could be accessed for additional funding if FCAR issued additional subordinated debt. Utilization of these facilities is subject to conditions specific to each program and our having a sufficient amount of securitizable assets. At December 31, 2005, the outstanding balances were $15.3 billion for the FCAR program and $6.5 billion for the Motown Notes program.

NOTE 11.	INCOME TAXES

      Ford’s consolidated United States federal and state income tax returns include certain of our domestic subsidiaries and us. In accordance with our intercompany tax sharing agreement with Ford, the United States income tax liabilities or credits are allocated to us generally on a separate return basis. The provision for income taxes for the years ended December 31 was estimated as follows:

	2005	2004	2003

	(in millions)
Currently payable/(receivable)
United States federal	$—	$—	$—
Foreign	206	136	198
State and local	(24)	6	21

Total currently payable	182	142	219
Deferred tax liability
United States federal	943	1,266	653
Foreign	161	157	118
State and local	123	83	144

Total deferred	1,227	1,506	915

Provision for income taxes	$1,409	$1,648	$1,134

      A reconciliation of the provision for income taxes with the United States statutory tax rate as a percentage of income before income taxes, excluding equity in net income of affiliated companies,

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 11. INCOME TAXES — Continued

minority interest in net income of a joint venture, and discontinued operations, is shown below for the years ended December 31:

	2005	2004	2003

Statutory tax rate	35.0%	35.0%	35.0%
Effect of (in percentage points):
State and local income taxes	1.7	1.8	3.5
Investment income not subject to tax or subject to tax at reduced rates	(0.1)	(0.1)	(0.2)
Other	(0.1)	0.5	0.1

Effective tax rate	36.5%	37.2%	38.4%

      Deferred tax assets and liabilities reflect the estimated tax effect of accumulated temporary differences between assets and liabilities for financial reporting purposes and those amounts as measured by tax laws and regulations. The components of deferred tax assets and liabilities at December 31 were as follows:

	2005	2004

	(in millions)
Deferred tax assets
Provision for credit losses	$1,749	$1,934
Net operating losses and foreign tax credits	1,095	1,725
Alternative minimum tax	322	336
Employee benefit plans	260	229
Other	205	204

Total deferred tax assets	3,631	4,428

Deferred tax liabilities
Leasing transactions	7,736	7,913
Finance receivables	2,839	2,826
Sales of receivables	1,204	1,016
Other	624	266

Total deferred tax liabilities	12,403	12,021

Net deferred income tax liability	$8,772	$7,593

      We have an intercompany tax sharing agreement with Ford. Under this agreement, United States income tax liabilities or credits are allocated to us, generally on a separate return basis. In this regard, the deferred tax assets related to net operating losses and foreign tax credits represent amounts primarily due from Ford.

NOTE 12.	DERIVATIVE FINANCIAL INSTRUMENTS

      SFAS 133 establishes accounting and reporting standards for derivative instruments and requires that all derivatives be recorded at fair value on the balance sheet, including embedded derivatives.

      To protect our operations from global market risks, including the effects of changes in foreign currency exchange rates and interest rates, we use various financial instruments, commonly referred to as derivatives. We have elected to apply hedge accounting to a portion of these derivatives. To qualify for hedge accounting treatment, each derivative is designated and documented as a hedge at inception and evaluated for effectiveness throughout the hedge period. Some derivatives either do not qualify for hedge accounting under SFAS 133 or we elect not to apply hedge accounting and

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 12. DERIVATIVE FINANCIAL INSTRUMENTS — Continued

report the mark to fair value in earnings. Regardless of hedge accounting treatment, we only enter into transactions with a high correlation with the underlying risk. Our interest rate risk management objective is to maximize our financing income while limiting the effect of changes in interest rates. We achieve this objective by setting an established risk tolerance range and staying within the tolerance through our risk management process. Our hedging program adheres to a strict risk management policy and the program is reviewed on a regular basis by our management. We do not engage in any trading, market-making or other speculative activities in the derivative markets.

      The use of derivatives to manage market risk results in counterparty risk, or the risk of a counterparty defaulting on a derivative contract. We enter into master netting agreements with counterparties that usually allow for netting of certain exposures. We establish exposure limits for each counterparty to minimize risk and provide counterparty diversification. Substantially all our counterparty exposures are with counterparties that have long-term debt ratings of single-A or better.

Nature of Exposure

Currency Exchange Rate Risk

      We face exposure to currency exchange rates if a mismatch exists between the currency of our receivables and the currency of the debt funding those receivables. When possible, we fund receivables with debt in the same currency, minimizing exposure to exchange rate movements. When funding is in a different currency, we execute the following foreign currency derivatives to convert substantially all of our foreign currency debt obligations to the currency of the receivables:

•	Cross-currency swaps — an agreement to convert non-U.S. dollar long-term debt to U.S. dollar denominated payments or non-local market debt to local market debt for our international affiliates; or

•	Foreign currency forwards — an agreement to buy or sell an amount of funds in an agreed currency at a certain time in the future for a certain price.

Interest Rate Risk

      Re-pricing risk arises when assets and the related debt have different re-pricing periods and, consequently, respond differently to changes in interest rates. The financial instruments used in our interest rate risk management process are called interest rate swaps.

•	Interest rate swaps — an agreement to convert fixed-rate interest payments to floating or floating-rate interest payments to fixed.

Net Investment in Foreign Operations

      We use foreign currency forward exchange contracts and options to hedge the net assets of certain foreign entities to offset the translation and economic exposures related to our investment in these entities.

Balance Sheet Impact

      The fair value of derivatives reflects the price that a third party would be willing to pay or receive in an arm’s length transaction and includes mark-to-market adjustments to reflect the effect of changes in interest rates, accrued interest and, for derivatives with a foreign currency component, a revaluation adjustment. The following table summarizes the estimated net fair value of our derivative

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 12. DERIVATIVE FINANCIAL INSTRUMENTS — Continued

financial instruments at December 31, taking into consideration the effects of legally enforceable netting agreements, which allow us to settle positive and negative positions with the same counterparty on a net basis:

	2005			2004

		Fair	Fair		Fair	Fair
		Value	Value		Value	Value
	Notional	Assets	Liabilities	Notional	Assets	Liabilities

	(in billions)			(in billions)
		(in millions)			(in millions)
Interest rate swaps	$125	$1,657	$96	$135	$3,074	$180
Foreign currency swaps	16	1,089	789	24	4,201	816
Forwards and options (a)	9	6	—	7	—	260
Impact of netting agreements	—	(205)	(205)	—	(345)	(345)

Total derivative financial instruments	$150	$2,547	$680	$166	$6,930	$911

(a)	Includes internal forward contracts between Ford Credit and an affiliated company.

Income Statement Impact

      Changes in derivative fair values are recognized in current earnings or accumulated other comprehensive income depending on whether the derivative has been designated and qualifies for hedge accounting and, if so, the type of hedge designation.

Cash Flow Hedges

      Changes in the fair value of derivatives designated as cash flow hedges, to the extent the hedge is effective, are included in accumulated other comprehensive income, a component of stockholder’s equity, and are reclassified to earnings at the time the associated hedged transaction affects net income. The impact to earnings from hedge ineffectiveness was a loss of $43 million in 2005, a gain of $12 million in 2004 and a gain of $3 million in 2003, which was recorded in other income. In assessing hedge effectiveness for cash flow hedges related to interest rates, we use the variability of cash flows method and exclude accrued interest. Net interest settlements and accruals excluded from the assessment of hedge effectiveness were expenses of $71 million, $354 million and $482 million in 2005, 2004 and 2003, and were recorded in interest expense. While net interest settlements and accruals are excluded from our hedge effectiveness testing, they are included in evaluating our overall risk management objective to maximize our financing income while limiting the effect of changes in interest rates.

      We expect to reclassify gains of approximately $56 million ($36 million after tax) from stockholder’s equity to net income during the next twelve months. Events that may cause reclassification of amounts from accumulated other comprehensive income to net income include initiation or discontinuation of cash flow hedge accounting, interest settlements on the associated hedged transaction, and changes in interest rates. Consistent with our comprehensive risk-management practices, neither these nor future reclassifications are anticipated to have a material effect on net income.

Fair Value Hedges

      Changes in the fair value of derivatives designated as fair value hedges, along with the changes in the fair value of the underlying hedged exposure, are recognized in income. The impact to

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 12. DERIVATIVE FINANCIAL INSTRUMENTS — Continued

earnings from hedge ineffectiveness was a loss of $1 million in 2005, a gain of $10 million in 2004 and a gain of $255 million in 2003, which was recorded in other income. In assessing hedge effectiveness, we exclude accrued interest on the receive and pay legs of the swap. Net interest settlements and accruals reflecting income of $1.1 billion, $2.1 billion and $1.8 billion in 2005, 2004 and 2003 were recorded as a reduction in interest expense. We also exclude from the assessment of hedge effectiveness foreign exchange adjustments, representing the portion of the derivative’s fair value attributable to the change in foreign currency exchange rates for the reporting period, which were unfavorable adjustments of $365 million in 2005, and favorable adjustments of $384 million in 2004 and $1.3 billion in 2003; these adjustments were recorded in other income. While net interest settlements and accruals and foreign currency adjustments are excluded from our hedge effectiveness testing, they are included in evaluating our overall risk management objective to offset the economic impact of changes in interest rates and foreign currency exchange rates. The adjustments related to foreign currency derivatives reported above were offset by net revaluation impacts on debt denominated in a currency other than the location’s functional currency, which was also recorded in other income.

Net Investment Hedges

      We use foreign currency forward exchange contracts and options to hedge the net assets of certain foreign entities to offset the translation and economic exposures related to our investment in these entities. Changes in the value of these derivative instruments are included in accumulated other comprehensive income as a foreign currency translation adjustment. Ineffectiveness, which is recognized in other income, was a loss of $13 million, $29 million and $17 million in 2005, 2004 and 2003, respectively.

Other Derivative Instruments

      As previously stated, some derivatives do not qualify for hedge accounting treatment or we elect not to apply hedge accounting (“non-designated”). Both gains and losses related to non-designated derivatives were recorded in other income. The earnings impact primarily related to interest rate swaps, which are included in evaluating our overall risk management objective, and revaluation of foreign currency derivatives, which are offset by the revaluation of foreign denominated debt.

NOTE 13.	DISPOSITIONS AND OTHER ACTIONS

Dispositions

      Consistent with our strategy to focus on our core business, we completed the disposition of the operations referenced below during 2003 through 2005. We reported these operations as discontinued in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, for all periods shown.

      During the fourth quarter of 2004, we committed to a plan to sell Triad Financial Corporation, our operation in the United States that specialized in automobile retail installment sales contracts with borrowers who generally would not be expected to qualify, based on their credit worthiness, for traditional financing sources such as those provided by commercial banks or automobile manufacturers’ affiliated finance companies. During the second quarter of 2005, we completed the sale of this business and recognized a $4 million after-tax gain on disposal of discontinued operations.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 13.	DISPOSITIONS AND OTHER ACTIONS — Continued

      In 2004, we completed the sale of AMI Leasing and Fleet Management Services, our operation in the United States that offered full service car and truck leasing. In 2003, we recognized a $55 million after-tax loss on disposal of discontinued operations. This amount represented the difference between the selling price of these assets, less costs to sell them, and their recorded book value.

      In 2003, we completed the sale of Axus, our all-makes vehicle fleet leasing operations in Europe, New Zealand and Australia. In 2002, we recognized a $31 million after-tax loss on disposal of discontinued operations. This amount represented the difference between the selling price of these assets, less costs to sell them, and their recorded book value.

      Operating results of our discontinued operations for the years ended December 31 are as follows:

	2005	2004	2003

	(in millions)
Total financing margin and other revenue	$118	$395	$446
Income before income taxes	$59	$138	$83
Less: Provision for income taxes	22	57	31

Income from discontinued operations	$37	$81	$52

      At December 31, 2004, assets of our discontinued operations totaled $2.2 billion and consisted primarily of net finance receivables of $1.7 billion and retained interest in securitized assets of about $350 million.

Sales Branch Integration

      In 2004, we announced a plan to create an integrated sales platform in the United States and Canada over the next two years that would support sales activities for Ford Credit and our other business operating units. The plan included the consolidation of regional sales offices and an integration of branch locations. We recognized pre-tax charges related to the plan of $41 million and $11 million in 2005 and 2004, respectively. The costs associated with the sales branch integration were charged to operating expenses. The integration will be completed in 2006.

      The table below summarizes the pre-tax charges incurred, the related liability at December 31 and the estimated total costs for the sales branch integration:

2005

(in millions)
Liability at December 31, 2004	$10
Accrued in 2005	41
Paid in 2005	(36)

Liability at December 31, 2005	$15

Estimated total costs	$61

Employee Separation Actions

      In 2005, we completed various separation programs for North American and International salaried employees in connection with reorganization and efficiency actions. We recognized pre-tax charges of $36 million in 2005 as a result of these actions (excluding costs for retirement plan and postretirement health care and life insurance benefits).

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 13.	DISPOSITIONS AND OTHER ACTIONS — Continued

Asset Impairment

      During the fourth quarter of 2004, management approved a strategy to restructure certain unconsolidated investments in the Asia-Pacific region. As a result, income from continuing operations before income taxes included an asset impairment charge of $40 million.

NOTE 14.	RETIREMENT BENEFITS AND STOCK OPTIONS

      We are a participating employer in certain retirement, postretirement health care and life insurance and stock option plans that are sponsored by Ford. As described below, Ford allocates costs to us based on the total number of participating or eligible employees at Ford Credit. Further information about these sponsored plans is available in Ford’s Annual Report on Form 10-K for the year ended December 31, 2005, filed separately with the Securities and Exchange Commission (“SEC”).

Employee Retirement Plans

      Retirement benefits are provided under defined benefit plans for our employees by the Ford General Retirement Plan, for employees in the United States hired on or before December 31, 2003. Effective January 1, 2004, Ford established a defined contribution plan generally covering new salaried United States employees, including our employees, hired on or after that date. Ford Credit employees of certain foreign subsidiaries are covered under other Ford retirement plans. We are a participating employer in these Ford-sponsored retirement plans and costs are allocated to us based on the total number of participating employees at Ford Credit. Benefits under the plans are generally based on an employee’s length of service, salary and contributions. The allocation amount can be impacted by key assumptions (for example, discount rate, expected return on plan assets and average rate of increase in compensation) that Ford uses in determining its retirement plan obligations.

      Retirement plan costs allocated to Ford Credit for our employees in the United States participating in the Ford-sponsored plans was $29 million, $18 million and $25 million in 2005, 2004 and 2003, respectively. The amount for 2005 included costs related to the employee separation actions described in Note 13. The allocated cost for 2005, which was charged to operating expense, was equivalent to approximately 2% of Ford’s total retirement plan cost.

Postretirement Health Care and Life Insurance Benefits

      Postretirement health care benefits are provided under the Ford Salary Health Care Plan, which provides benefits to retired salaried employees in the United States hired before June 1, 2001. In December 2003, Ford announced a new postretirement health care plan for retired salaried employees in the United States hired on or after June 1, 2001. The plan provides for annual company allocations to employee-specific notional accounts to be used to fund postretirement health care. Effective June 1, 2007, for salaried employees in the United States, Ford established a company contribution limit set at 2006 levels for health care benefits. In addition, for salaried employees in the United States hired before January 1, 2004 who retired on or after June 1, 2006, company paid retiree life insurance benefits are limited to $50,000 (employees hired on or after January 1, 2004 do not receive company paid life insurance benefits). Our employees generally may become eligible for these benefits if they retire while working for us; however, benefits and eligibility rules may be modified from time to time.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 14.	RETIREMENT BENEFITS AND STOCK OPTIONS — Continued

      Postretirement health care and life insurance costs assigned to Ford Credit for our employees in the United States participating in the Ford-sponsored plans was $46 million, $35 million and $49 million in 2005, 2004 and 2003, respectively. The amount for 2005 included costs related to the employee separation actions described in Note 13. The allocated cost for 2005, which was charged to operating expense, was equivalent to approximately 2% of Ford’s total postretirement health care and life insurance benefits cost.

Stock Options

      Certain of our employees have been granted stock options under Ford’s Long-term Incentive Plans. Costs of these stock option plans are allocated to us based on the total number of employees at Ford Credit that are eligible for stock options.

      Employee stock option expense allocated to Ford Credit for our employees participating in the Ford-sponsored plans was $8 million, $8 million and $13 million in 2005, 2004 and 2003, respectively. The allocated expense for 2005, which was charged to operating expense, was equivalent to approximately 7% of Ford’s total stock option expense.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 15.	TRANSACTIONS WITH AFFILIATED COMPANIES

      Transactions with Ford and affiliated companies occur in the ordinary course of business. In addition to participating in pension and other retirement benefit plans sponsored by Ford (discussed in Note 14), we have a profit maintenance agreement with Ford that requires Ford to maintain our consolidated income before income taxes and net income at specified minimum levels; no payments were made under this agreement during 2003 through 2005. A copy of the formally documented agreement with Ford relating to certain long-standing business practices with Ford was filed with the SEC on October 18, 2001.

Income Statement

      The income statement effects for the years ended December 31 of transactions with affiliated companies were as follows (reductions to income from continuing operations before income taxes are presented as negative amounts):

	2005	2004	2003

	(in millions)
Interest supplements and other support costs earned from Ford and affiliated companies (a)	$3,259	$3,360	$3,476
Earned insurance premiums ceded to a Ford-owned affiliate	(550)	(590)	(643)
Residual value support earned from Ford and affiliated companies (b)	374	184	238
Payments to Ford for marketing support, advice and services (c)	(285)	(191)	(172)
Loss and loss adjustment expenses recovered from a Ford-owned affiliate	279	329	378
Interest expense on debt with Ford and affiliated companies	(30)	(26)	(58)
Interest income earned on receivables with Ford-owned dealers (d)	14	18	3
Interest income earned on notes receivables from Ford and affiliated companies	8	11	23
Interest income earned from tax sharing agreement with Ford (e)	—	81	89

(a)	We charge Ford for interest supplements and other support costs as they are earned; these payments are recorded in financing revenue.

(b)	An agreement with Ford provides for payments to us for residual value support on certain vehicle contracts; payments received from Ford are primarily included in depreciation on vehicles subject to operating leases.

(c)	We receive technical and administrative advice and services from Ford and its affiliates, occupy office space furnished by Ford and its affiliates, utilize data processing facilities maintained by Ford and receive marketing support from Ford. The costs for these services are charged to operating expenses.

(d)	Certain entities are reported as consolidated subsidiaries of Ford; revenue from providing financing to these entities is included in financing revenue.

(e)	We recorded a deferred tax asset for amounts due from Ford under our intercompany tax sharing agreement with Ford. To the extent interest income is earned by us under this agreement, it is included in other income.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 15. TRANSACTIONS WITH AFFILIATED COMPANIES — Continued

Balance Sheet

      The balance sheet effects at December 31 of transactions with affiliated companies were as follows:

	2005	2004

	(in millions)
Net finance receivables and operating leases
Receivables purchased from certain divisions and affiliates of Ford (a)	$5,461	$2,997
Finance receivables with Ford-owned entities (b)	1,603	1,774
Net investment in vehicles leased to employees of Ford and affiliated companies (c)	877	898
Other assets/(liabilities)
Notes and accounts receivables from Ford and affiliated companies	1,235	1,780
Vehicles held for resale that were purchased from Ford and affiliated companies (d)	1,060	803
Income tax receivable from Ford (e)	770	1,371
Interest supplements due from Ford related to sold receivables (f)	444	554
Derivative asset/(liability) with Ford	7	(273)
Debt with Ford and affiliated companies	(178)	(126)

(a)	We purchase certain receivables generated by divisions and affiliates of Ford, primarily in connection with the delivery of vehicle inventories from Ford, the sale of parts and accessories by Ford to dealers, and the purchase of other receivables generated by Ford. These receivables are included in net finance receivables and include the impact of consolidating our off- balance sheet wholesale securitization program in the fourth quarter of 2005. At December 31, 2005, approximately $1.5 billion of these assets are subject to limited guarantees by Ford. In addition, at December 31, 2005, Ford guaranteed approximately $100 million of our finance receivables related to dealers.

(b)	Primarily wholesale receivables with entities that are reported as consolidated subsidiaries of Ford. The consolidated subsidiaries include dealerships that are partially owned by Ford and consolidated as VIEs and also certain overseas affiliates. These receivables are included in net finance receivables.

(c)	We have entered into a sale-leaseback agreement with Ford for vehicles leased to employees of Ford and its subsidiaries. The investment in these vehicles is included in net investment in operating leases and is guaranteed by Ford.

(d)	We purchase from Ford and affiliated companies certain used vehicles pursuant to its obligation to repurchase such vehicles from daily rental car companies; these vehicles are recorded in other assets. We subsequently sell the used vehicles at auction; any gain or loss on these vehicles reverts to Ford.

(e)	We have an intercompany tax sharing agreement with Ford. Under this agreement, United States income tax liabilities or credits are allocated to us, generally on a separate return basis.

(f)	We record an asset for interest supplements when certain receivables are sold in off-balance sheet securitizations and whole loan sale transactions. These non-finance receivables are reported in other assets. In addition, in the United States and Canada, Ford is obligated pay us approximately $3.0 billion of interest supplements (including supplements related to sold receivables) and approximately $800 million of residual value support over the terms of the related finance contracts.

Commitments and Contingencies

      We provide various types of surety bonds to Ford and provide guarantees to third parties on behalf of Ford. At December 31, 2005, the value of these bonds and guarantees totaled approximately $500 million; Ford counter-guarantees approximately $70 million of these items.

NOTE 16.	SEGMENT AND GEOGRAPHIC INFORMATION

Segment Information

      We divide our business segments based on geographic regions: the North America Segment (includes operations in the United States and Canada) and the International Segment (includes operations in all other countries). We measure the performance of our segments primarily on an

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 16.	SEGMENT AND GEOGRAPHIC INFORMATION — Continued

income from continuing operations before income taxes basis, after excluding the impact to earnings from hedge ineffectiveness, and other adjustments in applying SFAS 133. These adjustments are included in unallocated risk management and excluded in assessing segment performance because our risk management activities are carried out on a centralized basis at the corporate level, with only certain elements allocated to our two segments. The segments are presented on a managed basis (managed basis includes on-balance sheet receivables and securitized off-balance sheet receivables activity), and the effect of off-balance sheet securitizations is included in unallocated/eliminations.

      Key operating data for our business segments for the years ended or at December 31 were as follows:

			Unallocated/Eliminations

	North		Unallocated	Effect of
	America	International	Risk	Sales of
	Segment	Segment	Management	Receivables	Total	Total

	(in millions)
2005
Revenue	$13,920	$3,885	$(74)	$(1,087)	$(1,161)	$16,644
Income
Income from continuing operations before income taxes	2,984	951	(74)	—	(74)	3,861
Provision for income taxes	1,103	333	(27)	—	(27)	1,409
Income from continuing operations	1,881	618	(48)	—	(48)	2,451
Other disclosures
Depreciation on vehicles subject to operating leases	3,969	461	—	—	—	4,430
Interest expense	5,125	1,793	—	(1,076)	(1,076)	5,842
Provision for credit losses	97	69	—	—	—	166
Finance receivables (including net investment in operating leases)	113,421	36,602	71	(18,005)	(17,934)	132,089
Total assets	137,987	40,682	71	(16,585)	(16,514)	162,155

2004
Revenue	$14,975	$3,809	$282	$(1,184)	$(902)	$17,882
Income
Income from continuing operations before income taxes	3,371	778	282	—	282	4,431
Provision for income taxes	1,279	272	97	—	97	1,648
Income from continuing operations	2,092	506	183	—	183	2,781
Other disclosures
Depreciation on vehicles subject to operating leases	4,427	482	—	—	—	4,909
Interest expense	4,421	1,766	—	(854)	(854)	5,333
Provision for credit losses	767	133	—	—	—	900
Finance receivables (including net investment in operating leases)	126,151	41,892	245	(35,571)	(35,326)	132,717
Total assets	151,865	46,916	245	(26,405)	(26,160)	172,621

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 16.	SEGMENT AND GEOGRAPHIC INFORMATION — Continued

			Unallocated/Eliminations

	North		Unallocated	Effect of
	America	International	Risk	Sales of
	Segment	Segment	Management	Receivables	Total	Total

	(in millions)

2003
Revenue	$18,107	$3,733	$324	$(2,074)	$(1,750)	$20,090
Income
Income from continuing operations before income taxes	1,997	660	299	—	299	2,956
Provision for income taxes	788	231	115	—	115	1,134
Income from continuing operations	1,209	429	182	—	182	1,820
Other disclosures
Depreciation on vehicles subject to operating leases	6,452	557	—	—	—	7,009
Interest expense	5,567	1,682	25	(1,443)	(1,418)	5,831
Provision for credit losses	1,664	224	—	—	—	1,888
Finance receivables (including net investment in operating leases)	134,378	40,489	526	(46,853)	(46,327)	128,540
Total assets	167,154	45,739	526	(34,284)	(33,758)	179,135

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 16.	SEGMENT AND GEOGRAPHIC INFORMATION — Continued

Geographic Information

      Total revenue, income from continuing operations before income taxes, income from continuing operations, finance receivables, and assets identifiable with operations in the United States, Europe, and other foreign operations were as follows for the years ended or at December 31:

	2005	2004	2003

	(in millions)
Revenue
United States operations	$11,243	$12,313	$15,166
European operations	2,571	2,659	2,444
Other foreign operations	2,830	2,910	2,480

Total revenue	$16,644	$17,882	$20,090

Income from continuing operations before income taxes
United States operations	$2,733	$3,213	$2,102
European operations	618	555	424
Other foreign operations	510	663	430

Total income from continuing operations before income taxes	$3,861	$4,431	$2,956

Income from continuing operations
United States operations	$1,632	$1,914	$1,263
European operations	452	434	314
Other foreign operations	367	433	243

Total income from continuing operations	$2,451	$2,781	$1,820

Finance receivables (including net investment in operating leases)
United States operations	$87,073	$82,652	$83,180
European operations	25,076	29,297	27,374
Other foreign operations	19,940	20,768	17,986

Total finance receivables	$132,089	$132,717	$128,540

Assets
United States operations	$112,046	$116,485	$127,435
European operations	28,248	33,473	31,636
Other foreign operations	21,861	22,663	20,064

Total assets	$162,155	$172,621	$179,135

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 17.	SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

      Selected financial data (unaudited) by calendar quarter were as follows:

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year

	(in millions)
2005
Total revenue	$4,245	$4,115	$4,156	$4,128	$16,644
Depreciation on vehicles subject to operating leases	1,077	1,095	1,125	1,133	4,430
Interest expense	1,426	1,386	1,444	1,586	5,842
Total financing margin and other revenue	1,742	1,634	1,587	1,409	6,372
Provision for credit losses	117	(111)	81	79	166
Income from continuing operations	673	736	577	465	2,451
Net income	710	740	577	465	2,492

2004
Total revenue	$4,519	$4,586	$4,427	$4,350	$17,882
Depreciation on vehicles subject to operating leases	1,307	1,242	1,133	1,227	4,909
Interest expense	1,329	1,295	1,338	1,371	5,333
Total financing margin and other revenue	1,883	2,049	1,956	1,752	7,640
Provision for credit losses	282	68	252	298	900
Income from continuing operations	663	883	711	524	2,781
Net income	688	897	734	543	2,862

NOTE 18.	COMMITMENTS AND CONTINGENCIES

Lease Commitments

      At December 31, 2005, we had the following minimum rental commitments under non-cancelable operating leases (in millions): 2006 — $66; 2007 — $53; 2008 — $44; 2009 — $26; 2010 — $15; thereafter — $5. These amounts include rental commitments for certain land, buildings, machinery and equipment. Our rental expense was $79 million in 2005, $93 million in 2004 and $103 million in 2003.

Guarantees and Indemnifications

      The fair values of guarantees and indemnifications issued during 2005 and 2004 are recorded in the financial statements and are not material. At December 31, 2005 and 2004, the following guarantees and indemnifications were issued and outstanding:

      Guarantees of certain obligations of unconsolidated and other affiliates: In some cases, we have guaranteed debt and other financial obligations of unconsolidated affiliates, including joint ventures and Ford. Expiration dates vary, and guarantees will terminate on payment and/or cancellation of the obligation. A payment would be triggered by failure of the guaranteed party to fulfill its obligation covered by the guarantee. In some circumstances, we are entitled to recover from Ford or an affiliate of Ford amounts paid by us under the guarantee. However, our ability to enforce these rights is sometimes stayed until the guaranteed party is paid in full. The maximum potential payments under these guarantees totaled approximately $254 million in 2005 and $230 million in 2004; approximately $70 million of these values were counter-guaranteed by Ford to us.

      Indemnifications: In the ordinary course of business, we execute contracts involving indemnifications standard in the industry and indemnifications specific to a transaction such as debt

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 18.	COMMITMENTS AND CONTINGENCIES — Continued

funding, derivatives, sale of receivables and the sale of businesses. These indemnifications might include claims against any of the following: intellectual property and privacy rights; governmental regulations and employment-related issues; dealer, supplier and other commercial contractual relationships; financial status; tax related issues; securities law; and environmental related issues. Performance under these indemnities would generally be triggered by a breach of terms of the contract or by a third-party claim. We regularly evaluate the probability of having to incur costs associated with these indemnifications and have accrued for expected losses that are probable. We are party to numerous indemnifications and many of these indemnities do not limit potential payment; therefore, we are unable to estimate a maximum amount of potential future payments that could result from claims made under these indemnities.

Litigation and Claims

      Various legal actions, governmental investigations and proceedings and claims are pending or may be instituted or asserted in the future against us including those relating to state and federal laws concerning finance and insurance, employment-related matters, personal injury matters, investor matters, financial reporting matters and other contractual relationships. Certain of the pending legal actions are, or purport to be, class actions. Some of the foregoing matters involve or may involve compensatory, punitive, or antitrust or other treble damage claims in very large amounts, or other relief, which, if granted, would require very large expenditures.

      Litigation is subject to many uncertainties, and the outcome of individual litigated matters is not predictable with assurance. We have established accruals for certain of the matters discussed in the foregoing paragraph where losses are deemed probable and reasonably estimable. It is reasonably possible, however, that some of the matters discussed in the foregoing paragraph for which accruals have not been established could be decided unfavorably to us and could require us to pay damages or make other expenditures in amounts or a range of amounts that cannot be estimated at December 31, 2005. We do not reasonably expect, based on our analysis, that such matters would have a material effect on future financial statements for a particular year, although such an outcome is possible.

Other Contingencies

      Certain subsidiaries are subject to regulatory capital requirements requiring maintenance of certain minimum capital levels that limit the abilities of the subsidiaries to pay dividends.

Exhibit 3-B

FORD MOTOR CREDIT COMPANY

BY-LAWS

(As amended through March 1, 2006)

3-B-1

FORD MOTOR CREDIT COMPANY

BY-LAWS

			Page No.

ARTICLE IX	Contracts, Checks, Drafts, Bank Accounts, Etc.
	Section 1.	Execution of Contracts	11
	Section 2.	Checks, Drafts, Etc.	11
ARTICLE X	Fiscal Year		12
ARTICLE XI	Miscellaneous
	Section 1.	Notices and Waivers Thereof	12
	Section 2.	Voting Upon Stocks	12
ARTICLE XII	Amendments		13

FORD MOTOR CREDIT COMPANY

A DELAWARE CORPORATION

BY-LAWS

ARTICLE I

OFFICES

      The registered office of the Company will be in the City of Wilmington, County of New Castle, State of Delaware. The Company may also have an office in the City of Dearborn, State of Michigan, and at such other places as the Board of Directors may from time to time determine or as the business of the Company may require. Unless otherwise provided by law, the books and records of the Company may be kept at the office of the Company in the City of Dearborn, State of Michigan or at such other places as may be determined by the Board of Directors from time to time.

ARTICLE II

STOCKHOLDERS

     SECTION 1.     Place of Meetings

      Unless otherwise determined by the Board of Directors, all meetings of the stockholders for the election of directors will be held at the office of the Company in the City of Dearborn, State of Michigan. Any meeting of the stockholders for any other purpose may be held at such place, within or without the State of Delaware, and at such time as stated in the notice or waiver of notice of such meeting.

     SECTION 2.     Annual Meeting

      Unless otherwise determined by the Board of Directors, the annual meeting of the stockholders for the election of directors and for transacting such other business as may come before it will be held at a time determined by the Board of Directors, on the second Thursday of May in each and every year, if not a legal holiday, and if a legal holiday then on the next day not a legal holiday. At the annual meeting of stockholders, the stockholders will elect by ballot a Board of Directors and may transact such other business as may come before the meeting. The stockholders entitled to vote at the annual meeting of stockholders will be the stockholders of record at the close of business on the second Thursday of April in each and every year, if not a legal holiday, and if a legal holiday then on the next day not a legal holiday, provided, however, that prior to such record date, the Board of Directors may designate, pursuant to Section 5 of Article VIII, another day as the record date in lieu thereof.

     SECTION 3.     Special Meetings

      Special meetings of the stockholders for any purpose, unless otherwise provided by law, may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or by a majority of the Board of Directors, and will be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary whenever the holders of record of a majority of the common stock outstanding file with the Secretary a written application for such meeting. Such application must state the purpose of the proposed meeting.

     SECTION 4.     Notice of Meetings

      Except as otherwise provided by law, at least ten (10) days’ notice of meetings of the stockholders stating the time and place and the purposes thereof will be given by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary to each

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stockholder of record having voting power in respect of the business to be transacted at such meeting.

     SECTION 5.     Quorum and Plurality Requirements

      At any meeting of the stockholders, the holders of a majority of the common stock issued and outstanding, present in person or represented by proxy, will constitute a quorum for the transaction of business except as otherwise provided by the Delaware General Corporation Law or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, the holders of the common stock present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented any business may be transacted that might have been transacted at the meeting as originally notified.

      When a quorum is present at any meeting, the vote of the holders of a majority of the common stock present in person or represented by proxy will decide any action brought before such meeting, unless any provision of the Delaware General Corporation Law or of the Certificate of Incorporation requires a different vote for such action in which case such provision will govern and control the decision of such action.

     SECTION 6.     Organization

      The Chairman of the Board of Directors, or in his or her absence, the Chief Executive Officer, or in the absence of the Chairman of the Board of Directors and the Chief Executive Officer, the President will call to order meetings of the stockholders and will act as chairman of such meetings. The Board of Directors or the stockholders may appoint any stockholder or any director or officer of the Company to act as chairman of any meeting in the absence of the Chairman of the Board, Chief Executive Officer, and the President.

      The Secretary of the Company will act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

     SECTION 7.     Proxies and Voting

      Each holder of common stock will at every meeting of the stockholders be entitled to one vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedures established for the meeting for each share of common stock held by such stockholder. No proxy will be voted on after three years from its date, unless the proxy provides for a longer period. Except where the transfer books of the Company have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock will be voted on at any election for directors that has been transferred on the books of the Company within twenty (20) days immediately preceding such election of directors.

     SECTION 8.     Stock Lists

      A complete list of stockholders entitled to vote at any meeting of the stockholders will be prepared, in alphabetical order, by the Secretary and will be open to the examination of any stockholder, at the place where the meeting is to be held, for at least ten days before the meeting and during the whole time of the meeting.

     SECTION 9.     Ratification

      Any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of the Company or any of its stockholders, on the ground of lack of authority, defective

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or irregular execution, adverse interest of any director, officer or stockholder, non-disclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of common stock, and, if so approved, ratified or confirmed, will have the same force and effect as if the questioned transaction had been originally duly authorized, and such approval, ratification or confirmation will be binding upon the Company and all of its stockholders and will constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

     SECTION 10.     Consent in Lieu of Meeting

      Whenever the vote of stockholders at a meeting of the stockholders is required or permitted to be taken in connection with any corporate action by any provisions of the Delaware General Corporation Law or of the Certificate of Incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, consent in writing to such corporate action being taken.

ARTICLE III

BOARD OF DIRECTORS

     SECTION 1.     Number, Term of Office, and Eligibility

      Except as provided by the Delaware General Corporation Law or by the Certificate of Incorporation, the business and the property of the Company will be managed and controlled by a Board of not less than five and not more than twenty directors, the exact number to be fixed from time to time by resolution of the Board of Directors or of the stockholders, each director to be elected annually by ballot by the holders of common stock at the annual meeting of the stockholders, to serve until his or her successor is elected and is qualified.

     SECTION 2.     Meetings

      The directors may hold their meetings outside of the State of Delaware, at the office of the Company in the City of Dearborn, State of Michigan, or at such other place as they may determine from time to time.

      The annual meeting of the Board of Directors, for the election of officers and the transaction of such other business, will be held at the same place as, and as soon as practical following, the annual meeting of the stockholders, or at such other time or place as is determined by the Board of Directors. No notice of the annual meeting of the Board of Directors is required to be given to the directors if such meeting is held as soon as practical following the annual meeting of the stockholders.

      Regular meetings of the Board of Directors may be held at such time and place as determined by the Board of Directors from time to time.

      Special meetings of the Board of Directors will be held whenever called by direction of the Chairman of the Board of Directors, the Chief Executive Officer, the President or by one-third of the directors then in office.

     SECTION 3.     Notice of Meetings

      The Secretary or Assistant Secretary will give notice of the time and place of holding of meetings of the Board of Directors (except the annual meeting of directors) by mailing such notice at least two days before the meeting, or by sending an other form of recorded communication, including email, containing such notice at least one day before the meeting to each director, or by delivering such notice personally or by telephone at least one day before the meeting to each

3

director, or by delivering, in the case of a director who is an officer or employee of the Company or of Ford Motor Company, or of any subsidiary of either, such notice at least one day before the meeting to the office of such director at such company. Unless otherwise stated in the notice thereof any and all business may be transacted at any meeting.

     SECTION 4.     Quorum and Organization of Meetings

      A third of the total number of members of the Board of Directors as constituted from time to time, but in no event less than three, constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there is less than a quorum present, a majority of those present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or by the Certificate of Incorporation or by these By-Laws, a majority of the directors present at any duly constituted meeting may decide any question brought before such meeting. The Board of Directors will elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board of Directors will lead the Board of Directors in fulfilling its responsibilities as set forth in these By-Laws and will determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors.

      Meetings will be presided over by the Chairman of the Board of Directors, or in his or her absence or at his or her request, by the Chief Executive Officer, or in the absence of the Chairman of the Board of Directors and the Chief Executive Officer, by the President, or by such other person as may have been designated by the Board of Directors, or in the absence of all such persons, by such other person as may be selected by the members present.

     SECTION 5.     Powers

      In addition to the powers and authorities expressly conferred upon them by these By-Laws, the Board of Directors will have and may exercise all such powers of the Company and do all such lawful acts and things that are not by the Delaware General Corporation Law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. Without prejudice to or limitation of such general powers and any other powers conferred by the Delaware General Corporation Law, or by the Certificate of Incorporation or by these By-Laws, the Board of Directors will have the following powers:

      (1) To determine, subject to the requirements of the Certificate of Incorporation or of the Delaware General Corporation Law, what, if any, dividends will be declared and paid to the stockholders out of net profits, current or accumulated, or out of surplus or assets of the Company available for dividends.

      (2) To fix, and from time to time to vary, the amount of working capital of the Company, and to set aside from time to time out of net profits, current or accumulated, or surplus of the Company such amount or amounts as they in their discretion may deem necessary and proper as, or as a safeguard to the maintenance of, working capital, as a reserve for contingencies, as a reserve for repairs, maintenance, or rehabilitation, or as a reserve for revaluation of profits of the Company, for the equalization of dividends or for such other proper purpose as may in the opinion of the directors be in the best interests of the Company; and in their sole discretion to abolish or modify any such provision for working capital or any such reserve, and to credit the amount thereof to net profits, current or accumulated, or to the surplus of the Company.

      (3) To purchase, or otherwise acquire for the Company, any business, property, rights or privileges which the Company may at the time be authorized to acquire, at such price or consideration and generally on such terms and conditions as they think fit; and at their discretion to pay therefore either wholly or partly in money, stock, bonds, debentures or other securities of the Company.

4

      (4) To create, make and issue mortgages, bonds, deeds of trust, trust agreements or negotiable or transferable instruments or securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effect the same.

      (5) To appoint any person or corporation to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, or for any other purpose, and to execute such deeds and do all things requisite in relation to any such trust.

      (6) To delegate any of the powers of the Board in the course of the business of the Company to any officer, employee or agent, and to appoint any person the agent of the Company, with such powers (including the power to sub-delegate) and upon such terms as the Board may think fit.

      (7) To remove any officer of the Company with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being.

      (8) To confer upon any officer of the Company the power to appoint, remove and suspend subordinate officers, agents and employees.

      (9) To determine who will be authorized on the Company’s behalf, either generally or specifically, to make and sign bills, notes, acceptances, endorsements, checks, releases, receipts, contracts, conveyances, and all other written instruments executed on behalf of the Company.

      (10) To make and change regulations, not inconsistent with these By-Laws, for the management of the Company’s business and affairs.

      (11) To adopt and, unless otherwise provided therein, to amend and repeal, from time to time, a bonus or supplemental compensation plan for employees (including employees who are officers or directors) of the Company or any subsidiary. Power to construe, interpret, administer, modify or suspend such plan is vested in the Board of Directors or a committee thereof.

      (12) To adopt a retirement plan, or plans, for the purpose of making retirement payments to employees (including employees who are officers or directors) of the Company or of any subsidiary thereof; to adopt a group insurance plan, or plans, for the purpose of enabling employees (including employees who are officers or directors) of the Company or of any subsidiary thereof to acquire insurance protection; and to adopt or elect to participate in a profit-sharing, thrift, savings or similar plan, or plans, for employees (including employees who are officers or directors) of the Company or of any subsidiary thereof; provided, however, that any plan adopted pursuant to the provisions of this subsection will, unless otherwise provided therein, be subject to amendment or revocation by the Board of Directors.

     SECTION 6.     Reliance upon Books, Reports and Records

      Each director, each member of any committee designated by the Board of Directors and each officer, in the performance of his or her duties, will be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Company.

     SECTION 7.     Compensation of Directors

      Directors may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, services as Chairman of the Board of Directors, or members of committees of the directors or as chairman thereof; provided, however, that nothing herein contained will be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

5

ARTICLE IV

COMMITTEES

     SECTION 1.     Committees of the Board of Directors.

      There is hereby established as a committee of the Board of Directors an Audit Committee which will have the powers and functions set forth in Section 2, and such additional powers as may be delegated to it by the Board of Directors. The Board of Directors may from time to time establish additional standing committees or special committees of the Board of Directors, each of which will have such powers and functions as may be delegated to it by the Board of Directors. The Board of Directors may abolish any committee established by or pursuant to this Section 1 as it may deem advisable. Each such committee will consist of one or more directors, the exact number being determined from time to time by the Board of Directors; provided, however, that a majority of the members of the Audit Committee will be limited to directors who are not officers or employees of the Company. Designations of the chairman and members of each such committee and, if desired, alternates for members, will be made by the Board of Directors. Each such committee will have a secretary who is designated by its chairman.

     SECTION 2.     Audit Committee

      The Audit Committee will select and engage, on behalf of the Company, independent public accountants to (1) audit the books of account and other corporate records of the Company and (2) perform such other duties as the Committee may from time to time prescribe. The Committee will transmit financial statements certified by such independent public accountants to the Board of Directors after the close of each fiscal year. The selection of independent public accountants for each fiscal year will be made in advance of the annual meeting of stockholders in such fiscal year and will be submitted for ratification or rejection at such meeting. The Committee will confer with such accountants and review and approve the scope of the audit of the books of account and other corporate records of the Company. The Committee will have the power to confer with and direct the officers of the Company to the extent necessary to review the internal controls, accounting practices, financial structure and financial reporting of the Company. From time to time the Committee will report to and advise the Board of Directors concerning the results of its consultation and review and such other matters relating to the internal controls, accounting practices, financial structure and financial reporting of the Company as the Committee believes merit review by the Board of Directors. The Committee will also perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors.

     SECTION 3.     Other Committees

      The Board of Directors, any committee of the Board of Directors, or any officer of the Company, may establish additional standing committees or special committees to serve in an advisory capacity or in such other capacities as may be permitted by law, by the Certificate of Incorporation, as amended, and by the By-Laws. The members of any such committee need not be members of the Board of Directors. Any committee established pursuant to this Section 3 may be abolished by the person or body by whom it was established as he, she or it may deem advisable. Each such committee will consist of two or more members, the exact number being determined from time to time by such person or body. Designations of members of each such committee and, if desired, alternates for members, will be made by such person or body, at whose will all such members and alternates will serve. The chairman of each such committee will be designated by such person or body. Each such committee will have a secretary who is designated by the chairman.

6

     SECTION 4.     Rules and Procedures

      Each committee may fix its own rules and procedures and will meet at such times and places as may be provided by such rules, by resolution of the committee, or by call of the chairman. Notice of meeting of each committee, other than of regular meetings provided for by its rules or resolutions, will be given to committee members. The presence of one-third of its members, but not less than two, will constitute a quorum of any committee, and all questions will be decided by a majority vote of the members present at the meeting. All actions taken at each committee meeting will be recorded in minutes of the meeting.

     SECTION 5.     Application of Article

      If any provision of any other document relating to any committee of the Company named therein is in conflict with any provision of this Article IV, the provisions of this Article IV will govern, except that if such other document will have been approved by the stockholders, voting as provided in the Certificate of Incorporation, as amended, or by the Board of Directors, the provisions of such other document will govern.

ARTICLE V

GENERAL COUNSEL

      The Company may have a General Counsel who will be appointed by the Board of Directors and who will have general supervision of all matters of a legal nature concerning the Company.

ARTICLE VI

OFFICERS

     SECTION 1.     Officers

      The officers of the Company may be a Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, a Controller, a Secretary, one or more Assistant Treasurers, and one or more Assistant Secretaries, each of whom will be elected by the Board of Directors or the stockholders to hold office until his or her successor will have been chosen and will have qualified. To the extent such officers are approved by the Board of Directors, their responsibilities will be as shown in Sections 2 through 6 of this Article VI or as may otherwise be prescribed by the Board of Directors or the stockholders from time to time. The Board of Directors or the stockholders may also elect or appoint such other officers as may be deemed necessary or desirable, each of whom will have such authority, will perform such duties and will hold office for such term as may be prescribed by the Board of Directors or the stockholders from time to time. Any person may hold at one time more than one office.

     SECTION 2.     The Chief Executive Officer

      The Chief Executive Officer, subject to the provisions of these By-Laws and to the direction of the Board of Directors and the Chairman of the Board of Directors, will have ultimate authority for decisions relating to the general management and control of the affairs and business of the Company, will perform all other duties and enjoy all other powers commonly incident to the position of Chief Executive Officer or which are or from time to time may be delegated to him or her by the Board of Directors, or which are or may at any time be authorized or required by law. He or she may redelegate from time to time and to the full extent permitted by law, in writing, to officers or employees of the Company any or all of such duties and powers, and any such redelegation may be

7

either general or specific. Whenever he or she so delegates any of his or her authority, he or she will file a copy of the redelegation with the Secretary of the Company.

     SECTION 3.     The President

      The President, subject to the provisions of these By-Laws and to the direction of the Board of Directors, the Chairman of the Board of Directors and the Chief Executive Officer, will have such powers and will perform such duties as from time to time may be delegated to him by the Board of Directors, the Chairman of the Board of Directors and the Chief Executive Officer, or which are or may at any time be authorized or required by law. In the absence or disability of the Chairman of the Board of Directors and the Chief Executive Officer, or in the event of, and during the period of, a vacancy in those offices, he or she will be the Chief Executive Officer of the Company and will exercise the powers and perform the duties of the Chairman of the Board of Directors.

     SECTION 4.     Executive Vice Presidents, Senior Vice Presidents and Vice Presidents

      Each of the Executive Vice Presidents, Senior Vice Presidents, and each of the other Vice Presidents will have such powers, and perform such duties, as may be delegated to him or her by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, or the President.

      In addition, the Board of Directors will designate one of the Executive Vice Presidents, Senior Vice Presidents, or Vice Presidents as the Chief Financial Officer, who, among his or her other powers and duties, will provide and maintain, subject to the direction of the Board of Directors, financial and accounting controls over the business and affairs of the Company. Such office will maintain, among others, adequate records of the assets, liabilities and financial transactions of the Company, and will direct the preparation of financial statements, reports and analyses. The Chief Financial Officer will perform such other duties and exercise such other powers as are incident to such functions, subject to the control of the Board of Directors.

      In the absence or disability of the Chairman of the Board of Directors, the Chief Executive Officer, and the President, any Vice President designated by the Chairman of the Board of Directors, or by the Chief Executive Officer if the Chairman of the Board of Directors fails to make such designation, or by the President if the Chairman of the Board of Directors and the Chief Executive Officer have failed to make such designation, will exercise the powers of the Chairman of the Board of Directors, Chief Executive Officer, and the President.

     SECTION 5.     Treasurer and Assistant Treasurer

      The Treasurer, subject to the direction of the Board of Directors, will have the care and custody of the corporate funds and securities. When necessary or proper he or she will endorse on behalf of the Company, for collection, checks, notes and other obligations, and will deposit all funds and securities of the Company in such banks or other depositaries as may be designated by the Board of Directors, or by such directors, officers, or employees as may be authorized by the Board of Directors so to designate. He or she will perform all acts incident to the office of Treasurer, subject to the control of the Board of Directors. He or she may be required to give a bond for the faithful discharge of his or her duties, in such sum and upon such conditions as the Board of Directors may require.

      At the request of the Treasurer, any Assistant Treasurer in the case of the absence or inability to act of the Treasurer, temporarily may act in his or her place. In the case of the death of the Treasurer, or in the case of his or her absence or inability to act without having designated an Assistant Treasurer to act temporarily in his or her place, the Assistant Treasurer so to perform the duties of the Treasurer will be designated by the Chairman of the Board of Directors, Chief Executive Officer, or the President.

8

     SECTION 6.     Secretary and Assistant Secretary

      The Secretary will keep the minutes of the meetings of the stockholders and of the Board of Directors, and, when required, the minutes of the meetings of the committees, and will be responsible for the custody of all such minutes. Subject to the direction of the Board of Directors, the Secretary will have custody of the stock ledgers and documents of the Company. He or she will have custody of the corporate seal and will affix and attest such seal to any instrument whose execution under seal has been duly authorized. He or she will give notice of meetings and, subject to the direction of the Board of Directors, will perform all other duties and enjoy all other powers commonly incident to his or her office.

      At the request of the Secretary, any Assistant Secretary, in the case of the absence or inability to act of the Secretary, temporarily may act in his or her place. In the case of the death of the Secretary, or in the case of his or her absence or inability to act without having designated an Assistant Secretary to act temporarily in his or her place, the Assistant Secretary so to perform the duties of the Secretary will be designated by the Chairman of the Board of Directors, Chief Executive Officer, or the President.

ARTICLE VII

RESIGNATIONS, REMOVALS AND VACANCIES

     SECTION 1.     Resignations

      Any director, officer or agent of the Company, or any member of any committee may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board of Directors or to the Secretary of the Company. Any such resignation will take effect at the time specified therein, or if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation will not be necessary to make it effective.

     SECTION 2.     Removals

      At any meeting thereof called for the purpose, the holders of a majority of the common stock may remove from office or terminate the employment of any director, officer or agent with or without cause; and the Board of Directors, by vote of not less than a majority of the entire Board of Directors at any meeting thereof called for the purpose, may, at any time, remove from office or terminate the employment of any officer, agent or member of any committee.

     SECTION 3.     Vacancies

      Any vacancy in the office of any director, officer or agent through death, resignation, removal, disqualification, increase in the number of directors or other cause may be filled by the Board of Directors (in the case of vacancies in the Board, by the affirmative vote of a majority of the directors then in office, even though less than a quorum remains) or by the holders of record of a majority of the common stock outstanding, and the person so elected will hold office until his or her successor will have been elected and will have qualified.

ARTICLE VIII

CAPITAL STOCK — DIVIDENDS — SEAL

     SECTION 1.     Certificates of Shares

      The certificates for shares of the capital stock of the Company will be in such form, not inconsistent with the Certificate of Incorporation, as amended, and will be approved by the Board of Directors. The certificates will be signed by the Chairman of the Board of Directors, the President or

9

a Vice President, and also by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Where any stock certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Company and a registrar, any such officer’s signature may be facsimile.

      All certificates will bear the name of the person owning the shares represented thereby, will state the number of shares represented by such certificate and the date of issue; and such information will be entered in the Company’s original stock ledger.

     SECTION 2.     Addresses of Stockholders

      It will be the duty of every stockholder to notify the Company of his or her post office address and of any change thereof. The latest address furnished by each stockholder will be entered on the original stock ledger of the Company and latest address appearing on such original stock ledger will be deemed conclusively to be the post office address and the last-known post office address of such stockholder. If any stockholder fails to notify the Company of his or her post office address, it will be sufficient to send corporate notices to such stockholder at the address, if any, understood by the Secretary to be his or her post office address, or in the absence of such address, to such stockholder, at the General Post Office in the City of Wilmington, State of Delaware.

     SECTION 3.     Lost, Destroyed or Stolen Certificate

      Any person claiming a stock certificate in lieu of one lost, destroyed or stolen, will give the Company an affidavit as to his or her ownership of the certificate and of the facts which go to prove that it has been lost, destroyed or stolen. If required by the Board of Directors, he also will give the Company a bond, in such form as may be approved by the Board of Directors, sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

     SECTION 4.     Transfers of Stock

      Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it will be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 5.     Closing of Transfer Books

      The Board of Directors will have the power to close the stock transfer books of the Company for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for allotment of rights or the date when any change or conversion or exchange of stock will go into effect, or for a period not exceeding fifty (50) days in connection with obtaining the consent of the stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock will go into effect, or the date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to payment of any such dividend or to any such allotment of rights or to exercise the rights in respect of any such change, or conversion or exchange of stock, or to give consent; and in any such case, such stockholders, and only such stockholders, as are stockholders of record on the date so fixed, will be entitled to such notice of and to vote at such meeting and any adjournment thereof or to receive payment of such dividend or to receive such allotment of rights or to exercise such right or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after such record date.

10

     SECTION 6.     Registered Stockholders

      The Company will be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the Delaware General Corporation Law.

     SECTION 7.     Regulations

      The Board of Directors will have power and authority to make all such rules and regulations not inconsistent with any of the provisions of the Certificate of Incorporation as it may deem expedient, concerning the issue, transfer, and registration of certificates for shares of the stock of the Company.

     SECTION 8.     Corporate Seal

      The corporate seal will have inscribed thereon the name of the Company, the year of its organization, and the words “Corporate Seal” and “Delaware.” If and when so authorized by the Board of Directors, a duplicate of the seal may be kept and used by the Secretary or Treasurer or by any Assistant Secretary or Assistant Treasurer. The corporate seal may also be affixed by an authorized officer of the Company writing or typing the phrase “Corporate Seal” which will be effective for all purposes.

ARTICLE IX

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     SECTION 1.     Execution of Contracts

      Except as otherwise provided by law or in the By-Laws, all contracts or other instruments, authorized by the Board of Directors either generally or particularly, may be executed and delivered in the name of and on behalf of the Company by the Chairman of the Board of Directors, the President or any Vice President and the Secretary or an Assistant Secretary. The Board of Directors, however, may authorize any other officer or officers, agent or agents, in the name of and on behalf of the Company, to enter into any contract or to execute and deliver any instrument, and such authority may be general or confined to particular instances. Unless authorized by the Board of Directors or expressly authorized by the By-Laws, no officer, employee or agent will have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

     SECTION 2.     Checks, Drafts, Etc.

      Except as otherwise provided by these By-Laws all checks, drafts, notes, bonds, bills of exchange and other orders for the payment of moneys out of the funds of the Company will be signed on behalf of the Company in such manner as from time to time be determined by resolution of the Board of Directors.

11

ARTICLE X

FISCAL YEAR

      The fiscal year of the Company will be the calendar year.

ARTICLE XI

MISCELLANEOUS

     SECTION 1.     Notices and Waivers Thereof

      Whenever any notice is required by these By-Laws or by the Certificate of Incorporation, as amended, or by the Delaware General Corporation Law to be given to any stockholder, director or officer, such notice, except as otherwise provided by the laws of the State of Delaware, may be given personally or by telephone, or be given by facsimile transmission or other form of recorded communication, including email, addressed to such stockholder at the address set forth as provided in Section 2 of Article VIII or to such other address known to the Company, including email address, or to such director or officer at his or her Company location, if any, or at such address as appears on the books of the Company, or the notice may be given in writing by depositing the same in a post office, or in a regularly maintained letter box, in a postpaid, sealed wrapper addressed to such stockholder at the address set forth in Section 2 of Article VIII, or to such director or officer at his or her Company location, if any, or such address as appears on the books of the Company, or, in the case of a director or officer who is an officer or employee of the Company or of Ford Motor Company, or of any subsidiary of either, the notice may be given in writing by delivering the same to the office of such director or officer at such company. Any notice given by facsimile transmission or other form of recorded communication, including email, will be deemed to have been given when it has been transmitted; any notice given by mail will be deemed to have been given when it is mailed; and any notice given by delivery to such office of a director or officer will be deemed to have been given when so delivered. A waiver of any such notice in writing, including by facsimile transmission or email, signed or dispatched by the person entitled to such notice or by his or her duly authorized attorney, whether before or after the time stated therein, will be deemed the equivalent thereof and the presence at any meeting of any person entitled to notice thereof will be deemed a waiver of such notice as to such person.

     SECTION 2.     Voting upon Stocks

      The Board of Directors (whose authorization in this connection will be necessary in all cases) may from time to time appoint an attorney or attorneys or agent or agents of the Company, or may at any time or from time to time authorize the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary to appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of the stock or securities of which may be held by the Company, at meetings of the holders of the stock or other securities of such other corporation or association, or to consent in writing to any action by any such other corporation or association, and the Board of Directors or any aforesaid officer so authorized may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and the Board of Directors or any aforesaid officer so authorized may from time to time authorize the execution and delivery, on behalf of the Company and under its corporate seal, or otherwise, of such written proxies, consents, waivers or other instruments as may be deemed necessary or proper in the premises.

12

ARTICLE XII

AMENDMENTS

      The Board of Directors has the power to make, alter, amend or repeal the By-Laws of the Company by vote of not less than a majority of the entire Board at any meeting of the Board and the holders of common stock will have power to make, alter, amend or repeal the By-Laws at any regular or special meeting, if the substance of such amendment be contained in the notice of such meeting of the Board, or of such meeting of stockholders, as the case may be.

13

Exhibit 12

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

	For the Years Ended December 31,

	2005	2004	2003	2002	2001

	(in millions)
Earnings
Income from continuing operations before income taxes	$3,861	$4,431	$2,956	$1,979	$1,493
Less: Equity in net income/(loss) of affiliated companies	11	(2)	12	13	5
Fixed charges	5,868	5,364	5,865	6,965	8,958

Earnings before fixed charges	$9,718	$9,797	$8,809	$8,931	$10,446

Fixed charges
Interest expense	$5,842	$5,333	$5,831	$6,929	$8,922
Rents	26	31	34	36	36

Total fixed charges	$5,868	$5,364	$5,865	$6,965	$8,958

Ratio of earnings to fixed charges	1.66	1.83	1.50	1.28	1.17

      For purposes of our ratio, earnings consist of the sum of pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries, less equity in net income or loss of affiliated companies, plus fixed charges. Fixed charges consist of interest on borrowed funds, amortization of debt discount, premium, and issuance expense, and one-third of all rental expense (the proportion deemed representative of the interest factor).

12-1

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Re: Ford Motor Credit Company Registration Statement

Nos. 333-91953, 333-86832 and 333-131062 on Form S-3

      We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Credit Company and Subsidiaries of our report dated March 1, 2006 relating to the financial statements, management’s assessment of effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan

March 1, 2006

23-1

Exhibit 24

FORD MOTOR CREDIT COMPANY

CERTIFICATE OF SECRETARY

      The undersigned, Susan J. Thomas, Secretary of FORD MOTOR CREDIT COMPANY, a Delaware corporation (the “Company”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Company by unanimous written consent dated as of February 27, 2006, and such resolutions have not been amended, modified, rescinded or revoked and are in full force and effect on the date hereof.

      WITNESS my hand and the seal of the Company this 27th day of February 2006.

/s/ SUSAN J. THOMAS

Susan J. Thomas
Secretary

[Corporate Seal]

24-1

FORD MOTOR CREDIT COMPANY

RESOLUTIONS

      RESOLVED, That preparation of an annual report of the Company on Form 10-K for the year ended December 31, 2005, including exhibits or financial statements and schedules and other documents in connection therewith (collectively, the “Annual Report”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended, be and it hereby is in all respects authorized and approved; that the directors and appropriate officers of the Company, and each of them, be and hereby are authorized to sign and execute on their own behalf, or in the name and on behalf of the Company, or both, as the case may be, such Annual Report, and any and all amendments thereto, with such changes therein as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof; and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause such Annual Report and any such amendments, so executed, to be filed with the Commission.

      RESOLVED, That each officer and director who may be required to sign and execute such Annual Report or any amendment thereto or document in connection therewith (whether in the name and on behalf of the Company, or as an officer or director of the Company, or otherwise), be and hereby is authorized to execute a power of attorney appointing M. E. Bannister, D. P. Cosper, J.L. Carnarvon, D. L. Korman, S. J. Thomas, and C. M. MacGillivray, and each of them, severally, as his or her true and lawful attorney or attorneys to sign in his or her name, place and stead in any such capacity such Annual Report and any and all amendments thereto, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of said officers and directors who shall have executed such power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.

24-2

POWER OF ATTORNEY WITH RESPECT TO

ANNUAL REPORT ON FORM 10-K OF FORD MOTOR CREDIT COMPANY

      KNOW ALL MEN BY THESE PRESENTS that each person that is a director of FORD MOTOR CREDIT COMPANY, does hereby constitute and appoint M.E. Bannister, D.P. Cosper, J.L. Carnarvon, D.L. Korman, S.J. Thomas, and C. MacGillivray, and each of them, severally, as his or her true and lawful attorney and agent at any time and from time to time to do any and all acts and things and execute, in his or her name (whether on behalf of FORD MOTOR CREDIT COMPANY, or as an officer or director of FORD MOTOR CREDIT COMPANY, or by attesting the seal of FORD MOTOR CREDIT COMPANY, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable FORD MOTOR CREDIT COMPANY to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the Annual Report of FORD MOTOR CREDIT COMPANY on Form 10-K for the year ended December 31, 2005 and any and all amendments thereto, as heretofore duly authorized by the Board of Directors of FORD MOTOR CREDIT COMPANY, including specifically but without limitation thereto, power and authority to sign his name (whether on behalf of FORD MOTOR CREDIT COMPANY, or as an officer or director of FORD MOTOR CREDIT COMPANY, or by attesting the seal of FORD MOTOR CREDIT COMPANY, or otherwise) to such Annual Report and to any such amendments to be filed with the Securities and Exchange Commission, or any of the exhibits or financial statements and schedules filed therewith, and to file the same with the Securities and Exchange Commission; and such Director does hereby ratify and confirm all that said attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Any one of said attorneys and agents shall have, and may exercise, all the powers hereby conferred.

      IN WITNESS WHEREOF, each of the undersigned has signed his or her name hereto as of the 27th day of February, 2006.

/s/ MICHAEL E. BANNISTER	/s/ JOHN T. NOONE

M. E. Bannister	J. T. Noone

/s/ TERRY D. CHENAULT	/s/ ANN MARIE PETACH

T. D. Chenault	A. M. Petach

/s/ DAVID P. COSPER	/s/ RICHARD C. VAN LEEUWEN

D. P. Cosper	R. C. Van Leeuwen

/s/ JAMES C. GOUIN	/s/ A.J. WAGNER

J. C. Gouin	A. J. Wagner

/s/ DONAT R. LECLAIR D. R. Leclair, Jr.

24-3

Exhibit 31.1

CERTIFICATION

I, Michael E. Bannister, Chairman of the Board and Chief Executive Officer of Ford Motor Credit Company, certify that:

      1. I have reviewed this Annual Report on Form 10-K for the year ended December 31, 2005 of Ford Motor Credit Company;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

      4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

      5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: February 27, 2006

/s/ MICHAEL E. BANNISTER

Michael E. Bannister
Chairman of the Board and Chief Executive Officer

31.1-1

Exhibit 31.2

CERTIFICATION

I, David P. Cosper, Vice Chairman, Chief Financial Officer and Treasurer of Ford Motor Credit Company, certify that:

      1. I have reviewed this Annual Report on Form 10-K for the year ended December 31, 2005 of Ford Motor Credit Company;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

      4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

      5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: February 27, 2006

/s/ DAVID P. COSPER

David P. Cosper
Vice Chairman, Chief Financial Officer and Treasurer

31.2-1

Exhibit 32.1

FORD MOTOR CREDIT COMPANY

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Michael E. Bannister, Chairman of the Board and Chief Executive Officer of Ford Motor Credit Company (the “Company”), hereby certify pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of title 18 of the United States Code, that to my knowledge:

1.	the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, to which this statement is furnished as an exhibit (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MICHAEL E. BANNISTER

Michael E. Bannister
Chairman of the Board and
Chief Executive Officer

Date: February 27, 2006

32.1-1

Exhibit 32.2

FORD MOTOR CREDIT COMPANY

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, David P. Cosper, Vice Chairman, Chief Financial Officer and Treasurer of Ford Motor Credit Company (the “Company”), hereby certify pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of title 18 of the United States Code, that to my knowledge:

1.	the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, to which this statement is furnished as an exhibit (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID P. COSPER

David P. Cosper
Vice Chairman,
Chief Financial Officer and Treasurer

Date: February 27, 2006

32.2-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)
[X]	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended June 30, 2006
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to
Commission file number 1-6368

Ford Motor Credit Company

(Exact name of registrant as specified in its charter)

Delaware	38-1612444
(State of incorporation)	(I.R.S. employer identification no.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (313) 322-3000

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     ☑ Yes         ☐ No

    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑

    Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes         ☑ No

    As of August 1, 2006, the registrant has outstanding 250,000 shares of Common Stock. No voting stock of the registrant is held by non-affiliates of the registrant.

REDUCED DISCLOSURE FORMAT

    The registrant meets the conditions set forth in General Instruction H (1)(a) and (b) of Form 10-Q and is therefore filing this Form with the reduced disclosure format.

EXHIBIT INDEX APPEARS AT PAGE 33

PART I. FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

For the Periods Ended June 30, 2006 and 2005
(in millions)

	Second Quarter		First Half

	2006	2005	2006	2005

	(unaudited)		(unaudited)
Financing revenue
Operating leases	$1,370	$1,339	$2,700	$2,697
Retail	925	1,012	1,832	2,082
Interest supplements and other support costs earned from affiliated companies	806	795	1,582	1,638
Wholesale	642	276	1,241	527
Other	56	55	110	111

Total financing revenue	3,799	3,477	7,465	7,055
Depreciation on vehicles subject to operating leases	(1,264)	(1,095)	(2,445)	(2,172)
Interest expense	(1,826)	(1,386)	(3,503)	(2,812)

Net financing margin	709	996	1,517	2,071
Other revenue
Investment and other income related to sales of receivables (Note 5)	190	443	400	888
Insurance premiums earned, net	51	52	102	104
Other income	264	143	501	313

Total financing margin and other revenue	1,214	1,634	2,520	3,376
Expenses
Operating expenses	490	522	1,009	1,050
Provision for credit losses (Note 4)	4	(111)	(2)	6
Insurance expenses	64	61	106	97

Total expenses	558	472	1,113	1,153

Income from continuing operations before income taxes	656	1,162	1,407	2,223
Provision for income taxes	215	426	487	813

Income from continuing operations before minority interests	441	736	920	1,410
Minority interests in net income of subsidiaries	—	—	—	1

Income from continuing operations	441	736	920	1,409

Income from discontinued operations	—	—	—	37
Gain on disposal of discontinued operations	—	4	—	4

Net income	$441	$740	$920	$1,450

The accompanying notes are an integral part of the financial statements.

2

ITEM 1. FINANCIAL STATEMENTS (Continued)

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(in millions)

	June 30,	December 31,
	2006	2005

	(unaudited)
ASSETS
Cash and cash equivalents	$13,010	$14,798
Marketable securities	3,712	3,810
Finance receivables, net (Note 2)	110,847	109,876
Net investment in operating leases (Note 3)	25,345	22,213
Retained interest in securitized assets (Note 5)	1,150	1,420
Notes and accounts receivable from affiliated companies	830	1,235
Derivative financial instruments (Note 9)	1,564	2,547
Other assets	5,808	6,256

Total assets	$162,266	$162,155

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities
Accounts payable
Customer deposits, dealer reserves and other	$1,869	$1,890
Affiliated companies	1,052	794

Total accounts payable	2,921	2,684
Debt (Note 7)	133,717	134,500
Deferred income taxes	8,826	8,772
Derivative financial instruments (Note 9)	882	680
Other liabilities and deferred income	4,560	4,781

Total liabilities	150,906	151,417
Minority interests in net assets of subsidiaries	3	3

Stockholder’s equity
Capital stock, par value $100 a share, 250,000 shares authorized, issued and outstanding	25	25
Paid-in surplus (contributions by stockholder)	5,117	5,117
Accumulated other comprehensive income	737	385
Retained earnings (Note 8)	5,478	5,208

Total stockholder’s equity	11,357	10,735

Total liabilities and stockholder’s equity	$162,266	$162,155

The accompanying notes are an integral part of the financial statements.

3

ITEM 1. FINANCIAL STATEMENTS (Continued)

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Periods Ended June 30, 2006 and 2005
(in millions)

	First Half

		Revised —
		See Note 1
	2006	2005

	(unaudited)
Cash flows from operating activities of continuing operations
Net income	$920	$1,450
(Income)/loss related to discontinued operations	—	(41)
Provision for credit losses	(2)	6
Depreciation and amortization	2,582	2,461
Net gain on sales of finance receivables	(54)	(27)
Increase in deferred income taxes	32	647
Net change in other assets	1,023	1,680
Net change in other liabilities	827	(1,895)
All other operating activities	107	(29)

Net cash provided by operating activities	5,435	4,252

Cash flows from investing activities of continuing operations
Purchase of finance receivables (other than wholesale)	(20,936)	(22,040)
Collection of finance receivables (other than wholesale)	17,240	19,826
Purchase of operating lease vehicles	(8,570)	(7,225)
Liquidation of operating lease vehicles	3,320	4,627
Net change in wholesale receivables	668	330
Net change in retained interest in securitized assets	374	504
Net change in notes receivable from affiliated companies	226	327
Proceeds from sales of receivables	2,947	16,158
Purchases of marketable securities	(8,692)	(895)
Proceeds from sales and maturities of marketable securities	8,947	251
Proceeds from sale of business	—	2,040
Transfer of cash balances upon disposition of discontinued operations	—	(5)
All other investing activities	(15)	4

Net cash (used in)/provided by investing activities	(4,491)	13,902

Cash flows from financing activities of continuing operations
Proceeds from issuance of long-term debt	23,565	12,797
Principal payments on long-term debt	(25,880)	(19,158)
Change in short-term debt, net	72	(4,642)
Cash dividends paid	(650)	(1,450)
All other financing activities	(68)	(27)

Net cash used in financing activities	(2,961)	(12,480)
Effect of exchange rate changes on cash and cash equivalents	229	(422)

Total cash flows from continuing operations	(1,788)	5,252
Cash flows from discontinued operations
Cash flows from discontinued operations provided by operating activities	—	71
Cash flows from discontinued operations used in investing activities	—	(66)

Net (decrease)/increase in cash and cash equivalents	$(1,788)	$5,257

Cash and cash equivalents, beginning of period	$14,798	$12,668
Cash and cash equivalents of discontinued operations, beginning of period	—	—
Change in cash and cash equivalents	(1,788)	5,257
Less: cash and cash equivalents of discontinued operations, end of period	—	—

Cash and cash equivalents, end of period	$13,010	$17,925

The accompanying notes are an integral part of the financial statements.

4

ITEM 1. FINANCIAL STATEMENTS (Continued)

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1. ACCOUNTING POLICIES

Principles of Consolidation

      The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America for interim financial information, and instructions to the Form 10-Q and Rule 10-01 of Regulation S-X. In the opinion of management, these unaudited financial statements include all adjustments considered necessary for a fair statement of the results for interim periods for Ford Motor Credit Company, its controlled domestic and foreign subsidiaries and joint ventures, and consolidated variable interest entities (“VIEs”) in which Ford Motor Credit Company is the primary beneficiary (collectively referred to herein as “Ford Credit”, “we”, “our” or “us”). Results for interim periods should not be considered indicative of results for a full year. Reference should be made to the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2005 (“2005 10-K Report”). We are an indirect, wholly owned subsidiary of Ford Motor Company (“Ford”).

      Beginning with our 2005 statement of cash flows, we have revised the presentation of cash flows to separately disclose the operating, investing and financing portions of the cash flows attributable to our discontinued operations. This revision is in response to public statements by the staff of the Securities and Exchange Commission concerning classification of discontinued operations within the statement of cash flows. Also, we have revised prior year data in our statement of cash flows related to purchases, collections and liquidation of finance receivables and operating lease vehicles. This revision had no impact on previously reported totals for the investing section of the statement of cash flows.

      In accordance with the definition of cash equivalents in Statement of Financial Accounting Standards No. 95 (“SFAS 95”), Statement of Cash Flows, we revised the presentation of $3.1 billion and $593 million of marketable securities with contractual maturities exceeding ninety days from the date of purchase from Cash and cash equivalents to Marketable securities on the balance sheet and statement of cash flows as of December 31, 2005 and the statement of cash flows as of June 30, 2005, respectively. All of these securities had maturity dates of less than twelve months from the date of purchase and were highly liquid. This revision had no impact on 2005 Net income.

5

ITEM 1. FINANCIAL STATEMENTS (Continued)

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 2.	FINANCE RECEIVABLES

      Net finance receivables at June 30, 2006 and December 31, 2005 were as follows (in millions):

	June 30,	December 31,
	2006	2005

	(unaudited)
Retail	$67,517	$66,940
Wholesale	39,940	39,680
Other	4,573	4,648

Total finance receivables, net of unearned income (a)(b)	112,030	111,268
Less: Allowance for credit losses	(1,183)	(1,392)

Finance receivables, net	$110,847	$109,876

(a)	At June 30, 2006 and December 31, 2005, includes $1.8 billion and $1.6 billion, respectively, of primarily wholesale receivables with entities that are reported as consolidated subsidiaries of Ford. The consolidated subsidiaries include dealerships that are partially owned by Ford and consolidated as variable interest entities (“VIEs”) and also certain overseas affiliates. The associated vehicles that are being financed by us are reported as inventory on Ford’s balance sheet.

(b)	At June 30, 2006 and December 31, 2005, includes $52.1 billion and $44.7 billion, respectively, of finance receivables that have been sold for legal purposes in securitization transactions that do not satisfy the requirements for accounting sale treatment. These receivables are available only for repayment of the debt or other obligations issued or arising in the securitization transactions and to pay other transaction participants; they are not available to pay our other obligations or the claims of our other creditors.

NOTE 3.	NET INVESTMENT IN OPERATING LEASES

      Net investment in operating leases at June 30, 2006 and December 31, 2005 were as follows (in millions):

	June 30,	December 31,
	2006	2005

	(unaudited)
Vehicles, at cost, including initial direct costs (a)	$31,896	$28,460
Less: Accumulated depreciation	(6,374)	(6,053)
Less: Allowance for credit losses	(177)	(194)

Net investment in operating leases	$25,345	$22,213

(a)	At June 30, 2006 and December 31, 2005, includes interests in operating leases and the related vehicles of $12.5 billion and $6.5 billion, respectively, that have been transferred for legal purposes and are held for the benefit of consolidated securitization special purpose entities (“SPEs”) and are available only for repayment of the debt or other obligations issued or arising in the securitization transactions and to pay other transaction participants; they are not available to pay our other obligations or the claims of our other creditors.

6

ITEM 1. FINANCIAL STATEMENTS (Continued)

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 4.	ALLOWANCE FOR CREDIT LOSSES

      Following is an analysis of the allowance for credit losses related to finance receivables and operating leases for the periods ended June 30 (in millions):

	Second Quarter		First Half

	2006	2005	2006	2005

	(unaudited)		(unaudited)
Balance, beginning of period	$1,437	$2,223	$1,586	$2,434
Provision for credit losses	4	(111)	(2)	6
Deductions
Charge-offs before recoveries	217	283	445	594
Recoveries	(134)	(146)	(251)	(276)

Charge-offs	83	137	194	318
Other changes, principally amounts related to finance receivables sold and translation adjustments	(2)	83	30	230

Net deductions	81	220	224	548

Balance, end of period	$1,360	$1,892	$1,360	$1,892

NOTE 5.	SALES OF RECEIVABLES

Retained Interest in Securitized Assets

      Components of retained interest in off-balance sheet securitized assets at June 30, 2006 and December 31, 2005 included the following (in millions):

	June 30,	December 31,
	2006	2005

	(unaudited)
Residual interest in securitization transactions	$895	$1,094
Restricted cash held for benefit of securitization SPEs	195	199
Subordinated securities	60	127

Retained interest in securitized assets	$1,150	$1,420

      Investments in subordinated securities and restricted cash are senior to the residual interest in securitization transactions. Retained interests are recorded at fair value. The book value of subordinated securities approximates fair market value. In determining the fair value of residual interest in securitization transactions, we discount the present value of the projected cash flows at the transaction discount rate.

7

ITEM 1. FINANCIAL STATEMENTS (Continued)

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 5. SALES OF RECEIVABLES — Continued

Investment and Other Income

      The following table summarizes the activity related to off-balance sheet sales of receivables reported in investment and other income for the periods ended June 30 (in millions):

	Second Quarter		First Half

	2006	2005	2006	2005

	(unaudited)		(unaudited)
Servicing fees	$54	$106	$112	$205
Net gain on sale of receivables	30	2	54	27
Income on interest in sold wholesale receivables and retained securities	8	109	16	225
Income on residual interest and other	98	226	218	431

Investment and other income related to sales of receivables	$190	$443	$400	$888

On-Balance Sheet Securitizations

      At June 30, 2006 and December 31, 2005, about $52.1 billion and $44.7 billion, respectively, of finance receivables have been sold for legal purposes in securitization transactions that do not satisfy the requirements for accounting sale treatment. In addition, at June 30, 2006 and December 31, 2005, interests in operating leases and the related vehicles of $12.5 billion and $6.5 billion, respectively, have been transferred for legal purposes and are held for the benefit of consolidated securitization SPEs. These receivables and interests in operating leases and the related vehicles are available only for repayment of debt or other obligations issued or arising in the securitization transactions and to pay other transaction participants; they are not available to pay our other obligations or the claims of our other creditors. At June 30, 2006 and December 31, 2005, associated debt of $54.8 billion and $39.8 billion, respectively, is reported on our balance sheet for financial statement reporting purposes. This debt includes long-term and short-term asset-backed debt that is payable out of collections on these receivables and interests in operating leases and the related vehicles. This debt, however, is not our legal obligation. Additionally, cash balances to be used only to support the on-balance sheet securitization transactions at June 30, 2006 and December 31, 2005, were approximately $5.3 billion and $2.3 billion, respectively.

8

ITEM 1. FINANCIAL STATEMENTS (Continued)

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 6.	VARIABLE INTEREST ENTITIES

      We consolidate VIEs in which we are the primary beneficiary. We use SPEs that are considered VIEs for some of our on-balance sheet securitization transactions. The liabilities recognized as a result of consolidating these VIEs do not represent additional claims on our general assets; rather, they represent claims against the specific assets of the consolidated VIEs. Conversely, assets recognized as a result of consolidating these VIEs do not represent additional assets that could be used to satisfy claims against our general assets. Reflected in our June 30, 2006 balance sheet are $54.6 billion of consolidated VIE assets, consisting of $5.3 billion in cash and cash equivalents, and $49.3 billion of receivables.

      We have investments in certain joint ventures deemed to be VIEs of which we are not the primary beneficiary. The risks and rewards associated with our interests in these entities are based primarily on ownership percentages. Our maximum exposure (approximately $197 million and $182 million at June 30, 2006 and December 31, 2005, respectively) to any potential losses associated with these VIEs is limited to our equity investments and, where applicable, receivables due from the VIEs.

      In addition, we sell finance receivables to bank-sponsored asset-backed commercial paper issuers that are SPEs of the sponsor bank. We are not the primary beneficiary of these SPEs. The outstanding balance of finance receivables that have been sold by us to these SPEs was approximately $5.0 billion and $5.7 billion at June 30, 2006 and December 31, 2005, respectively.

9

ITEM 1. FINANCIAL STATEMENTS (Continued)

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 7.	DEBT

      At June 30, 2006 and December 31, 2005, debt was as follows (in millions):

	Interest Rates

	Average		Weighted-
	Contractual (a)		Average (b)
					June 30,	December 31,
	2006	2005	2006	2005	2006	2005

					(unaudited)
Short-term debt
Asset-backed commercial paper (c)	5.2%	4.3%			$21,343	$21,751
Other asset-backed short-term debt (c)	5.3%	N/A			1,836	—
Ford Interest Advantage (d)	5.7%	4.9%			6,371	6,719
Commercial paper — unsecured	5.1%	4.8%			386	1,041
Other short-term debt (e)	5.3%	5.8%			2,241	2,325

Total short-term debt	5.3%	4.6%	5.4%	5.0%	32,177	31,836

Long-term debt
Senior indebtedness
Notes payable within one year					15,041	20,823
Notes payable after one year (f)					54,957	63,879
Unamortized discount					(89)	(62)
Asset-backed debt (c)
Notes payable within one year					11,872	5,357
Notes payable after one year					19,759	12,667

Total long-term debt (g)	5.8%	5.9%	5.5%	5.1%	101,540	102,664

Total debt	5.7%	5.6%	5.5%	5.1%	$133,717	$134,500

(a)	Second quarter 2006 and fourth quarter 2005 average contractual rates exclude the effects of interest rate swap agreements and facility fees.

(b)	Second quarter 2006 and fourth quarter 2005 weighted-average rates include the effects of interest rate swap agreements and facility fees.

(c)	Obligations issued or arising in securitization transactions that are payable out of collections on finance receivables and interests in operating leases and the related vehicles that have been sold for legal purposes. This debt is not our legal obligation.

(d)	The Ford Interest Advantage program consists of our floating rate demand notes.

(e)	Includes $38 million and $52 million with affiliated companies at June 30, 2006 and December 31, 2005, respectively.

(f)	Includes $153 million and $126 million with affiliated companies at June 30, 2006 and December 31, 2005, respectively.

(g)	Average contractual and weighted-average interest rates for total long-term debt reflects the rates for both notes payable within one year and notes payable after one year.

10

ITEM 1. FINANCIAL STATEMENTS (Continued)

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 8.	RETAINED EARNINGS AND COMPREHENSIVE INCOME

Retained Earnings

      The following table summarizes earnings retained for use in the business for the periods ended June 30 (in millions):

	Second Quarter		First Half

	2006	2005	2006	2005

	(unaudited)		(unaudited)
Retained earnings, beginning balance	$5,437	$5,726	$5,208	$5,474
Net income	441	740	920	1,450
Dividends (a)	(400)	(1,000)	(650)	(1,458)

Retained earnings, ending balance	$5,478	$5,466	$5,478	$5,466

(a)	Dividends for the first half of 2005 included the transfer of a Ford Credit affiliate to Ford, with a net book value of $8 million.

Comprehensive Income

      The following table summarizes comprehensive income for the periods ended June 30 (in millions):

	Second Quarter		First Half

	2006	2005	2006	2005

	(unaudited)		(unaudited)
Net income	$441	$740	$920	$1,450
Other comprehensive income	300	(234)	352	(353)

Total comprehensive income	$741	$506	$1,272	$1,097

      Comprehensive income includes foreign currency translation adjustments, unrealized gains and losses on marketable securities, unrealized gains and losses on certain derivative instruments, and unrealized gains and losses on retained interests in securitized assets (unrealized amounts are net of related tax effects).

11

ITEM 1. FINANCIAL STATEMENTS (Continued)

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 9.	DERIVATIVE FINANCIAL INSTRUMENTS

Income Statement Impact

      The ineffective portion of both fair value and cash flow hedges, amortization of mark-to-market adjustments associated with hedging relationships that have been terminated, and mark-to-market adjustments that reflect changes in exchange and interest rates for non-designated hedging activity are recorded in other income and are shown for the periods ended June 30 (in millions):

	Second
	Quarter		First Half

	2006	2005	2006	2005

	(unaudited)		(unaudited)
Loss from continuing operations before income taxes	$0	$(50)	$(23)	$(100)

Balance Sheet Impact

      The fair value of derivatives reflects the price that a third party would be willing to pay or receive in an arm’s length transaction and includes mark-to-market adjustments to reflect the effect of changes in interest rates, accrued interest and, for derivatives with a foreign currency component, a revaluation adjustment. The following table summarizes the estimated net fair value of our derivative financial instruments at June 30, 2006 and December 31, 2005, taking into consideration the effects of legally enforceable netting agreements, which allow us to settle positive and negative positions with the same counterparty on a net basis (in millions):

	June 30, 2006		December 31, 2005

	Fair	Fair	Fair	Fair
	Value	Value	Value	Value
	Assets	Liabilities	Assets	Liabilities

	(unaudited)
Interest rate swaps	$712	$107	$1,657	$96
Foreign currency swaps	861	709	1,089	789
Forwards and options (a)	—	75	6	—
Impact of netting agreements	(9)	(9)	(205)	(205)

Total derivative financial instruments	$1,564	$882	$2,547	$680

(a)	Includes internal forward contracts between Ford Credit and an affiliated company.

      Period-to-period changes in the derivative asset and liability amounts may be impacted by net interest or foreign currency settlements, changes in foreign exchange and interest rates, and the notional amount of derivatives outstanding.

12

ITEM 1. FINANCIAL STATEMENTS (Continued)

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 10.	SEGMENT INFORMATION

      We divide our business segments based on geographic regions: the North America segment (includes operations in the United States and Canada) and the International segment (includes operations in all other countries). We measure the performance of our segments primarily on an income from continuing operations before income taxes basis, after excluding the impact to earnings from hedge ineffectiveness, and other adjustments in applying Statement of Financial Accounting Standards No. 133 (“SFAS 133”), Accounting for Derivative Instruments and Hedging Activities. These adjustments are included in unallocated risk management and excluded in assessing segment performance because our risk management activities are carried out on a centralized basis at the corporate level, with only certain elements allocated to our two segments. The segments are presented on a managed basis (managed basis includes on-balance sheet receivables and securitized off-balance sheet receivables activity), and the effect of off-balance sheet securitizations is included in unallocated/eliminations.

      Key operating data for our operating segments for the periods ended June 30 were as follows (in millions):

			Unallocated/Eliminations

	North		Unallocated	Effect of
	America	International	Risk	Sales of
	Segment	Segment	Management	Receivables	Total	Total

			(unaudited)
Second Quarter 2006
Revenue	$3,589	$841	$0	$(126)	$(126)	$4,304
Income
Income from continuing operations before income taxes	476	180	0	—	0	656
Provision for income taxes	152	63	0	—	0	215
Income from continuing operations	324	117	0	—	0	441
Other disclosures
Depreciation on vehicles subject to operating leases	1,192	72	—	—	—	1,264
Interest expense	1,561	429	—	(164)	(164)	1,826
Provision for credit losses	(23)	27	—	—	—	4
Second Quarter 2005
Revenue	$3,500	$981	$(50)	$(316)	$(366)	$4,115
Income
Income from continuing operations before income taxes	972	240	(50)	—	(50)	1,162
Provision for income taxes	360	84	(18)	—	(18)	426
Income from continuing operations	612	156	(32)	—	(32)	736
Other disclosures
Depreciation on vehicles subject to operating leases	982	113	—	—	—	1,095
Interest expense	1,235	445	—	(294)	(294)	1,386
Provision for credit losses	(140)	29	—	—	—	(111)

13

ITEM 1. FINANCIAL STATEMENTS (Continued)

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 10. SEGMENT INFORMATION — Continued

			Unallocated/Eliminations

	North		Unallocated	Effect of
	America	International	Risk	Sales of
	Segment	Segment	Management	Receivables	Total	Total

			(unaudited)
First Half 2006
Revenue	$7,049	$1,688	$(23)	$(246)	$(269)	$8,468
Income
Income from continuing operations before income taxes	1,046	384	(23)	—	(23)	1,407
Provision for income taxes	360	135	(8)	—	(8)	487
Income from continuing operations	686	249	(15)	—	(15)	920
Other disclosures
Depreciation on vehicles subject to operating leases	2,300	145	—	—	—	2,445
Interest expense	2,982	861	—	(340)	(340)	3,503
Provision for credit losses	(52)	50	—	—	—	(2)
Finance receivables (including net investment in operating leases)	113,434	37,371	19	(14,632)	(14,613)	136,192
Total assets	134,890	40,839	19	(13,482)	(13,463)	162,266
First Half 2005
Revenue	$7,055	$1,993	$(100)	$(588)	$(688)	$8,360
Income
Income from continuing operations before income taxes	1,824	499	(100)	—	(100)	2,223
Provision for income taxes	676	174	(37)	—	(37)	813
Income from continuing operations	1,148	325	(64)	—	(64)	1,409
Other disclosures
Depreciation on vehicles subject to operating leases	1,962	210	—	—	—	2,172
Interest expense	2,438	910	—	(536)	(536)	2,812
Provision for credit losses	(38)	44	—	—	—	6
Finance receivables (including net investment in operating leases)	121,018	38,583	136	(39,206)	(39,070)	120,531
Total assets	148,785	41,665	136	(33,919)	(33,783)	156,667

14

ITEM 1. FINANCIAL STATEMENTS (Continued)

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS — Continued

NOTE 11.	GUARANTEES AND INDEMNIFICATIONS

      The fair values of guarantees and indemnifications issued during 2006 and 2005 are recorded in the financial statements and are de minimis.

      At June 30, 2006, the following guarantees and indemnifications were issued and outstanding:

      Guarantees of certain obligations of unconsolidated and other affiliates: In some cases, we have guaranteed debt and other financial obligations of unconsolidated affiliates, including joint ventures and Ford. Expiration dates vary, and guarantees will terminate on payment and/or cancellation of the obligation. A payment would be triggered by failure of the guaranteed party to fulfill its obligation covered by the guarantee. In some circumstances, we are entitled to recover from Ford or an affiliate of Ford amounts paid by us under the guarantee. However, our ability to enforce these rights could be stayed until the guaranteed party is paid in full. The maximum potential payments under these guarantees total approximately $272 million.

      Indemnifications: We regularly evaluate the probability of having to incur costs associated with indemnifications contained in contracts to which we are a party, and have accrued for expected losses that are probable and for which a loss can be estimated. During the second quarter of 2006, there were no significant changes to our indemnifications.

15

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Second Quarter 2006 Compared with Second Quarter 2005

      In the second quarter of 2006, net income was down $299 million compared with a year ago. Our income from continuing operations before income taxes was down $506 million. The decrease in earnings primarily reflected higher borrowing costs, the impact of lower average receivable levels in our managed portfolio, lower credit loss reserve reductions and higher depreciation expense. Results of our operations by business segment for the second quarter of 2006 and 2005 are shown below:

	Second Quarter

			2006
			Over/(Under)
	2006	2005	2005

	(in millions)
Income from continuing operations before income taxes
North America segment	$476	$972	$(496)
International segment	180	240	(60)
Unallocated risk management	0	(50)	50

Income from continuing operations before income taxes	656	1,162	(506)
Provision for income taxes and minority interests	(215)	(426)	211
Income/(Loss) from discontinued operations	—	4	(4)

Total net income	$441	$740	$(299)

      The decrease in North America segment income primarily reflected the same causal factors described above.

      The decrease in International segment income primarily reflected higher borrowing costs and the impact of lower average retail receivable levels in our managed portfolio.

      The improvement in unallocated risk management income reflected more favorable market valuations primarily related to non-designated derivatives. See Note 9 of our Notes to the Financial Statements for additional information.

First Half 2006 Compared with First Half 2005

      In the first half of 2006, net income was down $530 million compared with a year ago. Our income from continuing operations before income taxes was down $816 million. The decrease in earnings primarily reflected higher borrowing costs, the impact of lower average receivable levels in our managed portfolio and higher depreciation expense. Results of our operations by business segment for the first half of 2006 and 2005 are shown below:

	First Half

			2006
			Over/(Under)
	2006	2005	2005

	(in millions)
Income from continuing operations before income taxes
North America segment	$1,046	$1,824	$(778)
International segment	384	499	(115)
Unallocated risk management	(23)	(100)	77

Income from continuing operations before income taxes	1,407	2,223	(816)
Provision for income taxes and minority interests	(487)	(814)	327
Income/(Loss) from discontinued operations	—	41	(41)

Total net income	$920	$1,450	$(530)

      The decrease in North America segment income primarily reflected the same causal factors described above.

      The decrease in International segment income primarily reflected the same causal factors described for the second quarter.

      The improvement in unallocated risk management income reflected the same causal factors described for the second quarter.

16

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Placement Volume and Financing Share

      Total worldwide financing contract placement volumes for new and used vehicles are shown below:

	Second Quarter		First Half

	2006	2005	2006	2005

	(in thousands)
North America segment
United States	443	424	841	834
Canada	56	51	91	82

Total North America segment	499	475	932	916
International segment
Europe	182	206	367	392
Other international	56	65	121	138

Total International segment	238	271	488	530

Total contract placement volume	737	746	1,420	1,446

      Shown below are our financing shares of new Ford, Lincoln and Mercury brand vehicles sold by dealers in the United States and Ford brand vehicles sold by dealers in Europe. Also shown below are our wholesale financing shares of new Ford, Lincoln and Mercury brand vehicles acquired by dealers in the United States, excluding fleet, and of new Ford brand vehicles acquired by dealers in Europe:

	Second Quarter		First Half

	2006	2005	2006	2005

United States
Financing share — Ford, Lincoln and Mercury
Retail installment and lease	45%	40%	44%	41%
Wholesale	79	81	80	81
Europe
Financing share — Ford
Retail installment and lease	25%	29%	25%	28%
Wholesale	95	97	95	97

North America Segment.

      In the second quarter of 2006, our total contract placement volumes were up 24,000 contracts, primarily reflecting the overall industry growth in leasing. Our retail installment and lease financing share increased five points from a year ago, primarily reflecting the impact of Ford’s marketing programs that emphasize financing incentives through us.

      In the first half of 2006, our total contract placement volumes were essentially unchanged from a year ago. Our wholesale market share declined in the first half of 2006, primarily reflecting the impact of competitive actions taken by banks and other alternative financing sources.

International Segment.

      In the second quarter of 2006, our total contract placement volumes were 238,000 contracts, down 33,000 contracts from a year ago, primarily reflecting reduced volumes in Britain and Spain.

      In the first half of 2006, our total International contract placement volumes were 488,000 contracts, down 42,000 contracts from a year ago, reflecting the causal factors described above.

17

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Financial Condition

Finance Receivables and Operating Leases

      Our operating results are impacted significantly by the level of our receivables, which are shown below:

	June 30,	December 31,
	2006	2005

	(in billions)
Receivables
On-Balance Sheet
(including on-balance sheet securitizations)
Finance receivables
Retail installment	$66.5	$65.7
Wholesale	39.9	39.6
Other	4.5	4.6

Total finance receivables, net	110.9	109.9
Net investment in operating leases	25.3	22.2

Total on-balance sheet (a)	$136.2	$132.1

Memo: Allowance for credit losses included above	$1.4	$1.6
Securitized Off-Balance Sheet
Finance receivables
Retail installment	$14.6	$18.0
Wholesale	—	—
Other	—	—

Total finance receivables, net	14.6	18.0
Net investment in operating leases	—	—

Total securitized off-balance sheet	$14.6	$18.0

Managed
Finance receivables
Retail installment	$81.1	$83.7
Wholesale	39.9	39.6
Other	4.5	4.6

Total finance receivables, net	125.5	127.9
Net investment in operating leases	25.3	22.2

Total managed	$150.8	$150.1

Serviced	$153.8	$153.0

(a)	At June 30, 2006 and December 31, 2005, about $52.1 billion and $44.7 billion, respectively, of finance receivables have been sold for legal purposes in securitization transactions that do not satisfy the requirements for accounting sale treatment. In addition, at June 30, 2006 and December 31, 2005, interests in operating leases and the related vehicles of $12.5 billion and $6.5 billion, respectively, have been transferred for legal purposes and are held for the benefit of consolidated securitization SPEs. These receivables and interests in operating leases and the related vehicles are available only for repayment of debt or other obligations issued or arising in the securitization transactions and to pay other transaction participants; they are not available to pay our other obligations or the claims of our other creditors.

     On-balance sheet, managed and serviced receivables increased from year-end 2005 primarily reflecting increased investments in operating leases, offset partially by lower retail contract placement volumes. We expect to have lower receivable levels in the second half of 2006. At year-end 2006, we anticipate managed receivables to be about $145 billion.

18

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Credit Risk

      Credit risk is the possibility of loss from a customer’s or dealer’s failure to make payments according to contract terms. Credit risk has a significant impact on our business. We actively manage the credit risk of our consumer and non-consumer portfolios to balance our level of risk and return. The allowance for credit losses reflected on our balance sheet is our estimate of the credit losses for receivables and leases that are impaired as of the date of our balance sheet.

Credit Loss Metrics

Worldwide

      The following table shows worldwide credit losses net of recoveries (“charge-offs”) for the various categories of financing during the periods indicated. The loss-to-receivables ratios, which equal charge-offs for the period on an annualized basis divided by the average amount of receivables outstanding for the period, are shown below for our on-balance sheet and managed portfolios.

	Second Quarter		First Half

	2006	2005	2006	2005

	(in millions)
Charge-offs
On-Balance Sheet
Retail installment and lease	$64	$140	$175	$307
Wholesale	19	(1)	19	16
Other	—	(2)	—	(5)

Total on-balance sheet	$83	$137	$194	$318

Reacquired Receivables (retail) (a)	$0	$5	$2	$14
Securitized Off-Balance Sheet
Retail installment and lease	$19	$27	$42	$66
Wholesale	—	—	—	—
Other	—	—	—	—

Total securitized off-balance sheet	$19	$27	$42	$66

Managed
Retail installment and lease	$83	$172	$219	$387
Wholesale	19	(1)	19	16
Other	—	(2)	—	(5)

Total managed	$102	$169	$238	$398

Loss-to-Receivables Ratios
On-Balance Sheet
Retail installment and lease	0.28%	0.59%	0.39%	0.64%
Wholesale	0.20	(0.01)	0.10	0.13
Total including other	0.25%	0.44%	0.29%	0.50%
Managed
Retail installment and lease	0.31%	0.60%	0.42%	0.66%
Wholesale	0.20	(0.01)	0.10	0.08
Total including other	0.27%	0.41%	0.32%	0.48%

(a)	Reacquired receivables reflect the amount of receivables that resulted from the accounting consolidation of our FCAR Owner Trust retail securitization program (“FCAR”) in the second quarter of 2003.

     Charge-offs and loss-to-receivables ratios for our on-balance sheet, securitized off-balance sheet and managed portfolios declined from a year ago and have reached their lowest levels in the past five years. These improvements primarily reflect a higher quality retail installment and lease portfolio and enhancements to our collection practices. Lower average levels of retail installment receivables also contributed to reduced charge-offs.

19

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Ford, Lincoln and Mercury Brand Retail Installment and Operating Lease

      The following table shows the credit loss metrics for our Ford, Lincoln and Mercury brand U.S. retail installment sale and lease portfolio. This portfolio was approximately 60% of our worldwide-managed portfolio of retail installment receivables and net investment in operating leases at June 30, 2006. Trends and causal factors are consistent with the worldwide results described in the preceding section.

	Second Quarter		First Half

	2006	2005	2006	2005

On-Balance Sheet
Charge-offs (in millions)	$36	$84	$107	$180
Loss-to-receivables ratios	0.27%	0.63%	0.41%	0.65%
Managed
Charge-offs (in millions)	$48	$107	$138	$236
Loss-to-receivables ratios	0.30%	0.62%	0.43%	0.67%
Other Metrics — Serviced
Repossessions (in thousands)	19	25	42	55
Repossession ratios (a)	1.79%	2.05%	1.96%	2.25%
Average loss per repossession	$6,300	$6,000	$6,100	$6,000
New bankruptcy filings (in thousands)	5	20	9	38
Over-60 day delinquency ratio (b)	0.14%	0.12%	0.14%	0.12%

(a)	Repossessions as a percent of the average number of accounts outstanding during the periods.

(b)	Delinquencies are expressed as a percent of the end-of-period accounts outstanding for non-bankrupt accounts.

Allowance for Credit Losses

      Our allowance for credit losses and our allowance for credit losses as a percentage of end-of-period net receivables for our on-balance sheet portfolio are shown below. A description of our allowance setting process is provided in “Critical Accounting Estimates — Allowance for Credit Losses” section of Item 7 to Part II of our 2005 10-K Report.

	June 30,	December 31,
	2006	2005

	(in billions)
Allowance for Credit Losses
Retail installment and lease	$1.3	$1.5
Wholesale	0.1	0.1
Other	0.0	0.0

Total allowance for credit losses	$1.4	$1.6

As a Percentage of End-of-Period Receivables
Retail installment and lease	1.34%	1.63%
Wholesale	0.20	0.24
Other	0.76	0.77
Total	0.99%	1.19%

      Our allowance for credit losses decreased approximately $200 million from year-end 2005, primarily reflecting improved charge-off performance.

20

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Residual Risk

      We are exposed to residual risk on operating leases and similar balloon payment products where the customer may return the financed vehicle to us. Residual risk is the possibility that the amount we obtain from returned vehicles will be less than our estimate of the expected residual value for the vehicle. For an additional discussion of residual risk on operating leases, refer to the “Critical Accounting Estimates — Accumulated Depreciation on Vehicles Subject to Operating Leases” section of Item 7 to Part II of our 2005 10-K Report.

Retail Operating Lease Experience

      We use various statistics to monitor our residual risk:

•	Placement volume measures the number of leases we purchase in a given period;

•	Termination volume measures the number of vehicles for which the lease has ended in the given period; and

•	Return volume reflects the number of vehicles returned to us by customers at lease end.

      The following table shows operating lease placement, termination and return volumes for our North America segment, which accounted for 97% of our total investment in operating leases at June 30, 2006:

	Second Quarter		First Half

	2006	2005	2006	2005

	(in thousands)
Placements	125	100	253	184
Terminations	87	127	172	233
Returns	59	80	119	149

      In the second quarter of 2006, placement volumes were up 25,000 units compared with the same period a year ago, primarily reflecting the overall industry growth in leasing. Termination and return volumes decreased 40,000 units and 21,000 units, respectively, compared with a year ago, primarily reflecting lower placement volumes in 2003.

      In the first half of 2006, placement volumes were up 69,000 units compared with the same period a year ago. Termination and return volumes decreased 61,000 units and 30,000 units, respectively. Trends and causal factors are consistent with those described above.

21

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Credit Ratings

      Our short- and long-term debt is rated by four credit rating agencies designated as nationally recognized statistical rating organizations (“NRSROs”) by the Securities and Exchange Commission:

•	Dominion Bond Rating Service Limited (“DBRS”);

•	Fitch, Inc. (“Fitch”);

•	Moody’s Investors Service, Inc. (“Moody’s”); and

•	Standard & Poor’s Rating Services, a division of McGraw-Hill Companies, Inc. (“S&P”).

      In June 2006, S&P lowered our long-term senior unsecured rating to B+ from BB-, maintained the short term rating at B-2 and maintained the outlook at Negative. In June 2006, Fitch affirmed our long-term senior unsecured rating at BB, maintained the short-term rating at B and maintained the outlook at Negative. In July 2006, Moody’s lowered our long-term senior unsecured rating to Ba3 from Ba2, maintained the short term rating at “NP” and maintained the outlook at Negative. In July 2006, DBRS lowered our long-term senior unsecured rating to BB (low) from BB, maintained the short-term rating at R-3 (high) and maintained the trend at Negative. The following chart summarizes our credit ratings and the outlook assigned by the NRSROs since the first quarter of 2006:

	DBRS			Fitch			Moody’s			S&P

	Long-	Short-		Long-	Short-		Long-	Short-		Long-	Short-
Date	Term	Term	Trend	Term	Term	Outlook	Term	Term	Outlook	Term	Term	Outlook

Mar. 2006	BB	R-3 (high)	Negative	BB	B	Negative	Ba2	NP	Negative	BB-	B-2	Negative

June 2006	BB	R-3 (high)	Negative	BB	B	Negative	Ba2	NP	Negative	B+*	B-2	Negative

July 2006	BB (low)	R-3 (high)	Negative	BB	B	Negative	Ba3	NP	Negative	B+*	B-2	Negative

*	S&P maintained FCE Bank plc’s (“FCE”) long-term rating at BB-

Funding

      Our funding strategy is to maintain liquidity and access to diverse funding sources. As a result of lower credit ratings, our unsecured borrowing costs have increased and our access to unsecured debt markets has become more restricted. In response, we have increased our use of securitization and other asset-backed sources of liquidity and will continue to expand and diversify our asset-backed funding by asset class and region. In addition, we will continue to participate in the whole-loan market and access unsecured term debt when opportunities exist that are consistent with our funding needs. Over time, we likely will need to reduce further the amount of receivables we purchase. A significant reduction in the amount of purchased receivables would reduce our ongoing profits, and could adversely affect our ability to support the sale of Ford vehicles.

22

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Funding Portfolio

      Our outstanding debt and securitized off-balance sheet funding was as follows on the dates indicated:

	June 30,	December 31,
	2006	2005

	(in billions)
Debt
Asset-backed commercial paper (a)	$21.4	$21.8
Other asset-backed short term debt (a)	1.8	—
Ford Interest Advantage	6.4	6.7
Commercial paper — unsecured	0.4	1.0
Other short-term debt	2.2	2.3

Total short-term debt	32.2	31.8
Unsecured long-term debt (including notes payable within one year)	69.9	84.7
Asset-backed long-term debt (including notes payable within one year) (a)	31.6	18.0

Total debt	133.7	134.5
Securitized Off-Balance Sheet Funding
Securitized off-balance sheet portfolio	14.6	18.0
Retained interest	(1.1)	(1.4)

Total securitized off-balance sheet funding	13.5	16.6

Total debt plus securitized off-balance sheet funding	$147.2	$151.1

Ratios
Credit lines to total unsecured commercial paper	>100%	>100%
Credit lines to total unsecured commercial paper (including Ford bank lines)	>100	>100
Securitized funding to managed receivables	45	38
Short-term debt and notes payable within one year to total debt	43	43
Short-term debt and notes payable within one year to total capitalization	40	40

(a)	Asset-backed debt is issued by consolidated securitization SPEs and is payable out of collections on the finance receivables or interests in operating leases and the related vehicles transferred to the SPEs. This debt is the legal obligation of the related securitization SPEs.

     At June 30, 2006, total debt plus securitized off-balance sheet funding was down $3.9 billion compared with year-end 2005, primarily reflecting repayment of maturing debt.

Term Funding

      During the second quarter of 2006, we realized proceeds of $9.9 billion from asset-backed funding (including about $400 million from public and private sales of receivables in off-balance sheet securitizations) and about $2.2 billion from unsecured institutional funding. In addition, we exchanged a portion of our outstanding debt securities for a new series of approximately $1.5 billion of fixed rate notes due 2010, a new series of approximately $1.0 billion of floating rate notes due 2011 and approximately $1.2 billion in cash. The purpose of the debt exchange was to lengthen our average debt maturities and reduce our overall debt levels.

      Through June 30, 2006, we completed $25.9 billion of term debt issuance: $15.2 billion through private transactions (of which $13.7 billion was asset-backed funding and $1.5 billion was unsecured) and $10.7 billion through public transactions (of which $6.7 billion was asset-backed funding, $1.5 billion was unsecured and $2.5 billion was from the debt exchange described above); and $1.0 billion from a whole-loan sale transaction. Our present full-year 2006 funding plans are in the range of $12 to $17 billion for public funding and $25 to $33 billion for private transactions (including whole-loan sale transactions).

23

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Liquidity

      At June 30, 2006, our total cash, cash equivalents, marketable securities (excluding marketable securities related to insurance activities), together with funding available through credit facilities and committed purchase programs, was $75 billion. Of this amount, we could utilize $69 billion (based on the availability of receivables at June 30, 2006 that were eligible for sale under our committed programs). We have access to the following sources to provide liquidity for all of our short-term funding obligations:

      Cash, Cash Equivalents and Marketable Securities. At June 30, 2006, our cash, cash equivalents and marketable securities (excluding marketable securities related to insurance activities) totaled $16.0 billion, compared with $17.9 billion at year-end 2005. In the normal course of our funding activities, we may generate more proceeds than are necessary for our immediate funding needs. These excess amounts are maintained primarily as highly liquid investments, which provide liquidity for our short-term funding needs and give us flexibility in the use of our other funding programs. These cash, cash equivalents and marketable securities primarily include short-term U.S. Treasury bills, federal agency discount notes, highly rated commercial paper, and bank time deposits with investment grade institutions. The average term of these investments is typically less than 60 days and will vary based on market conditions and liquidity needs. We monitor our cash levels daily and adjust them as necessary to support our short-term liquidity needs. Cash balances to be used only to support the on-balance sheet securitization transactions at June 30, 2006 and December 31, 2005, were approximately $5.3 billion and $2.3 billion, respectively. The increase primarily reflects about $2.0 billion in cash collections for a wholesale term transaction that matured in July 2006.

      Committed Purchase Programs. We have entered into agreements with several bank-sponsored conduits and other financial institutions pursuant to which such parties are contractually committed to purchase from us, at our option, retail receivables and, under certain agreements, wholesale finance receivables or asset-backed securities backed by wholesale finance receivables, for proceeds up to $20.9 billion ($16.2 billion retail and $4.7 billion wholesale). These agreements have varying maturity dates between August 22, 2006 and March 2, 2009 and ordinarily are renewed annually, with $19.0 billion of the committed facilities having an original term of 364 days. Our ability to obtain funding under these commitments is subject to having a sufficient amount of receivables eligible for sale under these programs. As of June 30, 2006, $8.5 billion of these commitments were in use. These committed facilities are extremely liquid funding sources as we are able to access funds generally within two days. These agreements do not contain restrictive financial covenants (for example, debt-to-equity limitations or minimum net worth requirements) or material adverse change clauses that would relieve the purchaser of its purchase commitment. However, the unused portion of the retail commitments may be terminated if the performance of the sold receivables deteriorates beyond specified levels. Similarly, the unused portion of the wholesale commitments may be terminated if the rate at which dealer vehicle inventory is selling declines below certain levels or if there are significant dealer defaults. Based on our experience and knowledge as servicer of the sold assets, we do not expect any commitments to be terminated due to these events. None of these arrangements may be terminated based on a change in our credit rating.

24

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Back-up Credit Facilities

      Our back-up credit facilities were as follows on the dates indicated:

	June 30,		December 31,
	2006		2005

	(in billions)
Back-up Credit Facilities
Ford Credit bank lines	$3.4		$3.8
FCE bank lines	2.3		2.4
Ford bank lines (available at Ford’s option)	6.3		6.5
Asset-backed commercial paper lines	18.9		18.7

Total back-up facilities	30.9	(a)	31.4
Utilized amounts	(1.7)		(1.1)

Total available back-up facilities	$29.2	(a)	$30.3

(a)	As of July 1

     At July 1, 2006, we and our majority owned subsidiaries, including FCE, had $5.7 billion of contractually committed credit facilities with financial institutions, of which $4.1 billion were available for use. Of the lines available for use, 30% (or $1.2 billion) are committed through June 30, 2010, and the remainder are committed for a shorter period of time. Of the $5.7 billion, about $3.4 billion constitute Ford Credit facilities ($2.7 billion global and about $700 million non-global) and $2.3 billion are FCE facilities ($2.2 billion global and about $100 million non-global). Our global credit facilities may be used, at our option, by any of our direct or indirect majority owned subsidiaries. We or FCE, as the case may be, will guarantee any such borrowings. All of the global credit facilities have substantially identical contract terms (other than commitment amounts) and are free of material adverse change clauses, restrictive financial covenants (for example, debt-to-equity limitations and minimum net worth requirements) and credit rating triggers that could limit our ability to borrow.

      At Ford’s option, Ford’s global lines of credit of $6.3 billion may be used by any of its direct or indirect, majority owned subsidiaries on a guaranteed basis. Of this amount, $4.9 billion is committed through June 30, 2010. Ford also has the ability to transfer, on a non-guaranteed basis, $2.0 billion of such credit lines to us and approximately $500 million to FCE.

      In addition, at July 1, 2006, banks provided $18.9 billion of contractually committed liquidity facilities exclusively to support our two on-balance sheet asset-backed commercial paper programs; $18.5 billion supported our FCAR program and $375 million supported our Motown NotesSM wholesale securitization program (“Motown Notes”). The FCAR and Motown Notes programs must be supported by liquidity facilities equal to at least 100% and 5%, respectively, of their face amount. At July 1, 2006, $18.0 billion of FCAR’s bank credit facilities were available to support FCAR’s asset-backed commercial paper or subordinated debt. The remaining $500 million of available credit lines could be accessed for additional funding if FCAR issued additional subordinated debt. Utilization of these facilities is subject to conditions specific to each program and our having a sufficient amount of securitizable assets. At July 1, 2006, the outstanding balances were $16.4 billion for the FCAR program and $5.0 billion for the Motown Notes program.

Whole-Loan Sale Transactions

      We have a program to sell retail installment sale contracts in transactions where we retain no interest and thus no exposure to the sold assets. These transactions, which we refer to as “whole-loan sale transactions,” provide liquidity by enabling us to reduce our managed receivables and our need for funding to support those receivables. We did not sell any receivables in whole-loan sale transactions in the second quarter of 2006. Total outstanding receivables sold in whole-loan transactions at June 30, 2006 were $3.0 billion.

25

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Off-Balance Sheet Sales of Receivables Activity

      The following table illustrates our worldwide receivable sales activity in off-balance sheet securitizations and whole-loan sale transactions for the periods indicated:

	Second Quarter		First Half

	2006	2005	2006	2005

	(in billions)
North America segment
Public retail	$—	$3.0	$—	$7.5
Conduit	—	0.8	1.0	2.8
Motown Notes program	—	—	—	1.4
Public wholesale	—	2.3	—	2.3

Total North America segment	—	6.1	—	14.0
International segment
Europe
Public	—	0.2	0.1	0.4
Conduit	0.1	0.2	0.1	0.3

Total Europe	0.1	0.4	0.2	0.7
Asia-Pacific	—	—	—	—
Latin America	0.3	—	0.7	—

Total International segment	0.4	0.4	0.9	0.7

Net proceeds	0.4	6.5	1.9	14.7
Whole-loan sales	—	—	1.0	1.5

Total net proceeds	0.4	6.5	2.9	16.2
Retained interest and other	—	(2.0)	0.2	(2.8)

Total receivables sold	0.4	4.5	3.1	13.4
Prior period sold receivables, net of paydown activity	17.2	38.8	14.5	29.9

Total sold receivables outstanding at the end of the relevant period	17.6	43.3	17.6	43.3
Memo:
Less: Receivables outstanding in whole-loan sale transactions	(3.0)	(4.1)	(3.0)	(4.1)

Total securitized off-balance sheet receivables	$14.6	$39.2	$14.6	$39.2

      In the first half of 2006, total net proceeds from off-balance sheet sales of receivables totaled $2.9 billion, down $13.3 billion compared with a year ago. The decrease in net proceeds primarily reflected the impact of the U.S. public retail transaction being reported on-balance sheet in the first half of 2006. Additionally, we consolidated our off-balance sheet wholesale securitization program in the fourth quarter of 2005, which caused new debt issued by the trust to be reported on-balance sheet.

The Effect of Off-Balance Sheet Receivables Sales Activity on Financial Reporting

      We report the following items in Investment and other income related to sales of receivables on our income statement:

•	Servicing fee income from sold receivables that we continue to service,

•	Net gain on sales of finance receivables,

•	Income on interest in sold wholesale receivables and retained securities, and

•	Income from residual interest and other income.

26

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

      The following table summarizes activity related to off-balance sheet sales of receivables reported in Investment and other income related to sales of receivables for the periods indicated:

	Second Quarter		First Half

	2006	2005	2006	2005

	(in millions)
Servicing fees	$54	$106	$112	$205
Net gain on sales of receivables	30	2	54	27
Income on interest in sold wholesale receivables and retained securities	8	109	16	225
Income on residual interest and other	98	226	218	431

Investment and other income related to sales of receivables	190	443	400	888
Less: Whole-loan income	(17)	(21)	(20)	(37)

Income related to off-balance sheet securitizations	$173	$422	$380	$851

Memo:
Finance receivables sold (in billions)	$0.4	$4.5	$3.1	$13.4
Servicing portfolio as of period-end (in billions)	17.6	43.3	17.6	43.3
Pre-tax gain per dollar of retail receivables sold	7.4%	—	1.7%	0.2%

      In the second quarter and first half of 2006, income related to off-balance sheet securitizations declined $249 million and $471 million respectively, compared with a year ago. The declines primarily reflected lower wholesale-retained interest in securitized assets, servicing fees and income on residual interest due to the accounting consolidation of our wholesale securitization program in the fourth quarter of 2005. This consolidation caused the activity related to these receivables previously sold by us in this program to be reported on-balance sheet.

      The following table shows, on an analytical basis, the earnings impact of our off-balance sheet securitizations as if we had reported them on-balance sheet and funded them through asset-backed financings for the periods indicated:

	Second Quarter		First Half

	2006	2005	2006	2005

	(in millions)
Financing revenue
Retail revenue	$299	$412	$626	$812
Wholesale revenue	—	326	—	627

Total financing revenue	299	738	626	1,439
Borrowing cost	(164)	(294)	(340)	(536)

Net financing margin	135	444	286	903
Net credit losses	(19)	(27)	(42)	(66)

Income before income taxes	$116	$417	$244	$837

Memo:
Income related to off-balance sheet securitizations	$173	$422	$380	$851
Recalendarization impact of off-balance sheet securitizations	57	5	136	14

      In the second quarter and first half of 2006, the impact on earnings of reporting the sold receivables as off-balance sheet securitizations was $57 million and $136 million higher, respectively, than had these transactions been structured as on-balance sheet securitizations. This difference resulted from recalendarization effects caused by gain-on-sale accounting requirements. This effect will fluctuate as the amount of receivables sold in our off-balance sheet securitizations increases or decreases over time. In a steady state of securitization activity, the difference between reporting securitizations on- or off-balance sheet in a particular year approaches zero.

27

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Leverage

      We use leverage, or the debt-to-equity ratio, to make various business decisions, including establishing pricing for retail, wholesale and lease financing, and assessing our capital structure. We calculate leverage on a financial statement basis and on a managed basis using the following formulas:

Financial Statement Leverage	=	Total Debt Equity

Retained
Interest in
				Securitized		Securitized		Cash, Cash		Fair Value
				Off-balance		Off-balance		Equivalents &		Hedge Accounting
		Total Debt	+	Sheet	-	Sheet	-	Marketable	-	Adjustments
				Receivables		Receivables		Securities*		on Total Debt
Managed Leverage	=

Fair Value
Hedge Accounting
				Equity	+	Minority	-	Adjustments
						Interest		on Equity

*	Excluding marketable securities related to insurance activities

     The following table shows the calculation of our financial statement leverage (in billions, except for ratios):

	June 30,	December 31,
	2006	2005

Total debt	$133.7	$134.5
Total stockholder’s equity	11.4	10.7
Financial statement leverage (to 1)	11.8	12.5

      The following table shows the calculation of our managed leverage (in billions, except for ratios):

	June 30,	December 31,
	2006	2005

Total debt	$133.7	$134.5
Securitized off-balance sheet receivables outstanding	14.6	18.0
Retained interest in securitized off-balance sheet receivables	(1.1)	(1.4)
Adjustments for cash and cash equivalents, and marketable securities*	(16.0)	(17.9)
Fair value hedge accounting adjustments	(0.7)	(1.6)

Total adjusted debt	$130.5	$131.6

Total stockholder’s equity (including minority interest)	$11.4	$10.7
Fair value hedge accounting adjustments	(0.1)	(0.0)

Total adjusted equity	$11.3	$10.7

Managed leverage (to 1)	11.5	12.3

*	Excluding marketable securities related to insurance activities

     Our managed leverage strategy involves establishing a leverage level that takes into consideration prevailing market conditions and reflects the risk characteristics of our business. At June 30, 2006, our managed leverage was 11.5 to 1, compared with 12.3 to 1 at year-end 2005. For the remainder of 2006, we expect our managed leverage to trend down slightly from the current ratio of 11.5 to 1. In the first half of 2006, we paid dividends of $650 million.

Accounting Standards Issued But Not Yet Adopted

      In June, 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. This Interpretation prescribes a recognition threshold and a measurement attribute for the financial statement reporting of tax positions taken in tax returns. The Interpretation is effective for fiscal years beginning after December 15, 2006. We are assessing the potential impact on our financial condition and results of operations. In addition, we have not yet adopted SFAS Nos. 155 and 156 as previously discussed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

28

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

Outlook

      We expect our earnings in 2006 to be lower than our earnings in 2005 primarily resulting from the impact of higher interest rates, lower average receivable levels in our managed portfolio and higher depreciation expenses for vehicles subject to operating leases due to market weakness for trucks and medium- and large-sized sport utility vehicles. At year-end 2006, we anticipate managed receivables to be about $145 billion.

Cautionary Statement Regarding Forward-Looking Statements

      Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation, those set forth in Item 1A to Part I of our 2005 10-K Report.

      We cannot be certain that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Other Financial Information

      PricewaterhouseCoopers LLP (“PwC”) has not audited the interim financial information included in this 10-Q report. In reviewing such information, PwC has applied limited procedures in accordance with professional standards for reviews of interim financial information. Accordingly, you should restrict your reliance on their reports on such information. PwC is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the interim financial information because such reports do not constitute “reports” or “parts” of the registration statements prepared or certified by PwC within the meaning of Sections 7 and 11 of the Securities Act of 1933.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

      In our 2005 10-K Report, we discuss in greater detail our market risk, counter-party risk and operating risk. To provide a quantitative measure of the sensitivity of our pre-tax net interest income to changes in interest rates, we use interest rate scenarios that assume a hypothetical, instantaneous increase or decrease in interest rates of 100 basis points (or 1%) across all maturities, as well as a base case that assumes that interest rates remain constant at existing levels. These interest rate scenarios are purely hypothetical and do not represent our view of future interest rate movements. The differences in pre-tax net interest income between these scenarios and the base case over a twelve-month period represent an estimate of the sensitivity of our pre-tax net interest income. Under this model, we estimate that at June 30, 2006, all else constant, such an increase in interest rates would reduce our pre-tax net interest income by approximately $78 million over the next twelve months, compared with $40 million at December 31, 2005. The sensitivity analysis presented above assumes a one-percentage point interest rate change to the yield curve that is both instantaneous and parallel. In reality, interest rate changes are rarely instantaneous or parallel and rates could move more or less than the one percentage point assumed in our analysis. As a result, the actual impact to pre-tax net interest income could be higher or lower than the results detailed above.

29

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

      Michael E. Bannister, our Chief Executive Officer, and Kenneth R. Kent, our Vice Chairman, Chief Financial Officer and Treasurer, have performed an evaluation of the Company’s disclosure controls and procedures, as that term is defined in Rule 13a-15 (e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of June 30, 2006 and each has concluded that such disclosure controls and procedures are effective to ensure that information required to be disclosed in our periodic reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the Securities and Exchange Commission’s rules and regulations.

Changes in Internal Control Over Financial Reporting

      In the second quarter of 2006, we replaced our commercial paper administration system. In addition, as part of an ongoing effort in Europe, we replaced our primary wholesale financing receivable system in Germany.

PART II. OTHER INFORMATION

ITEM 5. OTHER INFORMATION

      Additional information about Ford can be found in Ford’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, filed separately with the SEC and included as an exhibit to this report (without Financial Statements or Exhibits).

      On May 31, 2006, we closed our service center located in Richardson, Texas and on July 31, 2006, we closed our service center in Baltimore, Maryland. We migrated the work to our other regional service centers located in the United States. This action will further harmonize our servicing activities and improve cost efficiency.

ITEM 6. EXHIBITS

      Exhibits: please refer to the Exhibit Index on page 33.

      Instruments defining the rights of holders of certain issues of long-term debt of Ford Credit have not been filed as exhibits to this Report because the authorized principal amount of any one of such issues does not exceed 10% of the total assets of Ford Credit. Ford Credit agrees to furnish a copy of each of such instruments to the Securities and Exchange Commission upon request.

30

SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Ford Motor Credit Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORD MOTOR CREDIT COMPANY

By:	/s/KENNETH R. KENT

(Kenneth R. Kent)
Vice Chairman,
Chief Financial Officer and Treasurer

Date: August 4, 2006

31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Ford Motor Credit Company:

      We have reviewed the accompanying consolidated balance sheet of Ford Motor Credit Company and its subsidiaries as of June 30, 2006, and the related consolidated statements of income for each of the three-month and six-month periods ended June 30, 2006 and 2005 and the consolidated statement of cash flows for the six-month periods ended June 30, 2006 and 2005. These interim financial statements are the responsibility of the Company’s management.

      We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

      Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

      We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of December 31, 2005, and the related consolidated statements of income, stockholder’s equity, and cash flows for the year then ended, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005; and in our report dated March 1, 2006, we expressed unqualified opinions thereon. The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting referred to above are not presented herein. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2005, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.

PricewaterhouseCoopers LLP

/s/ PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan

August 4, 2006

32

FORD MOTOR CREDIT COMPANY

EXHIBIT INDEX

Designation	Description	Method of Filing

Exhibit 12	Ford Motor Credit Company and Subsidiaries Calculation of Ratio of Earnings to Fixed Charges	Filed with this Report
Exhibit 15	Letter of PricewaterhouseCoopers LLP, dated August 4, 2006, relating to Financial Information	Filed with this Report
Exhibit 31.1	Rule 15d-14(a) Certification of CEO	Filed with this Report
Exhibit 31.2	Rule 15d-14(a) Certification of CFO	Filed with this Report
Exhibit 32.1	Section 1350 Certification of CEO	Furnished with this Report
Exhibit 32.2	Section 1350 Certification of CFO	Furnished with this Report
Exhibit 99	Items 2 – 4 of Part I and Items 1, 2, 4 and 5 of Part II of Ford Motor Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006	Incorporated herein by reference to Ford Motor Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. File No. 1-3950.

33

Exhibit 12

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

	First Half	For the Years Ended December 31,

	2006	2005	2004	2003	2002	2001

	(in millions)
Earnings
Income from continuing operations before income taxes	$1,407	$3,861	$4,431	$2,956	$1,979	$1,493
Less: Equity in net income/(loss) of affiliated companies	8	11	(2)	12	13	5
Fixed charges	3,515	5,868	5,364	5,865	6,965	8,958

Earnings before fixed charges	$4,914	$9,718	$9,797	$8,809	$8,931	$10,446

Fixed charges
Interest expense	$3,503	$5,842	$5,333	$5,831	$6,929	$8,922
Rents	12	26	31	34	36	36

Total fixed charges	$3,515	$5,868	$5,364	$5,865	$6,965	$8,958

Ratio of earnings to fixed charges	1.40	1.66	1.83	1.50	1.28	1.17

      For purposes of our ratio, earnings consist of the sum of pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries, less equity in net income or loss of affiliated companies, plus fixed charges. Fixed charges consist of interest on borrowed funds, amortization of debt discount, premium, and issuance expense, and one-third of all rental expense (the proportion deemed representative of the interest factor).

34

Exhibit 15

August 4, 2006

Securities and Exchange Commission

450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Ford Motor Credit Company Registration Statements

Nos. 333-131062 and 333-132557 on Form S-3

Commissioners:

      We are aware that our report dated August 4, 2006 on our review of interim financial information of Ford Motor Credit Company for the three-month and six-month periods ended June 30, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP

35

Exhibit 31.1

CERTIFICATION

I, Michael E. Bannister, Chairman of the Board and Chief Executive Officer of Ford Motor Credit Company, certify that:

      1. I have reviewed this Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 of Ford Motor Credit Company;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

      4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

      5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 4, 2006

/s/ MICHAEL E. BANNISTER

Michael E. Bannister
Chairman of the Board and Chief Executive Officer

36

Exhibit 31.2

CERTIFICATION

I, Kenneth R. Kent, Vice Chairman, Chief Financial Officer and Treasurer of Ford Motor Credit Company, certify that:

      1. I have reviewed this Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 of Ford Motor Credit Company;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

      4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

      5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 4, 2006

/s/ KENNETH R. KENT

Kenneth R. Kent
Vice Chairman, Chief Financial Officer and Treasurer

37

Exhibit 32.1

FORD MOTOR CREDIT COMPANY

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Michael E. Bannister, Chairman of the Board and Chief Executive Officer of Ford Motor Credit Company (the “Company”), hereby certify pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of title 18 of the United States Code, that to my knowledge:

1.	the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, to which this statement is furnished as an exhibit (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MICHAEL E. BANNISTER

Michael E. Bannister
Chairman of the Board and Chief Executive Officer

Date: August 4, 2006

38

Exhibit 32.2

FORD MOTOR CREDIT COMPANY

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Kenneth R. Kent, Vice Chairman, Chief Financial Officer and Treasurer of Ford Motor Credit Company (the “Company”), hereby certify pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of title 18 of the United States Code, that to my knowledge:

1.	the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, to which this statement is furnished as an exhibit (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ KENNETH R. KENT

Kenneth R. Kent
Vice Chairman, Chief Financial Officer and Treasurer

Date: August 4, 2006

39

PART II.     INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.     Indemnification of Directors And Officers.
      Section 145 of the General Corporation Law of Delaware provides as follows:
      145. Indemnification of officers, directors, employees and agents; insurance —

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such persons reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 5 of Article Ninth of the Certificate of Incorporation of Ford Credit provides as follows:
LIMITATION ON LIABILITY OF DIRECTORS;
INDEMNIFICATION AND INSURANCE.
      5.1.     Limitation on Liability of Directors. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

(i) for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii) under Section 174 of the Delaware General Corporation Law or

(iv) for any transaction from which the director derived an improper personal benefit.
      If the Delaware General Corporation Law is amended after approval by the stockholders of this subsection 5.1 of Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
      5.2.     Effect of any Repeal or Modification of Subsection 5.1. Any repeal or modification of subsection 5.1 of this Article NINTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
      5.3.     Indemnification and Insurance.
      5.3a.     Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys’ fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subsection 5.3b of this Article NINTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subsection 5.3a of Article NINTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 5.3a of Article NINTH or otherwise.
      5.3b.     Right of Claimant to Bring Suit. If a claim which the corporation is obligated to pay under subsection 5.3a of this Article NINTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
      5.3c.     Miscellaneous. The provisions of this Section 5.3 of Article NINTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 5.3 of Article NINTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.
      5.3d.     Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 5.3 of Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
      5.3e.     Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
      5.3f.     Indemnification of Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this Section 5.3 of Article NINTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.
      Similar indemnification provisions in Section 5 of Article NINTH of the Certificate of Incorporation of Ford are applicable to directors, officers and employees of Ford Credit who serve as such at the request of Ford.

      Paragraph XXVI (formerly Paragraph XXIV) of Ford’s Savings and Stock Investment Plan provides as follows with respect to the members of the Savings and Stock Investment Plan Committee:
      No member of the Committee or alternate for a member or director, officer or employee of any Participating Company shall be liable for any action or failure to act under or in connection with the Plan, except for his own bad faith; provided, however, that nothing herein shall be deemed to relieve any such person from responsibility or liability for any obligation or duty under ERISA. Each director, officer, or employee of the Company who is or shall have been designated to act on behalf of the Company and each person who is or shall have been a member of the Committee or an alternate for a member or a director, officer or employee of any Participating Company, as such, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company’s written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that a Participating Company may have to indemnify him or hold him harmless.
Item 21(A).     Exhibits.
      See Exhibit Index.
Item 21(B).     Financial Statement Schedules.
      All financial statement schedules of Ford Credit which are required to be included herein are included in the Annual Report of Ford Credit on Form 10-K for the fiscal year ended December 31, 2005 or the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, respectively, which are furnished with the prospectus.

Item 22.	Undertakings.
      (a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
      Provided, however, that:

(A) Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(C) Provided, further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registration is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Ford Credit or Ford of expenses incurred or paid by a director, officer or controlling person of Ford Credit or Ford in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Ford Credit, or Ford, as the case may be, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on the 1st day of September, 2006.

FORD MOTOR CREDIT COMPANY

By:	/s/ Michael E. Bannister*

(Michael E. Bannister)
Chairman of the Board, Chief Executive
Officer and Director
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ Michael E. Bannister* (Michael E. Bannister)		Chairman of the Board, Chief Executive Officer and Director (principal executive officer)

/s/ Kenneth R. Kent (Kenneth R. Kent)		Executive Vice President, Chief Financial Officer, Treasurer and Director (principal financial and accounting officer)

/s/ Donat R. Leclair* (Donat R. Leclair)		Director and Audit Committee Member

/s/ James C. Gouin* (James C. Gouin)		Director and Audit Committee Member	September 1, 2006

/s/ Ann Marie Petach* (Ann Marie Petach)		Director and Audit Committee Member

/s/ Terry D. Chenault* (Terry D. Chenault)		Director

/s/ John T. Noone* (John T. Noone)		Director

/s/ A. J. Wagner* (A. J. Wagner)		Director

*By:	/s/ Stacy P. Thomas (Stacy P. Thomas) Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3-A	Restated Certificate of Incorporation of Ford Motor Credit Company, filed as Exhibit 3-A to Ford Motor Credit Company Report on Form 10-K for the year ended December 31, 1987 and incorporated herein by reference. File No. 1-6368.

Exhibit 3-B	By-Laws of Ford Motor Credit Company as amended through March 1, 2006, filed as Exhibit 3-B to Ford Motor Credit Company Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference. File No. 1-6368.

Exhibit 4-A	Indenture dated as of February 1, 1985 between Ford Credit and JPMorgan Chase Bank, N.A. as successor to Manufacturers Hanover Trust Company, relating to the debt securities, filed as Exhibit 4-A to Registration Statement No. 2-95568 and incorporated herein by reference.

Exhibit 4-B	Forms of debt securities are included in Exhibit 4-B to Registration Statement No. 33-41060 and in Exhibits 4-F, 4-G and 4-I to this Registration Statement. Any additional form or forms of debt security will be filed with the Commission.

Exhibit 4-C	First Supplemental Indenture dated as of April 1, 1986 between Ford Credit and JPMorgan Chase Bank, N.A. as successor to Manufacturers Hanover Trust Company, relating to the debt securities, filed as Exhibit 4-B to Ford Credit’s Current Report on Form 8-K dated April 29, 1986 and incorporated herein by reference.

Exhibit 4-D	Second Supplemental Indenture dated as of September 1, 1986 between Ford Credit and JPMorgan Chase Bank, N.A. as successor to Manufacturers Hanover Trust Company, relating to the debt securities, filed as Exhibit 4-B to Ford Credit’s Current Report on Form 8-K dated August 28, 1986 and incorporated herein by reference.

Exhibit 4-E	Third Supplemental Indenture dated as of March 15, 1987 between Ford Credit and JPMorgan Chase Bank, N.A. as successor to Manufacturers Hanover Trust Company, relating to the debt securities, filed as Exhibit 4-E to Registration Statement No. 33-12928 and incorporated herein by reference.

Exhibit 4-F	Fourth Supplemental Indenture dated as of April 15, 1988 between Ford Credit and JPMorgan Chase Bank, N.A. as successor to Manufacturers Hanover Trust Company relating to the debt securities filed as Exhibit 4-F to Post-Effective Amendment No. 1 to Registration Statement No. 33-20081 and incorporated herein by reference.

Exhibit 4-G	Fifth Supplemental Indenture dated as of September 1, 1990 between Ford Credit and JPMorgan Chase Bank, N.A. as successor to Manufacturers Hanover Trust Company relating to the debt securities filed as Exhibit 4-G to Registration Statement No. 33-41060 and incorporated herein by reference.

Exhibit 4-H	Sixth Supplemental Indenture dated as of June 1, 1998 between Ford Motor Credit Company and JPMorgan Chase Bank, N.A. as successor to Manufacturers Hanover Trust Company relating to the debt securities, filed as Exhibit 4.1 to Ford Credit’s Current Report on Form 8-K dated June 15, 1998 and incorporated herein by reference.

Exhibit 4-I	Seventh Supplemental Indenture dated as of January 15, 2002 between Ford Motor Credit Company and JPMorgan Chase Bank, N.A. as successor to Manufacturers Hanover Trust Company relating to the debt securities filed as Exhibit 4-I to Registration Statement No. 333-75234 and incorporated herein by reference.

Exhibit 4-J	Eighth Supplemental Indenture dated as of June 5, 2006 between Ford Motor Credit Company and JPMorgan Chase Bank, N.A. as successor to Manufacturers Hanover Trust Company relating to the debt securities, filed as Exhibit 4.2 to Ford Credits’ Current Report on Form 8-K dated May 25, 2006 and incorporated herein by reference.

Exhibit No.	Description

Exhibit 5*	Opinion of Stacy P. Thomas, Assistant Secretary of Ford Credit, as to the legality of the Ford Credit Notes registered hereunder.

Exhibit 12*	Calculation of Ratios of Earnings to Fixed Charges of Ford Credit is included as Exhibit 12 to Ford Credit’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, attached to the prospectus included in this Registration Statement.

Exhibit 15*	Letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information of Ford Credit.

Exhibit 23-A*	Consent of PricewaterhouseCoopers LLP regarding Ford Credit.

Exhibit 23-B*	Consent of Stacy P. Thomas is contained in his opinion filed as Exhibit 5 to this Registration Statement.

Exhibit 24*	Powers of Attorney.

Exhibit 25*	Statement of Eligibility on Form T-1 of JPMorgan Chase Bank, N.A.

Exhibit 99-A	Form of Letter of Transmittal

Exhibit 99-B	Form of Letter to Brokers, etc.

Exhibit 99-C	Form of Letter to Clients

*	Filed herewith.